Exhibit 99.1
                         AGREEMENT OF PURCHASE AND SALE

        This Agreement, dated as of July ____, 2005, is between ZELLER HOLDINGS CORP., an Illinois corporation, as trustee for ZELLER-OFP TRUST, an Illinois trust ("SELLER"), and HARVARD PROPERTY TRUST, LLC, a Delaware limited liability company, d/b/a Behringer Harvard Funds ("BUYER").

                                   ARTICLE I

                          PURCHASE AND SALE OF PROPERTY

        SECTION 1.1     PURCHASE AND SALE.

        Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, subject to the terms, covenants and conditions set forth herein, the following property (collectively, the "PROPERTY"):

                (A) REAL PROPERTY. The land legally described in EXHIBIT A attached hereto and made a part hereof located in the City of Minneapolis, State of Minnesota, together with (1) all improvements located thereon or therein (the "IMPROVEMENTS"), (2) all of Seller's interest in and to all rights, benefits, privileges, easements, tenements, hereditaments, rights-of-way and other appurtenances thereto, including all development and air rights, and (3) all of Seller's interest in all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining such land (all of the foregoing being hereinafter collectively referred to as the "REAL PROPERTY");

                (B) LEASES. All of the landlord's interest in and to all of the Leases (as defined in Section 2.1(b) below) of the Real Property, including Leases entered into after the date of this Agreement as permitted by this Agreement;

                (C) TANGIBLE PERSONAL PROPERTY. All of the equipment, machinery, furniture, furnishings, supplies and other tangible personal property, if any, owned by Seller and now or hereafter located on and used exclusively in the operation, ownership or maintenance of the Real Property (collectively, the "TANGIBLE PERSONAL PROPERTY"), but specifically excluding from, and not considered part of, the Tangible Personal Property (1) any items of personal property owned by tenants of the Property, (2) any items of personal property listed in SCHEDULE 1 attached hereto and made a part hereof, (3) any items of personal property owned by third parties and leased to Seller listed on EXHIBIT G, and (4) proprietary computer software, systems and equipment and related licenses used in connection with the operation or management of the Property; and

                (D) INTANGIBLE PERSONAL PROPERTY. To the extent assignable at no cost to Seller, all intangible personal property, if any, owned by Seller and related to the Real Property and the Improvements, including, without limitation: any trade names and trademarks associated with the Real Property and the Improvements; any plans and specifications and other architectural and engineering drawings for the Improvements; any warranties; any Service Contracts (as defined in Section 2.1(b) below) and other contract rights related to the Property (but only to the extent Seller's obligations thereunder are expressly assumed by Buyer pursuant to the Assignment of

Leases as defined in Section 8.3(a)(3) below); and any governmental permits, approvals and licenses (including any pending applications) (collectively, the "INTANGIBLE PERSONAL PROPERTY").

        SECTION 1.2     PURCHASE PRICE.

                (A) The purchase price of the Property is Fifty-Seven Million One Hundred Fifty Thousand and no/100 Dollars ($57,150,000.00) (the "PURCHASE PRICE").

                (B)     The Purchase Price shall be paid as follows:

                        (1) Within three (3) business days after the Effective Date, Buyer shall deposit in escrow with First American Title Insurance Company (the "TITLE COMPANY") cash or other immediately available funds in the amount of Two Million Five Hundred Thousand and no/100 Dollars ($2,500,000.00), which sum shall be increased to Five Million and no/100 Dollars ($5,000,000.00) within three (3) business days after the expiration of the Contingency Period, provided this Agreement has not been terminated prior to the end of the Contingency Period (the "Deposit"). One Million and no/100 Dollars ($1,000,000.00) of the Deposit (the "INITIAL PORTION") shall be non-refundable to Buyer from and after the Effective Date for any reason whatsoever except as otherwise expressly provided herein. In the event Buyer waives or is deemed to have waived Buyer's right to terminate this Agreement pursuant to Section 2.2 below, the entire Deposit shall be non-refundable to Buyer for any reason whatsoever except as otherwise expressly provided herein.

The Deposit shall be held in an interest bearing account and all interest thereon, less investment fees, if any, shall be deemed a part of the Deposit. If the sale of the Property as contemplated hereunder is consummated, then the Deposit shall be paid to Seller at the Closing (as defined in Section 1.2(b)(2) below) and credited against the Purchase Price. If the sale of the Property is not consummated due to Seller's default hereunder, then Buyer may elect, as Buyer's sole and exclusive remedy, either to: (1) terminate this Agreement and receive a refund of the Deposit (including the Initial Portion), in which event neither party shall have any further rights or obligations hereunder except as provided in Sections 6.1, 9.3 and 9.9 below, or (2) enforce specific performance of this Agreement. Buyer shall not have any other rights or remedies hereunder as a result of any default by Seller prior to Closing, and Buyer hereby waives any other such remedy as a result of a default hereunder by Seller. If the sale is not consummated due to any default by Buyer hereunder, then Seller shall retain the Deposit as liquidated damages as its sole and exclusive remedy. Seller shall not have any other rights or remedies hereunder as a result of any default by Buyer prior to Closing, and Seller hereby waives any other such remedy as a result of a default hereunder by Buyer. The parties have agreed that Seller's actual damages, in the event of a failure to consummate this sale due to Buyer's default prior to Closing, would be extremely difficult or impracticable to determine. After negotiation, the parties have agreed that, considering all the circumstances existing on the date of this Agreement, the amount of the Deposit is a reasonable estimate of the damages that Seller would incur in such event.

                        (2) The balance of the Purchase Price (plus or minus the prorations pursuant to Section 8.5 hereof) shall be paid to Seller in cash or by wire transfer of other immediately available funds at the consummation of the purchase and sale contemplated hereunder (the "CLOSING").

                                   ARTICLE II

                                   CONDITIONS

        SECTION 2.1     BUYER'S CONDITIONS PRECEDENT.

        Subject to the provisions of Section 9.3 hereof, Seller has provided and/or shall provide Buyer and its consultants and other agents and representatives with access to the Property to perform Buyer's inspections and review and determine the present condition of the Property. Seller has either delivered to Buyer's offices or made available to Buyer at the Property copies of all Due Diligence Materials (as defined in Section 2.2 below) in Seller's possession or reasonably accessible to Seller, except as otherwise specifically provided herein. Notwithstanding anything to the contrary contained herein, the Due Diligence Materials shall expressly exclude (i) those portions of the Due Diligence Materials that would disclose Seller's cost of acquisition of the Real Property, or cost of construction of the Improvements and related soft costs, or any estimates of costs to repair, replace, remediate or maintain the Real Property, (ii) any reports, presentations, summaries and the like prepared for any of Seller's boards, committees, partners or investors in connection with its consideration of the acquisition of the Real Property, construction of the Improvements or sale of the Property, (iii) any proposals, letters of intent, draft contracts or the like prepared by or for other prospective purchasers of the Property or any part thereof, (iv) Seller's internal memoranda, attorney-client privileged materials, or internal appraisals, and (v) any information which is the subject of a confidentiality agreement between Seller and a third party (the items described in clauses (i), (ii) (iii), (iv) and (v) being collectively referred to as the "CONFIDENTIAL INFORMATION"). Buyer's obligation to purchase the Property is conditioned upon Buyer's review and approval of the following, within the applicable time periods described in Sections 2.2 and 4.1 hereof:

                (A) Title to the Property and survey matters in accordance with Article IV below.

                (B) The Due Diligence Materials, including, but not limited to, tenant leases, any guaranties thereof and any other occupancy agreements, and all amendments and modifications thereof (collectively, the "LEASES") affecting the Property, and of all contracts pertaining to the operation of the Property, including all management, leasing, service and maintenance agreements listed on EXHIBIT G, and equipment leases listed on EXHIBIT G (collectively, the "SERVICE CONTRACTS").

                (C)     The physical condition of the Property.

                (D) The zoning, land use, building, environmental and other statutes, rules, or regulations applicable to the Property.

                (E) Operating statements and financial books and records pertaining to the operation of the Property for each of the three (3) most recent years during which the Property has been owned by Seller and for the current year (to the extent available), current rent roll, schedule of accounts receivable, tenant correspondence files, current real estate tax bills, any warranties, licenses, permits, certificates of occupancy and plans and specifications either in Seller's possession or within Seller's control at the Property, a list of Tangible Personal Property in such form as Seller shall have in its possession for the Property, other agreements or documents pertaining to the Property which will be binding on Buyer after Closing, and the other items listed on EXHIBIT L attached hereto.

        SECTION 2.2     CONTINGENCY PERIOD.

        Buyer shall have until 5:00 p.m. (Central time) on the day that is fifteen (15) days after the Effective Date (such period being referred to herein as the "CONTINGENCY PERIOD") to review and approve the matters described in Sections 2.1(b)-(e) above in Buyer's sole discretion (provided that title and survey review and approval shall be governed by the provisions of Section 4.1 below). If Buyer disapproves of any such matters, then Buyer may terminate this Agreement by notifying Seller thereof in writing before the end of the Contingency Period and, in such instance, the Deposit (other than the Initial Portion, provided that if Buyer properly terminates pursuant to Section 4.1,
Section 4.1 shall control) shall be returned to Buyer, the Initial Portion shall be paid to Seller, and neither party shall have any further rights or obligations hereunder except as provided in Sections 6.1, 9.3 and 9.9 below. In the event Buyer fails to provide Seller with notice of termination prior to the expiration of the Contingency Period, Buyer shall be deemed to have approved all of the matters described in Sections 2.1(a)-(e) above (subject to the provisions of Section 4.1 below as to title and survey matters), including, without limitation, all documents, Service Contracts and other contracts, agreements, Leases, reports and other items and materials related to the Property prepared by or on behalf of Seller and delivered or made available to Buyer (collectively, the "DUE DILIGENCE MATERIALS"), and the entire Deposit shall become nonrefundable except as expressly provided herein.

        SECTION 2.3     AUDIT BY BUYER.

        Buyer has advised Seller that Buyer must cause to be prepared up to three (3) years of audited financial statements in respect of the Property in compliance with the policies of Buyer and certain laws and regulations, including, without limitation, Securities and Exchange Commission Regulation S-X, Rule 3-14. Seller agrees to use reasonable efforts to cooperate with Buyer's auditors in the preparation of such audited financial statements (it being understood and agreed that the foregoing covenant shall survive the Closing). Without limiting the generality of the preceding sentence (a) Seller shall, during normal business hours, allow Buyer's auditors reasonable access to such books and records maintained by Seller (and Seller's manager of the Property) in respect of the Property as necessary to prepare such audited financial statements; (b) Seller shall use reasonable efforts to provide to Buyer such financial information and supporting documentation as are necessary for Buyer's auditors to prepare audited financial statements; (c) Seller will make available for interview by Buyer and Buyer's auditors the manager of the Property or other agents or representatives of Seller responsible for the day-to-day operation of the Property and the keeping of the books and records in respect of the operation of the Property; and (d) if Seller has audited financial statements with respect to the Property, Seller shall promptly provide Buyer's auditors with a copy of such audited financial statements. If after the Closing Date Seller obtains an audited financial statement in respect of the Property for a fiscal period prior to the Closing Date that was not completed as of the Closing

Date, then Seller shall promptly provide Buyer with a copy of such audited financial statement, and the foregoing covenant shall survive Closing. Seller's agreement to cooperate under this Section 2.3 shall not include any obligation to pay costs or expenses incurred in connection with any audit performed by Buyer. Seller makes no representation or warranty concerning the accuracy or completeness of any books, records, financial information and/or supporting documentation reviewed by Buyer in connection with performing any audit nor shall any matter discovered during the audit process be deemed an "Exception Matter" as defined in Section 3.2 hereof.

                                  ARTICLE III

                               BUYER'S EXAMINATION

        SECTION 3.1     REPRESENTATIONS AND WARRANTIES OF SELLER.

        Subject to the disclosures contained in SCHEDULE 2 attached hereto and made a part hereof (the "DISCLOSURE ITEMS"), matters contained in the Due Diligence Materials, and any matters of public record where the Property is located, Seller hereby makes the following representations and warranties with respect to the Property. Notwithstanding anything to the contrary contained herein or in any document delivered in connection herewith, Seller shall have no liability with respect to the Disclosure Items.

                (A) Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller's creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Seller's assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Seller's assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

                (B) Seller is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code of 1986, as amended (the "CODE") and any related regulations.

                (C) This Agreement has been, and all documents executed by Seller which are to be delivered to Buyer at Closing will be, duly authorized, executed and delivered by Seller; and this Agreement does not and such other documents will not violate any provision of any agreement or judicial order to which Seller is a party or to which Seller or, to the best of Seller's knowledge, the Property is subject.

                (D) The only Leases in force for the Property are set forth in a tenant list attached hereto as EXHIBIT B and made a part hereof and to the best of Seller's knowledge Seller has received no written notice of any default by Seller with respect to such Leases which has not been cured. Seller has delivered or will promptly deliver to Buyer true and complete copies of each Lease. To Seller's knowledge, there is no material default by the tenant or landlord under any Lease.

                (E) The only Service Contracts that will be in effect for the Property at Closing are set forth in a list of Service Contracts attached hereto as EXHIBIT G and made a part hereof. Seller has delivered or will promptly deliver to Buyer true and complete copies of each

Service Contract. To Seller's knowledge, there is no material default under any Service Contract by any party thereto.

                (F) To the best of Seller's knowledge, there is no litigation or governmental proceeding (including, but not limited to any condemnation proceeding) pending or threatened with respect to the Property, or with respect to Seller which impairs Seller's ability to perform its obligations under this Agreement, except for any personal injury or property damage action for which there is adequate insurance coverage.

                (G) To the best of Seller's knowledge, Seller does not know of any and has not received any written notice from any governmental authority of any violation of any law, code, regulation, statute, ordinance, condition, or restriction of record applicable to the Property (including, without limitation, any Environmental Law as defined in Section 3.6(a)(2) below) that has not been corrected.

                (H)     Seller has no employees.

                (I) Except as provided on SCHEDULE 5, attached hereto, all leasing commissions attributable to the execution of Leases existing as of the Effective Date or the move-in of tenants occupying the Property as of the Effective Date have either been paid in full or will be paid in full before the Closing. Except as may be set forth in the Leases, there are no agreements obligating the owner of the Property to pay leasing commissions upon the renewal or extension of the Leases.

        Each of the representations and warranties of Seller contained in this
Section 3.1: (1) shall be true in all material respects as of the date of Closing, subject in each case to (A) any Exception Matters (as defined below),
(B) the Disclosure Items, and (C) other matters expressly permitted in this Agreement or otherwise specifically approved in writing; and (2) shall survive the Closing as provided in Section 3.3 below.

        SECTION 3.2     NO LIABILITY FOR EXCEPTION MATTERS.

        As used herein, the term "EXCEPTION MATTER" shall refer to a matter which would make a representation or warranty of Seller contained in this Agreement untrue or incorrect and which is disclosed to Buyer in the Due Diligence Materials, the Disclosure Items, or otherwise, or by written notice, or is otherwise discovered by Buyer before the Closing, including, without limitation, matters disclosed in any tenant estoppel certificate or from interviews with tenants, property managers or any other person. If Buyer first obtains knowledge of any material Exception Matter after the close of the Contingency Period and prior to Closing and such Exception Matter was not contained in the Due Diligence Materials or the Disclosure Items, Buyer's sole remedy shall be to terminate this Agreement on the basis thereof, upon written notice to Seller within the earlier of (a) five (5) days following Buyer's discovery of such Exception Matter or (b) the Closing, which ever occurs first, in which event the Deposit (including the Initial Portion) shall be returned to Buyer, unless within five (5) days after receipt of such notice or by the Closing, as the case may be, Seller notifies Buyer in writing that it elects to attempt to cure or remedy such Exception Matter, in which event there shall be no return of the Deposit unless and until Seller is unable to so cure or remedy within the time period set forth below. Seller shall be entitled to extend the Closing Date (as defined in Section 8.2 below) for up to fifteen (15) business days in order to attempt to cure or remedy any Exception Matter. Buyer's failure to give notice within five
(5) days after it has obtained knowledge of a material Exception Matter shall be deemed a waiver by Buyer of such Exception Matter. Seller shall have no obligation to cure or remedy any Exception Matter, even if Seller has notified Buyer of Seller's election to attempt to cure or remedy any Exception Matter (except as specifically provided in Section 4.1(c) hereof), and, subject to Buyer's right to terminate this Agreement as set forth above, Seller shall have no liability whatsoever to Buyer with respect to any Exception Matters. Upon any termination of this Agreement, neither party shall have any further rights nor obligations hereunder, except as provided in Sections 6.1, 9.3 and 9.9 below. If Buyer obtains knowledge of any Exception Matter before the Closing, but nonetheless elects to proceed with the acquisition of the Property, Seller shall have no liability with respect to such Exception Matter, notwithstanding any contrary provision, covenant, representation or warranty contained in this Agreement.

        SECTION 3.3     SURVIVAL OF SELLER'S REPRESENTATIONS AND WARRANTIES OF
                        SALE.

        The representations and warranties of Seller contained herein or in any Other Documents shall survive for a period of ending on January 31, 2006. Any claim which Buyer may have against Seller for a breach of any such representation or warranty, whether such breach is known or unknown, which is not specifically asserted by written notice to Seller within such period and which is not the basis for an action commenced within sixty (60) days after the expiration of such period shall not be valid or effective, and Seller shall have no liability with respect thereto.

        SECTION 3.4     SELLER'S KNOWLEDGE.

        For purposes of this Agreement and any document delivered at Closing, whenever the phrase "TO THE BEST OF SELLER'S KNOWLEDGE" or the "KNOWLEDGE" of Seller or words of similar import are used, they shall be deemed to mean and are limited to the current actual knowledge only of James P. Gearen, Steven Herron and Jon Kuskie, at the times indicated only, and not any implied, imputed or constructive knowledge of such individual(s) or of Seller or any Seller Related Parties (as defined in Section 3.7 below), and without any independent investigation or inquiry having been made or any implied duty to investigate, make any inquiries or review the Due Diligence Materials. Furthermore, it is understood and agreed that such individual(s) shall have no personal liability in any manner whatsoever hereunder or otherwise related to the transactions contemplated hereby.

        SECTION 3.5     REPRESENTATIONS AND WARRANTIES OF BUYER.

        Buyer represents and warrants to Seller as follows:

                (A) This Agreement and all documents executed by Buyer which are to be delivered to Seller at Closing do not and at the time of Closing will not violate any provision of any agreement or judicial order to which Buyer is a party or to which Buyer is subject.

                (B) Buyer has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Buyer's creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Buyer's assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Buyer's assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

                (C) Buyer has been duly organized, is validly existing and is in good standing in the state in which it was formed. If required to do so, on or before Closing, Buyer or its assignee permitted hereby will be qualified to do business in the state in which the Real Property is located. This Agreement has been, and all documents executed by Buyer which are to be delivered to Seller at Closing will be, duly authorized, executed and delivered by Buyer.

                (D) Other than Seller's Broker (as defined in Section 6.1 below), Buyer has had no contact with any broker or finder with respect to the Property.

        Each of the representations and warranties of Buyer contained in this Section shall be deemed remade by Buyer as of the Closing and shall survive the Closing.

        SECTION 3.6     BUYER'S INDEPENDENT INVESTIGATION.

                (A) By Buyer electing to proceed (and not terminating the Agreement) under Section 2.2, Buyer will be deemed to have acknowledged and agreed that it has been given a full opportunity to inspect and investigate each and every aspect of the Property, either independently or through agents of Buyer's choosing, including, without limitation:

                        (1) All matters relating to title and survey, together with all governmental and other legal requirements such as taxes, assessments, zoning, use permit requirements and building codes.

                        (2) The physical condition and aspects of the Property, including, without limitation, the interior, the exterior, the square footage within the improvements on the Real Property and within each tenant space therein, the structure, the foundation, roof, paving, parking facilities, utilities, and all other physical and functional aspects of the Property. Such examination of the physical condition of the Property shall include an examination for the presence or absence of Hazardous Materials, as defined below, which shall be performed or arranged by Buyer (subject to the provisions of Section 9.3 hereof) at Buyer's sole expense. For purposes of this Agreement, "HAZARDOUS MATERIALS" shall mean inflammable explosives, radioactive materials, asbestos, asbestos-containing materials, polychlorinated biphenyls, lead, lead-based paint, radon, mold, under and/or above ground tanks, hazardous materials, hazardous wastes, hazardous substances, oil, or related materials, which are listed or regulated in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 6901, et seq.), the Resources Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901, et seq.), the Clean Water Act (33 U.S.C. Section 1251, et seq.), the Safe Drinking Water Act (14 U.S.C. Section 1401, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.), and the Toxic Substance Control Act (15 U.S.C. Section 2601, et seq.), and any other applicable federal, state or local laws (collectively, "ENVIRONMENTAL LAWS"). Buyer acknowledges that the Property contains a minor amount of asbestos and/or asbestos containing materials and, without intending to limit any other exceptions, disclosures or limitations set forth in this Agreement, Buyer fully accepts such condition.

                        (3) Any easements and/or access rights affecting the Property.

                        (4) The Leases and all matters in connection therewith, including, without limitation, the ability of the tenants to pay the rent and the economic viability of the tenants.

                        (5) The Service Contracts and any other documents or agreements of significance affecting the Property.

                        (6) All other matters of material significance affecting the Property, including, but not limited to, the financial condition of the Property, as set forth in the Due Diligence Materials or otherwise.

                (B) Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller to Buyer in connection with the transaction contemplated hereby. Buyer acknowledges and agrees that all materials, data and information delivered by Seller to Buyer in connection with the transaction contemplated hereby are provided to Buyer as a convenience only and that any reliance on or use of such materials, data or information by Buyer shall be at the sole risk of Buyer, except as otherwise expressly stated herein. Without limiting the generality of the foregoing provisions, Buyer acknowledges and agrees that (a) any environmental or other report with respect to the Property which is delivered by Seller to Buyer shall be for general informational purposes only, (b) Buyer shall not have any right to rely on any such report delivered by Seller to Buyer, but rather will rely on its own inspections and investigations of the Property and any reports commissioned by Buyer with respect thereto, (c) neither Seller, any affiliate of Seller nor the person or entity which prepared any such report delivered by Seller to Buyer shall have any liability to Buyer for any inaccuracy in or omission from any such report and (d) the failure to deliver any report as to the environmental or other condition of the Property, including any proposal for work at the Property which was not performed by Seller, shall not be actionable by Buyer under this Agreement or otherwise.

                (C) EXCEPT AS EXPRESSLY SET FORTH IN SECTION 3.1 ABOVE AND ELSEWHERE IN THIS AGREEMENT, BUYER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT SELLER IS SELLING AND BUYER IS PURCHASING THE PROPERTY ON AN "AS IS WITH ALL FAULTS" BASIS AND THAT BUYER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM SELLER, ANY SELLER RELATED PARTIES, OR THEIR AGENTS OR BROKERS, OR ANY OTHER PERSON ACTING OR PURPORTING TO ACT ON BEHALF OF SELLER, AS TO ANY MATTERS CONCERNING THE PROPERTY, INCLUDING WITHOUT LIMITATION: (i) the quality, nature, adequacy and physical condition and aspects of the Property, including, but not limited to, the structural elements, foundation, roof, appurtenances, access, landscaping, parking facilities and the electrical, mechanical, HVAC, plumbing, fire safety, sewage, and utility systems, facilities and appliances, the square footage within the improvements on the Real Property and within each tenant space therein, (ii) the quality, nature, adequacy, and physical condition of soils, geology and any groundwater, (iii) the existence, quality, nature, adequacy and physical condition of utilities serving the Property, (iv) the development potential of the Property, and the Property's use, habitability, merchantability, or fitness, suitability, value or adequacy of the Property for any particular purpose, (v) the zoning or other legal status of the Property or any other public or private restrictions on use of the Property, (vi) the compliance of the Property or its operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions of any governmental or quasi-governmental entity or of any other person or entity,
(vii) the presence of asbestos and other Hazardous Materials on, under or about the Property, (viii) the quality of any labor and materials used in any improvements on the Real Property, (ix) the condition of title to the Property,
(x) the Leases, Service Contracts, or other documents or agreements affecting the Property, or any information contained in any rent roll furnished to Buyer for the Property, (xi) the value, economics of the operation or income potential of the Property, or (x) any other fact or condition which may affect the Property, including without limitation, the physical condition, value, economics of operation or income potential of the Property. In addition, Seller shall have no legal obligation to apprise Buyer regarding any event or other matter involving the Property which occurs after the Effective Date or to otherwise update the Due Diligence Materials, unless and until an event or other matter occurs which would cause Seller to be unable to remake any of its representations or warranties contained in this Agreement.

        SECTION 3.7     RELEASE.

        Without limiting the above, and subject to the representations and warranties of Seller contained in Section 3.1 hereof, Buyer on behalf of itself and its successors and assigns waives its right to recover from, and forever releases and discharges, Seller, Seller's affiliates, the partners, trustees, beneficiaries, shareholders, members, managers, directors, officers, employees and agents and representatives of each of them, and their respective heirs, successors, personal representatives and assigns (collectively, the "SELLER RELATED PARTIES"), from any and all demands, claims, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever (including, without limitation, court costs and attorneys' fees and disbursements), whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with (i) the physical condition of the Property including, without limitation, all structural elements, all mechanical, electrical, plumbing, sewage, heating, ventilating, air conditioning and other systems, the environmental condition of the Property and the presence of Hazardous Materials on, under or about the Property, or (ii) any law or regulation applicable to the Property, including, without limitation, any Environmental Law and any other federal, state or local law. Nothing contained in the foregoing provisions, however, will limit the liability of Seller under actions commenced after Closing with respect to any obligation or representation of Seller which by the terms of this Agreement survives Closing.

        SECTION 3.8     SURVIVAL.

        The provisions of this Article III shall survive the Closing subject to the limitations and qualifications contained in such provisions and in Section
9.11 hereof.

                                   ARTICLE IV

                                      TITLE

        SECTION 4.1     CONDITIONS OF TITLE.

                (A) Seller has delivered to Buyer a title commitment (the "TITLE COMMITMENT") from the Title Company and copies of all underlying documents relating to title exceptions referred to therein. Seller has also furnished to Buyer a copy of that certain As-Built Survey for One Financial Plaza dated July 26, 1999 (the "EXISTING Survey") prepared by Harry S. Johnson Co., Inc. Seller has ordered from the surveyor that prepared the Existing Survey an ALTA Survey of the Real Property (the "SURVEY"). Seller shall provide Buyer a copy of the Survey promptly upon receipt. The Survey shall be certified to the Title Company, Buyer, Buyer's Lender (upon receipt of such lender's name) and Seller and shall otherwise be sufficient to ensure that the Title Company may issue the Title Policy without any standard survey exception. The cost of the Survey shall be paid as provided in Section 8.5(b).

                (B) No later than five (5) business days after the Effective Date (the "TITLE REVIEW DATE"), Buyer shall furnish Seller with a written statement of objections, if any, to the Title Commitment and the Existing Survey (collectively, "OBJECTIONS"). All Objections (whether to the Title Commitment, Existing Survey, the Survey, or a Title Commitment Update) must be made in good faith and be reasonable given the context of the size, scope and nature of the transaction contemplated by this Agreement (it being agreed that any Objection made at the suggestion of, or in consideration of, the lender providing financing for Buyer's acquisition of the Property shall be deemed to be made in good faith and reasonable). The matters listed on SCHEDULE 4 attached hereto and made a part hereof (collectively, the "Permitted Title Exceptions") shall not be the basis for an Objection. Upon Buyer's receipt of the Survey, and/or in the event the Title Company amends or updates the Title Commitment after the Title Review Date (a "TITLE COMMITMENT UPDATE"), Buyer shall furnish Seller with a written statement of Objections to any matter first raised in the Survey and/or in the Title Commitment Update within five (5) business days after its receipt of the Survey or such Title Commitment Update, as the case may be (each, an "UPDATE REVIEW PERIOD"), provided that Buyer may not Object to any matter shown on the Survey unless it was not disclosed on the Existing Survey. Should Buyer fail to notify Seller in writing of its Objection to any matter in the Title Commitment or on the Existing Survey prior to the Title Review Date, or to any matter first disclosed on the Survey or in a Title Commitment Update prior to the Update Review Period, as applicable, Buyer shall be deemed to have approved all such matters which shall be considered to be "CONDITIONS OF TITLE" as defined in Section 4.1(e) below.

                (C)     If Seller receives a timely Objection in accordance with
Section 4.1(b) ("BUYER'S NOTICE"), Seller shall have the right, but not the obligation, within five (5) business days after receipt of Buyer's Notice ("SELLER'S RESPONSE PERIOD"), to elect to attempt to cure any such matter upon written notice to Buyer ("SELLER'S Response"), and may extend the Closing Date for up to fifteen (15) business days to allow such cure. If Seller does not give any Seller's Response, Seller shall be deemed to have elected not to attempt to cure any such matters. Notwithstanding the foregoing, Seller shall in any event be obligated to cure all matters or items (i) that are mortgage liens or security interests against the Property, in each case granted by

Seller (and not tenants of the Property or other third parties), (ii) that are real estate tax liens, other than liens for taxes and assessments not yet delinquent, (iii) that have been voluntarily placed against the Property by Seller (and not tenants of the Property or other third parties) after the date of this Agreement and that are not otherwise permitted pursuant to the provisions hereof, and (iv) that are mechanic's liens encumbering any portion of the Property and for which Seller engaged the contractor or supplier claiming the lien, or any subcontractor working under a contractor engaged by Seller. Seller shall be entitled to apply the Purchase Price towards the payment or satisfaction of such liens, and may cure any Objection by causing the Title Company to insure against collection of the same out of the Property.

                (D) If Seller elects (or is deemed to have elected) not to attempt to cure any Objections raised in any Buyer's Notice timely delivered by Buyer to Seller pursuant to Section 4.1(b), or if Seller notifies Buyer that it elects to attempt to cure any such Objection but then does not for any reason effect such cure on or before the Closing Date as it may be extended hereunder, then Buyer, as its sole and exclusive remedy, shall have the option of terminating this Agreement by delivering written notice thereof to Seller within three (3) business days after (as applicable) (i) its receipt of Seller's Response stating that Seller will not attempt to cure any such Objection or (ii) the expiration of Seller's Response Period if Seller does not deliver a Seller's Response but in no event later than the Closing Date (as it may be extended hereunder), or in the event Seller fails to cure at Closing any Objection which Seller has previously elected to attempt to cure pursuant to a Seller's Response. In the event of such a termination, the Deposit (excluding the Initial Portion) shall be returned to Buyer, and neither party shall have any further rights or obligations hereunder except as provided in Sections 6.1, 9.3 and 9.9 below. Notwithstanding the previous sentence, if the matter giving rise to termination is a new matter that does not appear in the Title Commitment or Existing Survey and such matter materially and adversely affects the Property, the Initial Portion of the Deposit shall also be returned to Buyer. If no such termination notice is timely received by Seller hereunder, Buyer shall be deemed to have waived all such Objections in which event those Objections shall become "CONDITIONS OF TITLE" under Section 4.1(e). If the Closing is not consummated for any reason other than Seller's default hereunder, Buyer shall be responsible for any title or escrow cancellation charges.

                (E) At the Closing, Seller shall convey title to the Property to Buyer by limited warranty deed in the form of EXHIBIT C attached hereto (the "DEED"), but the deed warranties shall be subject to no exceptions other than:

                (i)     Interests of tenants in possession under the Leases;

                (ii) Matters created by, or with the written consent of, Buyer;

                (iii) Non-delinquent liens for real estate taxes and assessments;

                (iv)    All existing laws and other governmental requirements;
                        and

                (v) Any exceptions disclosed by the Title Commitment and any Title Commitment Update which is approved or deemed approved by Buyer in accordance with this Article IV above, and any other exceptions which would be disclosed by a survey of the Property.

        All of the foregoing exceptions shall be referred to collectively as the "CONDITIONS OF TITLE." Subject to the terms and conditions contained elsewhere in this Agreement, by acceptance of the Deed and the Closing of the purchase and sale of the Property, (x) Buyer agrees it is assuming for the benefit of Seller all of the obligations of Seller with respect to the Conditions of Title from and after the Closing, and (y) Buyer agrees that Seller shall have conclusively satisfied its obligations with respect to title to the Property. The provisions of this Section shall survive the Closing.

        SECTION 4.2     EVIDENCE OF TITLE.

        Delivery of title in accordance with the foregoing shall be evidenced by the willingness of the Title Company to issue, at Closing, its Owner's ALTA Policy of Title Insurance in the amount of the Purchase Price showing title to the Real Property vested in Buyer, subject to the Conditions of Title (the "TITLE POLICY"). The Title Policy may contain such endorsements as reasonably required by Buyer (including extended coverage) provided that the issuance of such endorsements shall not be a condition to Buyer's obligations hereunder. Buyer may obtain such title reinsurance pertaining to the Property as reasonably required by Buyer provided the issuance of such reinsurance shall not be a condition to Buyer's obligations hereunder. Buyer shall pay the costs for all such endorsements and reinsurance. Seller shall have no obligation to provide any indemnity or agreement to the Title Company or Buyer to support the issuance of the Title Policy or any such endorsements or reinsurance other than an affidavit as to the existing tenants of the Property and any ongoing construction work at the Property.

                                   ARTICLE V

                       RISK OF LOSS AND INSURANCE PROCEEDS

        SECTION 5.1     MINOR LOSS.

        Buyer shall be bound to purchase the Property for the full Purchase Price as required by the terms hereof, without regard to the occurrence or effect of any damage to the Property or destruction of any improvements thereon or condemnation of any portion of the Property, provided that: (a) in the case of damage to the Property, the cost to repair any such damage or destruction does not exceed One Million Dollars ($1,000,000) in the estimate of an architect or contractor selected by Seller and reasonably acceptable to Buyer, or in the case of a condemnation, the condemnation is not material (as hereinafter defined), and (b) upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to the amount of any insurance proceeds or condemnation awards collected by Seller as a result of any such damage or destruction or condemnation, plus the amount of any insurance deductible, less any sums expended by Seller toward the restoration or repair of the Property (the nature of which restoration or repairs, but not the right of Seller to effect such restoration or repairs, shall be subject to the approval of Buyer, which approval shall not be unreasonably withheld, conditioned or delayed). If the proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Buyer, except to the extent needed to reimburse Seller for sums expended to repair or restore the Property, and Seller shall retain the rights to such proceeds and awards to such extent.

        SECTION 5.2     MAJOR LOSS.

        If the cost to repair the damage or destruction as specified above exceeds One Million no/100 Dollars ($1,000,000.00) in the estimate of an architect or contractor selected by Seller and reasonably acceptable to Buyer or if the condemnation is material (as hereinafter defined), then Buyer may, at its option to be exercised within ten (10) days of Seller's notice (which notice shall include a copy of the estimate of cost to repair in accordance with
Section 5.1(a)) of the occurrence of the damage or destruction or the commencement of condemnation proceedings (but not later than the Closing Date), either terminate this Agreement or consummate the purchase for the full Purchase Price as required by the terms hereof. If Buyer elects to terminate this Agreement by delivering written notice thereof to Seller or fails to give Seller notice within such time period that Buyer will proceed with the purchase, then this Agreement shall terminate, the Deposit (including the Initial Portion) shall be returned to Buyer and neither party shall have any further rights or obligations hereunder except as provided in Sections 6.1, 9.3 and 9.9 below. If Buyer elects to proceed with the purchase, then upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to the amount of any insurance proceeds or condemnation awards collected by Seller as a result of any such damage or destruction or condemnation, plus the amount of any insurance deductible, less any sums expended by Seller toward the restoration or repair of the Property (the nature of which restoration or repairs, but not the right of Seller to effect such restoration or repairs, shall be subject to the approval of Buyer, which approval shall not be unreasonably withheld, conditioned or delayed). If the proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Buyer, except to the extent needed to reimburse Seller for sums expended to repair or restore the Property, and Seller shall retain the rights to such proceeds and awards to such extent. A condemnation shall be deemed material if any portion of fee simple title to the Property is taken or if such condemnation results in an easement or right of occupancy or possession that causes the Property to be in violation of any existing laws or regulations (including, but not limited to, zoning regulations) or permanently, materially and adversely affects the existing access to the Property.

                                   ARTICLE VI

                              BROKERS AND EXPENSES

        SECTION 6.1     BROKERS.

        The parties represent and warrant to each other that no broker or finder was instrumental in arranging or bringing about this transaction except for Northstar Partners ("SELLER'S BROKER"). At Closing, Seller shall pay the commission due to Seller's Broker, which shall be paid pursuant to a separate agreement between Seller and Seller's Broker. If any other person brings a claim for a commission or finder's fee based upon any contact, dealings or communication with Buyer or Seller, then the party with whom such contact, dealings, or communication was made shall defend the other party (the "INDEMNIFIED PARTY") from such claim, and shall indemnify the Indemnified Party and hold the Indemnified Party harmless from any and all costs, damages, claims, liabilities or expenses (including without limitation, court costs and reasonable attorneys' fees and disbursements) incurred by the Indemnified Party in defending against the claim. The provisions of this Section 6.1 shall survive the Closing or, if the purchase and sale is not consummated, any termination of this Agreement.

        SECTION 6.2     EXPENSES.

        Except as expressly provided in this Agreement, each party hereto shall pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

                                  ARTICLE VII

                           LEASES AND OTHER AGREEMENTS

        SECTION 7.1 BUYER'S APPROVAL OF NEW LEASES AND AGREEMENTS AFFECTING THE PROPERTY.

        Between the Effective Date and the Closing, Seller shall continue to have the right to lease the Property in the same manner as before the making of this Agreement, the same as though Seller were retaining the Property, provided that Seller shall not enter into any new Lease or other agreement affecting the Property, or modify or terminate any existing Lease or other agreement affecting the Property, which will be binding on the Property after Closing, except as permitted or required under any Lease and except for other agreements which are terminable on no more than thirty (30) days' notice without payment of any penalty or fee or other cost to Seller, without first obtaining Buyer's approval of the proposed action, which approval will not be unreasonably withheld, conditioned or delayed. In such case, Buyer shall specify in detail the reasons for its disapproval of any such proposed action. If Buyer fails to give Seller notice of its approval or disapproval of any such proposed action requiring its approval under this Section 7.1 within three (3) business days after Seller notifies Buyer of Seller's desire to take such action, then Buyer shall be deemed to have given its approval. Notwithstanding anything set forth herein to the contrary: (a) Buyer hereby approves the leasing transactions described in
SCHEDULE 3 attached hereto, (b) Buyer agrees that Seller may execute leases with such prospective tenants on terms consistent with those described in SCHEDULE 3 in all material respects, and (c) Seller shall pay the Leasing Costs (as defined below) incurred to facilitate such leasing transactions if such leases are executed and delivered by Seller prior to Closing; if Seller has not paid such Leasing Costs by Closing, Seller shall credit Buyer with the estimated Leasing Costs for such leases remaining unpaid as of Closing, regardless of whether such leases have been executed. Any new Lease or other agreement or amendment shall be on Seller's standard forms for such documents with such revisions negotiated by Seller in good faith and consistent with the economic terms approved by Buyer. Buyer agrees to cooperate with Seller in enabling Seller to complete any such proposed transaction requiring Buyer's approval.

        SECTION 7.2     TENANT IMPROVEMENT COSTS, LEASING COMMISSIONS AND
CONCESSIONS.

        Except as provided in Section 7.1 with respect to the lease transactions described in SCHEDULE 3 (the Leasing Costs under which shall be paid by Seller), with respect to any new Lease or Lease modification fully executed on or after the Effective Date and approved or deemed approved or accepted by Buyer, and with respect to any renewal or extension of any Lease pursuant to an option existing as of the Effective Date, fully executed on or after the

Effective Date, all tenant improvement work, leasing commissions, reasonable legal fees or other reasonable expenses (collectively, "LEASING COSTS") payable with respect to such transactions shall be paid by Buyer at Closing. Buyer shall reimburse Seller at Closing (or thereafter if paid by Seller after Closing) for all such Leasing Costs incurred by Seller to the extent Buyer is obligated therefor pursuant to the provisions hereof. Pursuant to the Assignment of Leases, Buyer shall assume any then outstanding obligations with respect to Leasing Costs and all subsequent concessions, including amounts shown on
SCHEDULE 3 for which Buyer receives a credit at Closing. With respect to any Lease or Lease modification fully executed prior to the Effective Date and the lease transactions described in SCHEDULE 3 attached hereto, all Leasing Costs payable with respect to such transactions shall be paid by Seller; provided, however, that the foregoing is not intended to place the burden on Seller of any free rent or other costs or concessions accruing on or after the Closing Date or for those Leasing Costs arising from the Lease or Lease modifications fully executed prior to the Effective Date and described in SCHEDULE 5 attached hereto, all of which shall be Buyer's responsibility, to the extent provided in
Schedule 5. Seller shall credit Buyer at Closing the amount of any such Leasing Costs that are Seller's obligation pursuant to the provisions hereof and not paid as of Closing and Buyer shall pay Seller at Closing the amount of any Leasing Costs that are Buyer's obligation pursuant to the provisions hereof. As of the Effective Date, SCHEDULE 5 lists the respective credits due Seller and Buyer. The provisions of this Section shall survive the Closing.

        SECTION 7.3     TENANT AND VENDOR NOTICES.

        At the Closing, Seller shall furnish Buyer with a signed notice to be given to each tenant of the Property and signed notices to be given to each vendor under Service Contracts to be assumed by Buyer under Section 7.5 below. Notices to tenant shall disclose that the Property has been sold to Buyer, that, after the Closing, all rents should be paid to Buyer and that Buyer shall be responsible for all the tenant's security deposit. Notices to vendors shall disclose that the Property has been sold to Buyer and that Buyer has assumed Seller's obligations under each such Service Contract to the extent that such obligations accrue after Closing. The forms of the notices shall be otherwise reasonably acceptable to the parties. Buyer covenants to deliver said notices to each tenant and vendor as soon as reasonably possible after Closing. This provision shall expressly survive Closing.

        SECTION 7.4 MAINTENANCE OF IMPROVEMENTS AND OPERATION OF PROPERTY; REMOVAL OF TANGIBLE PERSONAL PROPERTY.

        Seller agrees to keep its customary property insurance covering the Property in effect until the Closing (provided, however, that the terms of any such coverage maintained in blanket form may be modified as Seller deems necessary). Seller shall maintain all Improvements substantially in their present condition (ordinary wear and tear, casualty and condemnation excepted), and shall operate and manage the Property in a manner consistent with Seller's practices in effect prior to the Effective Date, provided that Seller shall in no event be obligated to make any capital expenditures or repairs. Seller shall not remove any Tangible Personal Property, except as may be required for necessary repair or replacement, and replacement shall be of approximately equal quality and quantity as the removed item of Tangible Personal Property.

        SECTION 7.5     SERVICE CONTRACTS.

        Seller shall terminate any terminable Service Contract promptly after receiving written notice from Buyer requesting such termination; provided, however, that Buyer acknowledges and agrees that: (i) all costs and expenses associated with any such termination shall be paid by Buyer; (ii) any such termination may be conditioned on the completion of the Closing; and (iii) any such termination shall be effective only after expiration of any notice or grace period specified in the provisions of the applicable Service Contract (which may not occur until after the Closing). Any and all Service Contracts not fully and effectively terminated as of Closing shall be assumed by Buyer at Closing as contemplated under subsection 8.3(a)(3) below. Buyer acknowledges that none of the equipment leases are terminable in connection with the transaction contemplated hereby and that certain other Service Contracts may not be terminable. Notwithstanding anything set forth herein to the contrary, all property management agreements and/or leasing agreements relating to the Property shall be terminated at Closing, Buyer shall have no obligations or liabilities with respect thereto (except as otherwise provided in Section 7.1 and Section 7.2) and Seller shall deliver to Buyer at Closing evidence of such termination; provided, however, that: (a) Buyer may be subject to a "protection list" prepared by Zeller Realty Corporation ("ZELLER"), the leasing agent for the Property, of potential tenants for the Property; (b) if Buyer or its agent enters into a lease with a tenant on the protection list after Closing and within the time period covered by the applicable leasing agreement, Buyer, and not Seller, shall be solely liable for any commission payable to the leasing agent or broker; and (c) Buyer agrees to indemnify, defend and hold Seller harmless from and against any and all such commissions. The agreements set forth in clauses (a) - (c), inclusive, above, shall survive the Closing

                                  ARTICLE VIII

                               CLOSING AND ESCROW

        SECTION 8.1     ESCROW INSTRUCTIONS.

        The Earnest Money Escrow Agreement by and among Seller, Buyer and Title Company will be in the form of EXHIBIT H attached hereto (the "Escrow Instructions"), which shall be executed by Seller and Buyer simultaneously with this Agreement, for delivery to Title Company. Seller and Buyer agree to execute such reasonable additional and supplementary escrow instructions as may be appropriate to enable the Title Company to comply with the terms of this Agreement.

        SECTION 8.2     CLOSING.

        The Closing hereunder shall be held and delivery of all items to be made at the Closing under the terms of this Agreement shall be made at the offices of the Title Company or as otherwise mutually agreed on the tenth (10th) day after the expiration of the Contingency Period, and the Closing shall be completed and all funds disbursed before 1:00 p.m. local time, or such other earlier date and time as Buyer and Seller may mutually agree upon in writing (the "CLOSING DATE"). Except as expressly provided herein, such date and time may not be extended without the prior written approval of both Seller and Buyer.

        SECTION 8.3     DEPOSIT OF DOCUMENTS.

                (A) At least one (1) business day before the Closing, Seller shall deposit into escrow the following items:

                        (1) the duly executed and acknowledged Deed in the form attached hereto as EXHIBIT C conveying the Real Property to Buyer subject to the Conditions of Title;

                        (2) four (4) duly executed counterparts of the Bill of Sale in the form attached hereto as EXHIBIT D (the "BILL OF SALE");

                        (3) four (4) duly executed counterparts of an Assignment and Assumption of Leases, Service Contracts, Warranties and Other Intangible Property in the form attached hereto as EXHIBIT E pursuant to the terms of which Buyer shall assume all of Seller's obligations under the Leases, Service Contracts, and other documents and agreements affecting the Property (the "ASSIGNMENT OF LEASES");

                        (4) an affidavit pursuant to Section 1445(b)(2) of the Code, and on which Buyer is entitled to rely, that Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code;

                        (5) a termination of Seller's existing property management and leasing agreement with Zeller and all other agreements with Zeller under which leasing commissions would otherwise be payable by Buyer to Zeller or its affiliates under the terms hereof (if any);

                        (6) four (4) duly executed counterparts of a master lease between Buyer as landlord and Seller as tenant in the form attached hereto as EXHIBIT I (the "MASTER LEASE");

                        (7) Seller shall cause Zeller to execute and deposit into escrow four (4) counterparts of the Lease between Buyer as landlord and Zeller as tenant for the management office located in Suite 1700 of the Building in the form attached hereto as EXHIBIT J (the "MANAGEMENT OFFICE LEASE"); and

                        (8) Seller shall cause Zeller to execute and deposit into escrow four (4) counterparts of a property management and leasing subcontract between HPT Management Services LP, a Texas limited partnership ("HPT"), as the property manager and leasing agent retained by Buyer, and Zeller, as manager and leasing agent designated by HPT, in the form attached hereto as EXHIBIT K (the "PROPERTY MANAGEMENT AND LEASING SUBCONTRACT").

                (B) At least one (1) business day before Closing, Buyer shall deposit into escrow the following items (except for Buyer's funds which shall be deposited on the Closing Date):

                        (1) immediately available funds necessary to close this transaction, including, without limitation, the Purchase Price (less the Deposit and interest thereon net of investment fees, if any) and funds sufficient to pay Buyer's closing costs and share of prorations hereunder;

                        (2) four (4) duly executed counterparts of the Bill of Sale;

                        (3) four (4) duly executed counterparts of the Assignment of Leases;

                        (4) four (4) duly executed counterparts of the Master Lease;

                        (5) four (4) duly executed counterparts of the Management Office Lease; and

                        (6) four (4) duly executed counterparts of the Property Management and Leasing Subcontract.

                (C) Seller and Buyer shall each execute and deposit a closing statement and such transfer tax declarations, title affidavits and such other instruments as are reasonably required by the Title Company or otherwise required to close the escrow and consummate the acquisition of the Property in accordance with the terms hereof. Seller and Buyer hereby designate Title Company as the "REPORTING PERSON" for the transaction pursuant to Section 6045(e) of the Code and the regulations promulgated thereunder and agree to execute such documentation as is reasonably necessary to effectuate such designation.

                (D) On the Closing Date, Seller shall deliver or make available at the Property to Buyer: originals of the Leases to the extent in Seller's possession, or copies of any Leases not in Seller's possession together with an affidavit from Seller as to such copies being true and complete copies of the applicable Lease(s), copies of the tenant correspondence files, and originals of any other items which Seller was required to furnish Buyer copies of or make available at the Property pursuant to Sections 2.1(b) or (e) above, to the extent in Seller's possession, except for Seller's internal books or records that do not directly relate to the operation of the Property, which shall be retained by Seller. Seller shall deliver possession of the Property to Buyer as required hereunder and shall deliver to Buyer or make available at the Property a set of keys to the Property on the Closing Date.

        SECTION 8.4     ESTOPPEL CERTIFICATES.

        Seller shall use commercially reasonable efforts to obtain and deliver to Buyer, no later than five (5) business days prior to the Closing Date (the "ESTOPPEL RETURN DATE"), a tenant estoppel certificate in substantially the form of EXHIBIT F attached hereto executed by each tenant at the Property; provided, however, the form of tenant estoppel certificate shall reflect appropriate changes thereto for any tenant that has specific requirements in its Lease regarding the form of the tenant estoppel certificate. An executed tenant estoppel certificate in the form of EXHIBIT F (as such form may be changed for any tenant that has specific requirements in its Lease regarding the form of the tenant estoppel certificate) is herein referred to as a "TENANT ESTOPPEL". Seller shall deliver each Tenant Estoppel to Buyer (regardless of whether it complies with this Agreement) promptly following Seller's receipt thereof. Notwithstanding anything contained herein to the contrary, it shall be a condition precedent to the obligation of Buyer to consummate the transaction that is the subject of this Agreement that Seller deliver to Buyer, on or before the Estoppel Return Date, Tenant Estoppels executed by (a) tenants occupying, in the aggregate, at least eighty-five percent (85%) of the leased square footage at the Property, and (b) each tenant that leases more than two thousand five hundred (2,500) square feet at the

Property (such condition being herein referred to as the "TENANT ESTOPPEL CONDITION"). If the Tenant Estoppel Condition is not fulfilled as of the Estoppel Return Date, then, for three (3) business days thereafter, Buyer shall have the option either to (i) waive the Tenant Estoppel Condition, (ii) extend the Closing Date for a single period of up to fourteen (14) days to allow Seller more time to obtain additional estoppel certificates; or (iii) terminate this Agreement, in which event the Deposit (including the Initial Portion) shall be returned to Buyer. If Buyer elects to extend the Closing Date pursuant to clause
(ii) of the preceding sentence and the Tenant Estoppel Condition is still not fulfilled on or before the expiration of the fourteen (14) day extension period, then Buyer may elect one of the options set forth in clauses (i) and (iii) of the preceding sentence.

        SECTION 8.5     PRORATIONS.

                (A) Rents, including, without limitation, percentage rents, if any, and any additional charges and expenses payable by tenants under Leases, all as and when actually collected; real property taxes and assessments due and payable in the year in which the Closing occurs (without regard to the date levied, assessed or accrued and without regard to any fiscal year) (provided there shall be no proration of delinquent rents to Seller until such delinquent rents are collected); water, sewer and utility charges; amounts payable under any Service Contracts or other agreements or documents; annual permits and/or inspection fees (calculated on the basis of the period covered); maintenance charges and amounts payable under reciprocal easement agreements and other recorded documents; vending machine and paper recycling income; and any other income and expenses of the operation and maintenance of the Property (including, without limitation, expenses prepaid by Seller and expenses already paid by Seller but which are being amortized over time by Seller and with respect to which Seller shall receive a credit at Closing in the amount of the prepaid or unamortized portion thereof), shall all be prorated as of 11:59 p.m. on the day immediately prior to Closing (i.e., Buyer is entitled to the income and responsible for the expenses of the day of Closing), on the basis of a 365-day year; provided, however, that any real estate taxes payable directly by tenants to the governing taxing authorities or reimbursable by tenants after Closing shall not be prorated. Buyer shall reimburse Seller for the tenant improvement costs, leasing commissions, legal fees and other expenses, and free rent and other concessions, as provided in Section 7.2.

        All rents and other sums collected after the Closing shall be applied and paid as provided in this Section 8.5(a). If a tenant or other payor shall specifically designate a payment as being attributable to, or if it is readily ascertainable that a payment received from a tenant or other payor is attributable to a specific period of time or for a specific purpose, including, without limitation, for operating expenses or real estate tax payments which were not paid or were underpaid by such tenant or for reimbursement for work performed by Seller on the tenant's premises, such payment shall be so applied. If there is no such designation or if not so readily ascertainable, any payment received after Closing shall be deemed a payment due after the Closing until the tenant or other payor is current in its post-Closing obligations, and then such payments shall be paid to Seller to the extent of any rent or other sums owing to Seller for periods prior to Closing. Buyer shall use reasonable efforts to collect such rents and other sums owing to Seller but shall not be required to initiate litigation or terminate any lease. Seller retains the right to collect any such rents and other sums from tenants and other payors after Closing; provided, however, that Seller shall have no right to evict any tenant or to exercise any other landlord-tenant remedy other than to sue for collection. Without intending to limit the generality of the foregoing, Buyer and Seller acknowledge and agree that certain rental payments by the tenants are collected monthly in arrears and, upon receipt of such payments after Closing, such sums shall be applied toward the period to which they properly pertain, and shall be prorated between Seller and Buyer, with the party receiving same promptly paying to the other party such other party's share thereof.

        Reconciliations of taxes, insurance charges and other expenses owed by tenants under Leases for the calendar year in which the Closing occurs shall be prepared by Buyer with the cooperation of Seller within ninety (90) days following the end of such year in accordance with the requirements set forth in the Leases and as provided in this Section 8.5(a). For those Leases in which tenants pay a proportionate share of taxes, insurance charges or other expenses over a base year amount or expense stop, the proration between the parties of the income received from tenants over such base year amount or expense stop shall be calculated based on the total amount of such expenses for the Property incurred by both Seller and Buyer for the entire calendar year, rather than on the amount of such expenses actually incurred by each party for such year, in order to enable the parties to determine if the base year amount or expense stop for such year is exceeded. Such income as so calculated shall be prorated between the parties based on the number of days each party owned the Property during such year and otherwise in accordance with this Section 8.5(a).

        Buyer shall promptly reimburse Seller for Seller's prorated share of all expenses that are prepaid by Seller before Closing for which Buyer receives reimbursement from a third party after Closing.

        The amount of any cash security deposits held by Seller under Leases (plus any interest thereon accrued prior to the date of Closing, if required by law or contract) shall be credited against the Purchase Price (and Seller shall be entitled to retain such cash security deposits). Seller shall receive credits at Closing for the amount of any utility or other deposits with respect to the Property to the extent such deposits are assignable to Buyer and are so assigned or credited to Buyer at Closing. Buyer shall cause all utilities to be transferred into Buyer's name and account at the time of Closing. At Closing, Seller shall transfer to Buyer all non-cash security deposits and deliver to Buyer all necessary consents to such transfers (or as soon as reasonably practicable after Closing, if the procedures for such transfer reasonably require a delay in transfer until after the Closing). Between the date of Closing and until such transfer takes place, Seller agrees to hold any such non-cash security deposit for the benefit of Buyer.

        Seller and Buyer hereby agree that if any of the aforesaid prorations and credits cannot be calculated accurately on the Closing Date or in the case of rents or other charges that are paid in arrears or are otherwise not yet ascertainable or payable as of the Closing Date, then the same shall be calculated as soon as reasonably practicable after the Closing Date or the date such amounts have been collected, and either party owing the other party a sum of money based on such subsequent proration(s) or credits shall pay said sum to the other party within thirty (30) days thereafter. Any amounts not paid within such thirty (30) day period shall bear interest from the date actually received by the payor until paid at the greater of (i) the rate of ten percent (10%) per annum or (ii) the prime rate (or base rate) reported from time to time in the "Money Rates" column or section of THE WALL STREET JOURNAL as being the base rate on corporate loans at larger

United States money center commercial banks plus two (2) percent. Upon request of either party, the parties shall provide a detailed and accurate written statement signed by such party certifying as to the payments received by such party from tenants and other payors from and after Closing and to the manner in which such payments were applied, and shall make their books and records available for inspection by the other party during ordinary business hours upon reasonable advance notice.

        Any tax refund received by Buyer or Seller after Closing (net of third party costs incurred in obtaining such refund) shall be paid to the party(ies) who previously paid or were responsible for such taxes, whether it be Seller, Buyer, or tenants under the Leases, and shall be prorated appropriately. The preceding sentence shall survive Closing.

                (B) The cost of the owner's policy of title insurance and all other title charges (including the cost of any extended coverage, endorsements and reinsurance or co-insurance charges) and the cost of the Survey shall be paid one-half by Seller and one-half by Buyer. Seller and Buyer shall each pay one-half of the state deed tax in connection with recording the deed and all recording fees. Any closing escrow fees and other closing charges of the Title Company shall be split equally between Seller and Buyer. Buyer shall be solely responsible for any and all costs and expenses pertaining to its financing of the Property (although Buyer obtaining any financing is not a condition to its obligations hereunder), including, without limitation, loan title policies, lender's escrow and closing fees and all intangibles and mortgage taxes. The parties will execute and deliver any required transfer or other similar tax declarations to the appropriate governmental entity at Closing.

                (C) The total annual percentage rent payable under each Lease for the lease year in which the Closing occurs shall be prorated between Seller and Buyer based solely on the respective number of days of ownership of the Property by Seller and Buyer during such year, regardless of what portion of sales occur during the different parts of such year. At Closing, the parties shall estimate the total percentage rent payable under each Lease for the applicable lease year based on the percentage rent paid under such Lease for the prior year, and Seller shall receive a credit at Closing for its prorata share thereof. Once the final amount of percentage rent is determined, the parties shall reprorate, and the party owing the other shall promptly remit the amount owed no later than fifteen (15) days after the reproration is determined.

                (D) The provisions of this Section 8.5 shall survive the Closing.

                                   ARTICLE IX

                                  MISCELLANEOUS

        SECTION 9.1     NOTICES.

        Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by facsimile with confirmation of receipt, or (d) by a commercial overnight courier that guarantees next business day delivery and provides a receipt, and such notices shall be addressed as follows:

          To Buyer:           Harvard Property Trust, LLC
                              15601 Dallas Parkway, Suite 600
                              Dallas, Texas 75001
                              Attention: Jon Dooley
                              Fax No: 214-655-1610

          with a copy to:     Powell & Coleman, L.L.P.
                              8080 North Central Expressway, Suite 1380
                              Dallas, Texas 75206
                              Attention: Patrick M. Arnold
                              Fax No: 214-373-8768

          To Seller:          Zeller Holdings Corp
                              c/o Zeller Realty Group
                              401 North Michigan Avenue, Suite 250
                              Chicago, Illinois 60611
                              Attention: Reuben Warshawsky
                              Fax No.: (312) 640 7699

          With a copy to:     Zeller Realty Corporation
                              1700 One Financial Plaza
                              120 South Sixth Street
                              Minneapolis, Minnesota 55402
                              Attention: James P. Gearen
                              Fax No.: (612) 317 2910

          with a copy to:     Larkin, Hoffman, Daly & Lindgren, Ltd.
                              1500 Wells Fargo Plaza
                              7900 Xerxes Avenue South
                              Bloomington, Minnesota 55431
                              Attention: Thomas P. Stoltman, Esq.
                              Fax No.: (952) 842 1714

or to such other address as either party may from time to time specify in writing to the other party. Any notice or other communication sent as hereinabove provided shall be deemed effectively given (a) on the date of delivery, if delivered in person; (b) three (3) business days after mailing if sent by certified mail, postage prepaid, return receipt requested; (c) one (1) business day after being sent by a commercial overnight courier; or (d) on the date of transmission, if sent by facsimile with confirmation of receipt. Any notice send by the attorney representing a party, shall qualify as notice under this Agreement.

        SECTION 9.2     ENTIRE AGREEMENT.

        This Agreement, together with the Exhibits and schedules hereto, contains all representations, warranties and covenants made by Buyer and Seller and constitutes the entire understanding between the parties hereto with respect to the subject matter hereof. Any prior correspondence, memoranda or agreements are replaced in total by this Agreement together with the Exhibits and schedules hereto.

        SECTION 9.3     ENTRY AND INDEMNITY.

        In connection with any entry by Buyer, or its agents, employees or contractors onto the Property, Buyer shall give Seller reasonable advance notice of such entry and shall conduct such entry and any inspections in connection therewith (a) during normal business hours, (b) so as to minimize, to the greatest extent possible, interference with Seller's business and the business of Seller's tenants, (c) in compliance with all applicable laws, and (d) otherwise in a manner reasonably acceptable to Seller. Without limiting the foregoing, prior to any entry to perform any on-site testing, including but not limited to any borings, drillings or samplings, Buyer shall give Seller written notice thereof, including the identity of the company or persons who will perform such testing and the proposed scope and methodology of the testing. Seller shall approve or disapprove, in Seller's sole discretion, any proposed intrusive testing within three (3) business days after receipt of such notice. If Seller fails to respond within such three (3) business day period, Seller shall be deemed to have disapproved the proposed testing. If Buyer or its agents, employees or contractors take any sample from the Property in connection with any such approved testing, Buyer shall provide to Seller a portion of such sample being tested to allow Seller, if it so chooses, to perform its own testing. Buyer shall permit Seller or its representative to be present to observe any tenant interview or any testing, inspection, or due diligence review performed with respect to the Property. Upon the request of Seller, Buyer shall promptly deliver to Seller copies of any reports relating to any testing or other inspection of the Property performed by Buyer or its agents, representatives, employees, contractors or consultants. Notwithstanding anything to the contrary contained herein, Buyer shall not contact any tenant without first obtaining the prior written consent of Seller, which shall not be unreasonably withheld or delayed, and Seller, at Seller's election, shall be entitled to have a representative participate in any telephone or other contact made by Buyer to tenant and present at any meeting by Buyer with a tenant. Buyer shall maintain, and shall assure that its contractors maintain, public liability and property damage insurance in amounts and in form and substance consistent with Seller's requirements for other contractors and vendors and in any event, adequate to insure against all liability of Buyer and its agents, employees or contractors, arising out of any entry or inspections of the Property pursuant to the provisions hereof, and Buyer shall provide Seller with evidence of such insurance coverage upon request by Seller. Buyer shall indemnify and hold Seller harmless from and against any costs, damages, liabilities, losses, expenses, liens or claims (including, without limitation, court costs and reasonable attorneys' fees and disbursements) arising out of or relating to any entry on the Property by Buyer, its agents, employees or contractors in the course of performing the inspections, testings or inquiries provided for in this Agreement, including, without limitation, any release of Hazardous Materials or any damage to the Property; provided that Buyer shall not be liable to Seller solely as a result of the discovery by Buyer of a pre-existing condition on the Property to the extent the activities of Buyer, its agents, representatives, employees, contractors or consultants do not exacerbate the condition. The provisions of this Section 9.3 shall be in addition to any access or indemnity agreement previously executed by Buyer in connection with the Property; provided that in the event of any inconsistency between this Section 9.3 and such other agreement, the provisions of this Section 9.3 shall govern. The foregoing indemnity shall survive beyond the Closing, or, if the sale is not consummated, beyond the termination of this Agreement. Buyer's right of entry, as provided in this Section 9.3, shall continue up through the date of Closing.

        SECTION 9.4     TIME.

        Time is of the essence in the performance of each of the parties' respective obligations contained herein. If the Closing Date or any other date described in this Agreement by which one party hereto must give notice to the other party hereto or must fulfill an obligation is a Saturday, Sunday or a day observed by the Federal government or by the State of Minnesota government as a legal holiday, then such Closing Date or such other date shall be automatically extended to the next succeeding day which is not a Saturday, Sunday or legal holiday.

        SECTION 9.5     ATTORNEYS' FEES.

        If either party hereto fails to perform any of its obligations under this Agreement or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, whether prior to or after Closing, or if any party defaults in payment of its post-Closing financial obligations under this Agreement, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys' fees and disbursements.

        SECTION 9.6     ASSIGNMENT.

        Buyer's rights and obligations hereunder shall not be assignable to any party other than an Affiliate (as hereinafter defined) without the prior written consent of Seller in Seller's sole discretion. Buyer may assign its rights under this Agreement to an Affiliate without the prior written consent of Seller by notice to Seller given at least two (2) business days prior to the Closing. For purposes hereof, the term "AFFILIATE" shall mean: (a) an entity that controls, is controlled by, or is under common control with Buyer; (b) any partnership in which Buyer or Buyer's controlling member is the general partner; (c) any fund or entity sponsored by Buyer; or (d) any entity that retains Buyer or a company affiliated with Buyer to manage the Property. Buyer shall in no event be released from any of its obligations or liabilities hereunder in connection with any assignment. In no event shall Buyer have the right to assign its rights or obligations hereunder to any party which could not truthfully make all of the representations and warranties contained in Section 3.5 above. Subject to the provisions of this Section, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

        SECTION 9.7     COUNTERPARTS.

        This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

        SECTION 9.8     GOVERNING LAW.

        This Agreement shall be governed by and construed in accordance with the internal laws of the State of Minnesota.

        SECTION 9.9     CONFIDENTIALITY AND RETURN OF DOCUMENTS.

                (A) Seller and Buyer shall, prior to the Closing, maintain the confidentiality of this sale and purchase and shall not, except as required by law or governmental regulation applicable to Seller or Buyer, disclose the terms of this Agreement or of such sale and purchase to any third parties whomsoever other than investors or prospective investors in Seller or Buyer, the Title Company, Seller's Broker, and such other persons whose assistance is required in carrying out the terms of this Agreement. Buyer agrees that all documents and information regarding the Property made available to it by Seller or Seller's agents and the results of all tests and studies of the Property (the "CONFIDENTIAL INFORMATION") are confidential and Buyer shall not disclose any Confidential Information to any other person. Notwithstanding the foregoing provisions, however (i) Buyer and Seller may disclose information (including Confidential Information) to its consultants, attorneys, accountants, prospective investors and lenders, and others who need to know the information for the purpose of assisting in connection with the transaction that is the subject of this Agreement; (ii) the foregoing covenant of confidentiality shall not be applicable to any information published as public knowledge or otherwise available in the public domain; and (iii) Buyer and Seller shall be permitted to disclose such information as may be recommended by Buyer's or Seller's legal counsel in order to comply with all financial reporting, securities laws and other legal requirements applicable to Buyer or Seller, including any required disclosures to the Securities and Exchange Commission. In the event the transaction contemplated by this Agreement does not close as provided herein, upon the request of Seller, Buyer shall promptly return to Seller all Due Diligence Materials provided to Buyer hereunder. The provisions of this Section 9.9(a) shall not survive the Closing.

                (B) Neither Seller nor Buyer shall at any time issue a press release regarding this sale and purchase of the Property unless such release or communication has received the prior written approval of the other party (such approval not to be unreasonably withheld), provided, however, either party shall have the right after Closing to issue a press release announcing the sale and acquisition of the Property and the resulting ownership and control of the Property without prior written approval of the other so long as the press release does not expressly disclose the economic terms hereof. The provisions of this Section 9.9(b) shall survive the Closing.

        SECTION 9.10    INTERPRETATION OF AGREEMENT.

        The article, section and other headings of this Agreement are for convenience of reference only and shall not be construed to affect the meaning of any provision contained herein. Where the context so requires, the use of the singular shall include the plural and vice versa and the use of the masculine shall include the feminine and the neuter. The term "PERSON" shall include any individual, partnership, joint venture, corporation, trust, unincorporated association, any other entity and any government or any department or agency thereof, whether acting in an individual, fiduciary or other capacity.

        SECTION 9.11    LIMITED LIABILITY.

        The obligations of Seller under this Agreement and under all of the Other Documents are intended to be binding only on the property of Seller and shall not be personally binding upon, nor shall any resort be had to, the private properties of any Seller Related Parties.

        SECTION 9.12    AMENDMENTS.

        This Agreement may be amended or modified only by a written instrument signed by Buyer and Seller.

        SECTION 9.13    NO RECORDING.

        Neither this Agreement or any memorandum or short form thereof may be recorded by Buyer.

        SECTION 9.14    OFFER TO ENTER INTO A LEGALLY BINDING CONTRACT.

        This Agreement, when duly executed by all of the parties hereto, shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. The date on which both Seller and Buyer have fully executed and delivered to each other a counterpart of this Agreement (or a copy by facsimile transmission) shall be the "EFFECTIVE DATE".

        SECTION 9.15    NO PARTNERSHIP.

        The relationship of the parties hereto is solely that of seller and buyer with respect to the Property and no joint venture or other partnership exists between the parties hereto. Neither party has any fiduciary relationship hereunder to the other.

        SECTION 9.16    NO THIRD PARTY BENEFICIARY.

        The provisions of this Agreement are not intended to benefit any third parties. Without limiting the generality of the foregoing, the parties hereto expressly acknowledge and agree that none of Seller's representations, warranties, or covenants herein may be relied on by the Title Company, whether by subrogation or otherwise.

        SECTION 9.17    SURVIVAL.

        Except as expressly set forth to the contrary herein, no representations, warranties, covenants or agreements of Seller contained herein shall survive the Closing.

        SECTION 9.18    SURVIVAL OF ARTICLE IX.

        Except as set forth in Section 9.9(a) hereof, the provisions of this
Article IX shall survive the Closing.

        SECTION 9.19    1031 EXCHANGE.

        Seller and Buyer agree to cooperate with each other in effecting for the benefit of either party a delayed like-kind exchange of real property pursuant to Section 1031 of the United States Internal Revenue Code and similar provisions of applicable state law; provided that (i) neither party shall be allowed to delay the Closing hereunder and (ii) neither party shall be obligated to execute any note, contract, deed or other document not otherwise expressly provided for in this Agreement providing for any personal liability, nor shall either party be obligated to take title to any property other than the Property as otherwise contemplated in this Agreement or incur additional expense for the benefit of the other party. Each party shall indemnify and hold the other harmless against any liability which arises or is claimed to have arisen on account of any exchange proceeding that is initiated on behalf of the indemnifying party.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
                          SIGNATURES ON FOLLOWING PAGE]

        The parties hereto have executed this Agreement as of the date set forth in the first paragraph of this Agreement.

                                  SELLER:  ZELLER HOLDINGS CORP., as Trustee


                                           By: _______________________________
                                           Name: _____________________________
                                           Its: ______________________________



                                  BUYER:   HARVARD PROPERTY TRUST, LLC
                                           a Delaware limited liability company


                                           By: _______________________________
                                           Name: _____________________________
                                           Its: ______________________________

                         LIST OF EXHIBITS AND SCHEDULES

                                    EXHIBITS

Exhibit A    Real Property Description

Exhibit B    List of Tenant Leases

Exhibit C    Deed

Exhibit D    Bill of Sale

Exhibit E    Assignment of Leases, Service Contracts, Warranties and Other
             Intangible Property

Exhibit F    Estoppel Certificate

Exhibit G    List of Service Contracts, Equipment Leases, and Leased Personal
             Property

Exhibit H    Earnest Money Escrow Agreement

Exhibit I    Master Lease

Exhibit J    Management Office Lease

Exhibit K    Property Management and Leasing Subcontract

Exhibit L    Due Diligence Materials


                                    SCHEDULES

Schedule 1          Excluded Personal Property

Schedule 2          Disclosure Items

Schedule 3          Approved Lease Transactions

Schedule 4          Permitted Title Exceptions

Schedule 5          Leasing Costs

                                    EXHIBIT A

                            REAL PROPERTY DESCRIPTION


PARCEL l:

Lot 3; and that part of Lots 4 and 5, Block 88, Town of Minneapolis, lying Southwesterly of the Southwesterly line of Lot 8, Auditor's Subdivision Number 78, Hennepin County, Minnesota. That part of Lots 6 and 7, and that part of the Southeasterly One-half of Lot 8, Block 88, Town of Minneapolis, lying Northeasterly of the Northeasterly line of Lot 4, Auditor's Subdivision Number 78, Hennepin County, Minnesota, the Northwesterly line of said part of Lot 8 has been marked by Judicial Landmarks set pursuant to Torrens Case No. 13943;

The Southeasterly 15 feet of Lots 2 and 3; Lots 4, 5, 6, 7 and 8, all in Auditor's Subdivision Number 78, Hennepin County, Minnesota. The Northeasterly and Northwesterly lines of said part of Lots 2 and 3 have been marked by Judicial Landmarks set pursuant to Torrens Case No. 13943.

Lots 4 and 5, Block 88, Brown & Jackin's Addition to Minneapolis, according to the recorded plat thereof, Hennepin County, Minnesota.

PARCEL 2:

Non-exclusive appurtenant easement for access granted by and defined in Skyway Agreement (2nd Avenue Skyway) dated January 11, 1979, filed January 19, 1982, as Document Number 1455465, Office of Registrar of Titles, and filed January 20, 1982, as Document Number 4696711, Office of County Recorder, Hennepin County, Minnesota.

PARCEL 3:

Non-exclusive appurtenant easements as set forth in 517 Marquette Garage/One Financial Plaza Easement Agreement dated April 29, 1999, filed May 18, 1999, as Document Number 3159058, Office of Registrar of Titles, and filed June 24, 1999, as Document Number 7134651, Office of County Recorder; as amended by Amendment to 517 Marquette Garage/One Financial Plaza Easement Agreement dated August 27, 1999, filed August 31, 1999, as Document Number 3199129, Office of Registrar of Titles and filed August 31, 1999, as Document Number 7174302, Office of County Recorder, Hennepin County, Minnesota.

                                    EXHIBIT B
                              LIST OF TENANT LEASES
TENANT                                                               SUITE
------                                                               -----
American Council of the Blind                                         1005
Arbor Capital Management                                              1000
Asian Max                                                             S215
Auxilium Partners (Quatris Fund)                                      2005
Buck Consultants                                                      2260
Cargill, Inc.                                                         2050
Carideo Group                                                         1050
Clarity Coverdale                                                     1300
CityBusiness/Twin Cities, Inc., d/b/a The Business Journal            900
D. Brian's Deli                                                       S12
David Wilson & Associates                                             1220
Deloitte & Touche LLP                                           3/4/5/7/18/1900
Delphi Financial Corp                                                 2490
Excel Bank                                                            S210
Fish Creek Ventures                                                   801
Furber, Timmer & Zahn                                                 1100
H. Enterprises International                                          2300
Hennepin Faculty                                                   L155/L160
Implex.Net                                                            B-10
It's Just Lunch                                                       1240
K&B Copy                                                              L150
Kapoor Enterprises                                                    S18
Kurt Salmon Associates                                                1600
Lapp, Laurie, Libra et al                                             2500
Lawyers Office Group                                                  1515
LeaderSource Limited                                                  2600
Logan Consulting                                                      1720
Madison & Co.                                                         S20
Martin-Williams, Inc.                                               L100/200
Maxfield Enterprises, Inc. d/b/a Freshens                             S211
Miller-O'Brien                                                        2400
Oberman & Segal, LLC                                                  850
Pareo                                                                 2550
Paul A. Sortland                                                      1510
Personnel Directions, Inc                                             800
Predictive Systems, Inc./Subleased to Stewart Title                   1750
Safe Place For Newborns                                               1150
Spotnik, Inc. FKA: Wilson Griak                                       2190
Starbucks Coffee Company                                              S14
Stone Arch Capital                                                    2650
Sunlife Of Canada                                                     880
Take Care Chiropractic                                                225
Todays Legal Staffing                                                 1160
Top Swing Leasing                                                     2320
Turtle Bread Company                                                S201/S2
Woodbridge Financial Group, Inc.                                      1260


                                                              EXHIBIT C

                                                                DEED

-------------------------------------------------- ------------------------------- ----------------------------------------------
FORM NO. 23-M - LIMITED WARRANTY DEED
Corporation, Partnership or Limited Liability
Company to Corporation, Partnership or Limited       (Top 3 inches Reserved for            Minnesota Uniform Conveyancing Blanks
Liability Company                                         Recording Data)                                              (1/15/97)
-------------------------------------------------- ------------------------------- ----------------------------------------------
DEED TAX DUE:  $
                 ------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
Date:                                          , 2005
      -----------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
FOR VALUABLE CONSIDERATION,  ZELLER HOLDINGS CORP., AN ILLINOIS CORPORATION, AS TRUSTEE FOR ZELLER-OFP TRUST, AN ILLINOIS TRUST
                            ---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
Grantor, hereby conveys and warrants to
---------------------------------------------------------------------------------------------------------------------------------
Grantee, a                                             under the laws of
           -------------------------------------------                   -------------------------------------------
real property in  HENNEPIN                             County, Minnesota, described as follows:
                 -------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
See Exhibit A attached hereto and made a part hereof,
---------------------------------------------------------------------------------------------------------------------------------
together with all hereditaments and appurtenances.
This Deed conveys after-acquired title.  Grantor warrants that Grantor has not done or suffered anything to encumber the property, EXCEPT:
                 ----------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Check box if applicable:
---------------------------------------------------------------------------------------------------------------------------------
[X]  The Seller certifies that the seller does not know of any wells on the described real property.
---------------------------------------------------------------------------------------------------------------------------------
[ ]  A well disclosure certificate accompanies this document.
---------------------------------------------------------------------------------------------------------------------------------
[ ]  I am familiar with the property described in this instrument and I certify that the status and number of wells on the described real property have not changed since the last previously filed well disclosure certificate.
---------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------- -------------------------------------------------------------------------
                                                        ZELLER HOLDINGS CORP., AS TRUSTEE
                                                        ----------------------------------------------------------------------
------------------------------------------------------- -------------------------------------------------------------------------
              Affix Deed Tax Stamp Here
                                                        ----------------------------------------------------------------------
------------------------------------------------------- -------------------------------------------------------------------------
                                                        By
                                                           -------------------------------------------------------------------
STATE OF MINNESOTA               )                      -------------------------------------------------------------------------
                                 )  SS.                    Its
COUNTY OF HENNEPIN)                                            ---------------------------------------------------------------
                                                        -------------------------------------------------------------------------
                                                        By
                                                           -------------------------------------------------------------------
                                                        -------------------------------------------------------------------------
                                                           Its
                                                               ---------------------------------------------------------------
------------------------------------------------------- -------------------------------------------------------------------------
This instrument was acknowledged before me on
                                              -----------------------------------------------------------------------------
                                                                                          Date
------------------------------------------------------- -------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
by                                                       and
   -----------------------------------------------------     --------------------------------------------------------------
the                                                      and
    ----------------------------------------------------
of  ZELLER HOLDINGS CORP., AN ILLINOIS CORPORATION, AS TRUSTEE FOR ZELLER-OFP TRUST, AN ILLINOIS TRUST
   ---------------------------------------------------------------------------------------------------
on behalf of the trust.
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
---- -------------------------------------------------- -------------------------------------------------------------------------

     NOTARIAL STAMP OR SEAL (OR OTHER TITLE OR RANK):             ____________________________________________________
---- -------------------------------------------------- -------------------------------------------------------------------------
                                                                      SIGNATURE OF NOTARY PUBLIC OR OTHER OFFICIAL

---- -------------------------------------------------- -------------------------------------------------------------------------
                                                             Check here if part or all of the land is Registered (Torrens)
---- -------------------------------------------------- -------------------------------------------------------------------------

                                                        Tax Statement for the real property described in this instrument should be sent to (include name and address of Grantee):
---- -------------------------------------------------- -------------------------------------------------------------------------
------------------------------------------------------- -------------------------------------------------------------------------

------------------------------------------------------- -------------------------------------------------------------------------

              THIS INSTRUMENT WAS DRAFTED BY:
---- -------------------------------------------------- -------------------------------------------------------------------------

     Larkin Hoffman Daly & Lindgren, Ltd.
     1500 Wells Fargo Plaza
     7900 Xerxes Avenue South
     Minneapolis, MN  55431
     (952) 835-3800
---- -------------------------------------------------- -------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT D

                                  BILL OF SALE

        This Bill of Sale (the "BILL OF SALE") is made and entered into ____________, 2005, by and between ZELLER HOLDINGS CORP., an Illinois corporation, as Trustee for ZELLER-OFP TRUST, an Illinois Trust ("ASSIGNOR"), and ("ASSIGNEE").

        In consideration of the sum of Ten Dollars ($10) and other good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby assign, transfer, convey and deliver to Assignee, its successors and assigns, all items of Tangible Personal Property (as defined in the Agreement referred to below), if any, owned by Assignor and situated upon and used exclusively in connection with the Real Property (as defined in the Agreement) and more particularly described on EXHIBIT A attached hereto and made a part hereof for all purposes, including, without limitation, the Tangible Personal Property identified in EXHIBIT B, if any, attached hereto and made a part hereof for all purposes (the "TANGIBLE PERSONAL PROPERTY").

        Assignee acknowledges and agrees that, except as expressly provided in, and subject to the limitations contained in, that certain Agreement of Purchase and Sale dated July ____, 2005, by and between Assignor and Assignee or Assignee's affiliate (the "AGREEMENT"), Assignor has not made, does not make and specifically disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, of, as to, concerning or with respect to (a) the nature, quality or conditions of the Tangible Personal Property, (b) the income to be derived from the Tangible Personal Property, (c) the suitability of the Tangible Personal Property for any and all activities and uses which Assignee may conduct thereon, (d) the compliance of or by the Tangible Personal Property or its operation with any laws, rules, ordinances or regulations of any applicable governmental authority or body, or (e) the quality, habitability, merchantability or fitness for a particular purpose of any of the Tangible Personal Property. However, Assignor represents and warrants to Assignee that Assignor owns title to the Tangible Personal Property identified on Exhibit B free and clear of any lien or encumbrance. Assignee further acknowledges and agrees that, having been given the opportunity to inspect the Tangible Personal Property, Assignee is relying solely on its own investigation of the Tangible Personal Property and not on any information provided or to be provided by Assignor, except as specifically provided in the Agreement. Assignee further acknowledges and agrees that any information provided or to be provided with respect to the Tangible Personal Property was obtained from a variety of sources and that Assignor has not made any independent investigation or verification of such information. Assignee further acknowledges and agrees that the sale of the Tangible Personal Property as provided for herein is made on an "as is, where is" condition and basis "with all faults," except as specifically provided herein and subject to the limitations contained in the Agreement.

        The obligations of Assignor are intended to be binding only on the property of Assignor and shall not be personally binding upon, nor shall any resort be had to, the private properties of any Seller Related Parties (as defined in the Agreement).

        IN WITNESS WHEREOF, Assignor and Assignee have caused this Bill of Sale to be executed on the date and year first above written.

                             ASSIGNOR:    ZELLER HOLDINGS CORP., an Illinois
                                          corporation, as Trustee



                                          By:  _________________________________
                                          Its: _________________________________



                             ASSIGNEE:    ______________________________________
                                          a ____________________________________



                                          By:  _________________________________
                                          Its: _________________________________

                                    EXHIBIT E

                    ASSIGNMENT OF LEASES, SERVICE CONTRACTS,
                    WARRANTIES AND OTHER INTANGIBLE PROPERTY

        This Assignment of Leases, Service Contracts, Warranties and Other Intangible Property (this "Assignment") is made and entered into _______________, 2005, by and between ZELLER HOLDINGS CORP., an Illinois corporation, as Trustee for ZELLER-OFP TRUST, an Illinois Trust ("ASSIGNOR"), and ____________________________________________________________________________
_____________________________________________________________ ("ASSIGNEE").

        For good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby assign, transfer, set over and deliver unto Assignee all of Assignor's right, title, and interest in and to the following (collectively, the "ASSIGNED ITEMS"): (i) those certain leases (the "LEASES") listed on EXHIBIT A attached hereto and made a part hereof for all purposes except for Seller's right to collect delinquent rent and other delinquent sums owing under such Leases for the period prior to the date hereof in accordance with the Agreement (as defined below), (ii) those certain service contracts, equipment leases, and tenant improvement agreements (the "SERVICE CONTRACTS") listed on EXHIBIT B, if any, attached hereto and made a part hereof for all purposes, and (iii) those certain warranties held by Assignor (the "WARRANTIES") listed on EXHIBIT C, if any, attached hereto and made a part hereof for all purposes, and (iv) all zoning, use, occupancy and operating permits, and other permits, licenses, approvals and certificates, maps, plans, specifications, and all other Intangible Personal Property (as defined in the Agreement) owned by Assignor and used exclusively in the use or operation of the Real Property and Personal Property (each as defined in the Agreement), including, without limitation, any right of Assignor to use the name "One Financial Plaza" and any other trade name owned by Assignor now used exclusively in connection with the Real Property and any utility contracts or other agreements or rights relating to the use and operation of the Real Property and Personal Property (collectively, the "OTHER INTANGIBLE PROPERTY").

        ASSIGNEE ACKNOWLEDGES AND AGREES, BY ITS ACCEPTANCE HEREOF, THAT, EXCEPT AS EXPRESSLY PROVIDED IN, AND SUBJECT TO THE LIMITATIONS CONTAINED IN, THAT CERTAIN AGREEMENT OF PURCHASE AND SALE, DATED AS OF JULY _____, 2005, BY AND BETWEEN ASSIGNOR AND HARVARD PROPERTY TRUST, LLC (THE "AGREEMENT"), THE ASSIGNED ITEMS ARE CONVEYED "AS IS, WHERE IS" AND IN THEIR PRESENT CONDITION WITH ALL FAULTS, AND THAT ASSIGNOR HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO THE NATURE, QUALITY OR CONDITION OF THE ASSIGNED ITEMS, THE INCOME TO BE DERIVED THEREFROM, OR THE ENFORCEABILITY, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE ASSIGNED ITEMS.

        Except as otherwise expressly provided in Article VII of the Agreement, by accepting this Assignment and by its execution hereof, Assignee assumes the payment and performance of, and agrees to pay, perform and discharge, all the debts, duties and obligations to be paid, performed or discharged from and after the Closing Date (as defined in the Agreement) by

(a) the "landlord" or the "lessor" under the terms, covenants and conditions of the Leases, including, without limitation, brokerage commissions and compliance with the terms of the Leases relating to tenant improvements and security deposits, and (b) the owner under the Service Contracts, the Warranties and/or the Other Intangible Property.

        The obligations of Assignor are intended to be binding only on the property of Assignor and shall not be personally binding upon, nor shall any resort be had to, the private properties of any Seller Related Parties.

        All of the covenants, terms and conditions set forth herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

        IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed on the day and year first above written.

                             ASSIGNOR:    ZELLER HOLDINGS CORP., an Illinois
                                          corporation, as Trustee



                                          By:  _________________________________
                                          Its: _________________________________



                             ASSIGNEE:    ______________________________________
                                          a ____________________________________



                                          By:  _________________________________

                                          Its: _________________________________

                                    EXHIBIT F

                                 TENANT ESTOPPEL


        [ADDRESS OF BUYER]

        [ADDRESS OF LENDER]

        RE:     [Name and Address of Property]

Gentlemen:

        Reference is made to that certain [LEASE AGREEMENT] dated as of ____________ __, ____ between ____________________________, a ____________, as landlord ("LANDLORD"), and the undersigned, as tenant ("Tenant"), demising premises at the captioned address more particularly described in the Lease (the "PREMISES"). The lease, together with all amendments thereto included in
SCHEDULE 1 attached hereto, is herein referred to as the "LEASE". Tenant hereby represents to the Benefited Parties (as herein defined) that the following statements are true and correct as of the date hereof:

        1. A true, correct and complete copy of the Lease (including all amendments) is attached hereto as SCHEDULE 1. The undersigned is the Tenant under the Lease for space at the Premises covering ___________ rentable square feet.

        2. The Lease is in full force and effect and has not been amended, modified, supplemented or superseded except as indicated in Schedule 1. There are no understandings, contracts, agreement or commitments of any kind whatsoever with respect to the Premises, except as expressly provided in the Lease.

        3. The term of the Lease commenced on ________________, and expires on _________________, subject to any rights of Tenant to extend the term as provided therein. The base rent presently being charged is $__________. All rentals, charges, additional rent and other obligations on the part of the undersigned have been paid to and including ____________, 2005. No rental, other than for the current month, has been paid in advance. The undersigned has accepted possession and now occupies the Premises and is currently open for business. In addition to Base Rent, the Tenant pays its pro-rata share of real estate taxes and operating expenses.

        4. Tenant has paid to Landlord a security deposit in the amount of $____________________. Tenant has no claim against Landlord for any other security, rental, cleaning, access card, key or other deposits or any prepaid rentals.

        5. Landlord is not in any respect in default in the performance of the terms and provisions of the Lease, nor does any state of facts or condition exist which, with the giving of notice or the passage of time, or both, would result in such a default. All conditions under the Lease to be performed by Landlord have been satisfied. Without limiting the generality of the foregoing, all improvements to be constructed in the Premises by Landlord have been completed to the satisfaction of Tenant and accepted by Tenant and any tenant construction allowances have been paid in full, and all duties of an inducement nature required of Landlord in the Lease have been fulfilled to Tenant's satisfaction. Tenant has no claim against Landlord by reason of any restriction, encumbrance or defect in title of the Premises of which Tenant has actual knowledge.

        6. There currently is no defense, offset, lien, claim or counterclaim by or in favor of Tenant against Landlord under the Lease or against the obligations of Tenant under the Lease (including, without limitation, any rentals or other charges due or to become due under the Lease) and Tenant is not contesting any such obligations, rentals or charges. To Tenant's knowledge, all leasing commissions due in respect of the current term of the Lease have been paid.

        7. Tenant has no renewal, extension or expansion option, no right of first offer or right of first refusal and no other similar right to renew or extend the term of the Lease or expand the property demised thereunder except as may be expressly set forth in the Lease. Tenant has no right to lease or occupy any parking spaces within the Property except as set forth in the Lease. Tenant is entitled to no free rent nor any credit, offsets or deductions in rent, nor other leasing concessions other than those specified in the Lease.

        8. Tenant is not in any respect in default in the performance of the terms and provisions of the Lease nor does any state of facts or condition exist which, with the giving of notice or the passage of time, or both, would result in such a default. Without limiting the generality of the foregoing, Tenant is current in its rental obligation under the Lease.

        9. The undersigned has not received notice of a prior transfer, assignment, hypothecation or pledge by Landlord of any of Landlord's interest in the Lease other than to the holder of any first mortgage on the captioned property.

        10. There are no liens recorded against the Premises with respect to work performed by or on behalf of Tenant or materials supplied to the demised property.

        11. Tenant has not assigned the Lease nor sublet all or any part of the Premises, except as shown on Schedule 1 attached hereto and made a part hereof for all purposes.

        The above certifications are made to the Benefited Parties knowing that the Benefited Parties will rely thereon in making an investment in the Premises. For purposes hereof, the term "BENEFITED PARTIES" means the addressees of this letter and all of the following: (a) Harvard Property Trust, LLC, a Delaware limited liability company and its successors, assigns, and designees (including, without limitation, any tenant in common purchasers); and (b) any lender to which any party described in the foregoing clause (a) grants a deed of trust, mortgage or other lien upon the Premises.

                                            Very truly yours,

                                            ______________________,
                                            a


                                            By:_______________________________
                                            Name:_____________________________
                                            Title:____________________________

                              JOINDER OF GUARANTOR

        The undersigned joins in the execution of this Estoppel Certificate of the purpose of confirming to and for the benefit of the Benefited Parties (a) that the guaranty of Tenant's obligations under the Lease executed by the undersigned remain in full force and effect, and (b) that the undersigned has no defenses or offsets to its obligations under the guaranty of the Lease executed by the undersigned. The undersigned understands that the Benefited Parties will rely upon the foregoing confirmations.


                                            ___________________________________
                                            a _________________________________


                                            By: _______________________________
                                            Name: _____________________________
                                            Title: ____________________________

                                    EXHIBIT G

                           LIST OF SERVICE CONTRACTS,
                  EQUIPMENT LEASES AND LEASED PERSONAL PROPERTY


                                                         ONE FINANCIAL PLAZA
                                                       MINNEAPOLIS, MINNESOTA

                                                           CONTRACT REVIEW

---------------------- --------------------- ---------------------------- ------------- ------------ ------------ ------------------
                                              FREQUENCY OF SERVICE & COST                BEGINNING
                                             ----------------------------                & ENDING
                                                 CURRENT        PRIOR      MOST RECENT   DATE OF     CANCELLATION
    SERVICE/PRODUCT           VENDOR              YEAR           YEAR       BID DATE     CONTRACT       CLAUSE          NOTES
---------------------- --------------------- -------------- ------------- ------------- ------------ ------------ ------------------
 Elevator Maintenance      OTIS Elevator      Preventative   Preventative      8/00       2/1/97 -    30 Day       New Corp. Rates
                                               Maintenance   Maintenance                  12/31/07    Notice Upon  Negotiated 8/00
                                               $15,540/Mo     $14,730/Mo                              Sale
---------------------- --------------------- -------------- ------------- ------------- ------------ ------------ ------------------
    Security Patrol       Allied Security       $195,090/      $183,780/                  1/01/01 -   30 Day       In Process of
                                                Yr Budget      Yr Budget                   M-T-M      Notice W/O   Bidding Service
                                                                                                      Cause
---------------------- --------------------- -------------- ------------- ------------- ------------ ------------ ------------------
    Window Washing       Columbia Building     $21,385.02/    $14,680/Yr      1/04        1/01/04 -   30 Day
                             Services        Yr Per Budget    Per Budget                 12/31/05     Notice W/O
                                                                                                      Cause
---------------------- --------------------- -------------- ------------- ------------- ------------ ------------ ------------------
     Snow Removal               ABM                                                     Year-To-Year               ABM-Removes Each
                           Columbia Bldg.                                                                          Snowfall
                              Services                                                                             Columbia-Removes
                                                                                                                   Curb Side-On Call
---------------------- --------------------- -------------- ------------- ------------- ------------ ------------ ------------------
Trash Removal Services   Waste Management      $16,800/Yr     $16,800/Yr       1/04       1/1/04 -    30 Day
                                                                                          12/31/05    W/O Cause
---------------------- --------------------- -------------- ------------- ------------- ------------ ------------ ------------------
    Rohn Industries     Paper and Cardboard        $0             $0           12/03      1/1/04-
                             Recycling                                                    12/13/04
---------------------- --------------------- -------------- ------------- ------------- ------------ ------------ ------------------
      Janitorial                ABM            $35,391/Yr    $348,945/Yr       12/03      1/1/04 -    30 Day       Recently
                                                                                          12/31/06    W/O Cause    Renegotiated
---------------------- --------------------- -------------- ------------- ------------- ------------ ------------ ------------------
     Pest Control              Adams            $1,275/Yr     $1,200/Yr        8/04       9/1/04 -    30 Day
                                                                                          9/1/05      W/O Cause
---------------------- --------------------- -------------- ------------- ------------- ------------ ------------ ------------------

                                                                G-1

---------------------- --------------------- -------------- ------------- ------------- ------------ ------------ ------------------
   Alarm Monitoring          Honeywell           $35/MO         $35/MO         5/03       5/1/92 -    30 Day
                                                                                           M-T-M      W/O Cause
---------------------- --------------------- -------------- ------------- ------------- ------------ ------------ ------------------
Annual Outdoor Flowers   Bloomin' Blossoms      $2,000/Yr     $2,200/Yr        3/05       5/1/05 -    30 Day
                                                                                          12/31/05    W/O Cause
---------------------- --------------------- -------------- ------------- ------------- ------------ ------------ ------------------
 Indoor Flowers/Plants      Plantscape         $2,059 /MO     $2,806/MO        1/04       4/1/04 -                 Prior year costs
                                                                                          3/31/06                  with McCaren
                                                                                                                   Design
---------------------- --------------------- -------------- ------------- ------------- ------------ ------------ ------------------
 Escalator Maintenance       Schindler          $1,305/MO     $1,285/MO                   9/17/94     30 Day
                                                                                         (Monthly)    Notice
---------------------- --------------------- -------------- ------------- ------------- ------------ ------------ ------------------
   Steam Supply/         Minneapolis Energy       Metered       Metered                   3/1/93 -    90 Day
   Chilled Water              Center                                                      2/28/12     With Cause
---------------------- --------------------- -------------- ------------- ------------- ------------ ------------ ------------------
   Fire Extinguisher        JN Johnson           $350/Yr       $950/Yr                    7/5/97      30 Day
      Maintenance                                                                        (Yearly)     W/O Cause
---------------------- --------------------- -------------- ------------- ------------- ------------ ------------ ------------------
  Telecommunications         Intermedia                                                   2/12/97 -                Initial Phones
       Services           Communications                                                  2/28/07                  (8) At No Charge,
                                                                                                                   Add Ons Charged
                                                                                                                   Mo. Current LD
                                                                                                                   Rate $.12 Per
                                                                                                                   Minute
---------------------- --------------------- -------------- ------------- ------------- ------------ ------------ ------------------
    Parking Garage       Standard Parking       4% Of Gross                               2/21/97     60 Day
                                                 Revenue                                 (Yearly)     W/O Cause
---------------------- --------------------- -------------- ------------- ------------- ------------ ------------ ------------------
 Copy Machine Contract        Loffler            $596/Mo       $596/Mo                    12/01-
                                                                                          12/05
---------------------- --------------------- -------------- ------------- ------------- ------------ ------------ ------------------
 Fax Machine Contract         Loffler            $82/MO         $82/MO                   7/03-7/07
---------------------- --------------------- -------------- ------------- ------------- ------------ ------------ ------------------
   Roof Maintenance           Tremco            $3,300/Yr     $3,300/Yr                   8/21/05-    30 Day       5th, 6th 27th,
                                                                                          8/20/10     Notice       28th Floor Roofs
                                                                                                      Upon Sale
---------------------- --------------------- -------------- ------------- ------------- ------------ ------------ ------------------
 After Hours Answering  Time Communications       $35.95                                  6/1/00      30 Day
        Service                                 /Mo Base                                 (Monthly)    Notice
---------------------- --------------------- -------------- ------------- ------------- ------------ ------------ ------------------

                                                                G-2

                                    EXHIBIT H

                         EARNEST MONEY ESCROW AGREEMENT


Escrow No.:____________
Date:  July ___, 2005


        The sum of Two Million Five Hundred Thousand Dollars ($2,500,000.00) of earnest money will be deposited with First American Title Insurance Company, as escrowee ("Escrowee"), within three (3) business days after execution of the Agreement, and an additional Two Million Five Hundred Thousand and no/100 Dollars ($2,500,000.00) of earnest money shall be deposited on or prior to , 2005 if required under the Purchase and Sale Agreement described below. All funds deposited with Escrowee hereunder shall be disbursed by Escrowee only upon the joint order of the undersigned or their respective legal representatives or assigns.

        Except for any such joint order, Escrowee is hereby expressly authorized to disregard, in its sole discretion, any and all notices or warnings given by any of the parties hereto, or by any other person or corporation, but Escrowee is hereby expressly authorized to comply with and obey any and all orders or decrees entered or issued by any court, with or without jurisdiction, and in case Escrowee obeys or complies with any such order or decree of any court it shall not be liable to any of the parties hereto or any other person, firm or corporation by reason of such compliance, notwithstanding any such order or decree being entered without jurisdiction or being subsequently reversed, modified, annulled, set aside or vacated. In case of any suit or proceeding regarding this escrow agreement to which Escrowee is or may at any time become a party (except a suit or proceeding arising from Escrowee's breach of its obligations hereunder), Escrowee shall have a lien on the contents hereof for any and all out-of-pocket costs, including reasonable attorneys' fees, whether such attorneys shall be regularly retained or specially employed, and any other reasonable expenses which it may have incurred or become liable for on account thereof, and it shall be entitled to reimburse itself therefor out of said deposit, and the undersigned jointly and severally agree to pay Escrowee, upon demand, all such costs, fees and expenses so incurred. In no case shall the above mentioned deposits be surrendered except on an order signed by the parties hereto, their respective legal representatives or assigns, or in obedience of the process or order of court as aforesaid.

        Deposits made pursuant to these instructions shall be held in an interest bearing account and may be invested on behalf of any party or parties hereto; provided that any direction to Escrowee for such investment shall be expressed in writing and contain the consent of all the parties to this escrow agreement, and also provided that Escrowee is in receipt of the taxpayer's identification number and investment forms as required. Escrowee will, upon request, furnish information concerning its procedures and fee schedules for investment.

        In the event the Escrowee is requested to invest deposits hereunder, Escrowee is not to be held responsible for any loss of principal or interest which may be incurred as a result of making the investment for the purposes of these escrow instructions unless such loss results from the negligence or intentional misconduct of Escrowee.

        Except as to deposits of funds for which Escrowee has received express written direction concerning investment or other handling, the parties hereto agree that the Escrowee shall be under no duty to invest or reinvest any deposits at any time held by it hereunder. Escrowee may commingle any uninvested deposits with other deposits or with its own funds to the extent permitted by law, provided, however, nothing herein shall diminish Escrowee's obligation to apply the full amount of the deposits, plus all interest and earnings thereon, in accordance with the terms of this Agreement.

        The undersigned Buyer and Seller acknowledge that the amount deposited hereunder is the earnest money "Deposit" described in and governed by that certain Agreement of Purchase and Sale dated July _____, 2005 between the undersigned Seller and Buyer. Seller and Buyer agree to execute all joint directions and take all other actions required hereunder to cause the Deposit to be disbursed and applied in the manner required under said Agreement of Purchase and Sale.

        IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and sealed as of the date first stated above.

SELLER:
ZELLER HOLDINGS CORP., an Illinois corporation, as Trustee


By: ___________________________________
Name:  ________________________________
Its: __________________________________

BUYER:
HARVARD PROPERTY TRUST, LLC, a Delaware limited liability company


By: ___________________________________
Name:  ________________________________
Its: __________________________________

ESCROW AGENT:

First American Title Insurance Company

By: ___________________________________
Name:  ________________________________
Its: __________________________________

                                    EXHIBIT I

                                  MASTER LEASE

                                    EXHIBIT I

                               ONE FINANCIAL PLAZA

                                  MASTER LEASE

        THIS LEASE is entered into and made as of the _______ day of _________________________, 2005 by and between [HARVARD PROPERTY TRUST, LLC], a , hereinafter called "Landlord", and ZELLER HOLDINGS CORP., an Illinois corporation, as trustee for ZELLER-OFP TRUST, an Illinois trust, hereinafter called "Tenant".

                                   WITNESSETH:

        Landlord, in consideration of the rents and covenants hereinafter set forth, does hereby demise, let and lease to Tenant, and Tenant does hereby hire, take and lease from Landlord, on the terms and conditions hereinafter set forth, the following described space, hereinafter called the "Premises", to have and to hold the same, with all appurtenances, unto Tenant for the term hereinafter specified.

1.      DESCRIPTION OF THE PREMISES

        The Premises consist of approximately 25,000 rentable square feet of vacant and undesignated office and retail space (the "rentable area") located in the building commonly known as 120 South Sixth Street, in the City of Minneapolis, County of Hennepin, State of Minnesota, (hereinafter called the "Building"). The Building is located within One Financial Plaza (hereinafter called the "Project"), as legally described on Exhibit "B" attached hereto and made a part hereof.

2.      TERM

        The term of this Lease (the "Term") shall be for a period of one (1) year and six (6) months, commencing [Closing Date] (the "Commencement Date"), and ending [one (1) year and six (6) months after Closing] (the "Expiration Date"), subject to adjustment as provided in Paragraph 6 hereof, unless this Lease shall be sooner terminated as hereinafter provided.

3.      RENT

        Subject to the adjustment provisions of Paragraph 4 hereof, Tenant shall pay to Landlord, at the address listed below in Paragraph 25, Rent for the Premises in the initial monthly amount of $20,833.33, which has been calculated by using an annual per square foot rental rate of $10.00. The first installment of Rent shall be payable on the thirtieth (30th) day after the Commencement Date with subsequent installments of Rent due and payable on the same date thereafter to and including the Expiration Date. Rent shall be payable in arrears. The area of the Premises remaining subject to this Lease (and the amount of Rent to be paid) shall be determined as set forth in Paragraph 4 hereof.

4.      REDUCTION OF AREA OF PREMISES

        Landlord and Tenant intend that Tenant, through its leasing agent, will continue to offer all vacant space in the Building (including the Premises) for lease to third parties. The rentable area of the Premises shall be reduced from time to time during the Term on each commencement date of each "Qualifying Lease". For the purpose of this provision, a "Qualifying Lease" shall include
(a) any new lease executed by Landlord with a new tenant for space in the Building, (b) any new lease or lease amendment for expansion space (but only to the extent of such expansion) for an existing tenant in the Building, or (c) a Lease executed by Landlord with a third party for the current management office located in Suite 1700 of the Building. On the commencement date of each Qualifying Lease, the area of the Premises set forth in Paragraph 1 hereof shall be reduced by the rentable area of the space leased and monthly Rent shall be reduced on the same date by an amount equal to one-twelfth (1/12) of the product of the area of the space leased and $10.00.

5.      TENANT FINISH IMPROVEMENTS

        Landlord shall not be obligated to construct any tenant finish improvements to the Premises. Landlord shall deliver and Tenant shall accept the Premises in "as-is" condition.

6.      DELIVERY OF POSSESSION; ADJUSTMENT OF TERM

        (a) Delivery of Possession. Landlord shall deliver the Premises to Tenant on the Commencement Date.

        (b) Tenant's Acceptance of the Premises. Upon delivery of possession of the Premises to Tenant as hereinbefore provided, Tenant shall give Landlord an Estoppel Letter, in the form attached to this Lease, made a part hereof and marked Exhibit "E", signed by an officer or principal of Tenant acknowledging
(i) the original or revised Commencement Date and Expiration Date of this Lease, and (ii) that Tenant has accepted the Premises for occupancy and that the condition of the Premises and the Building was at the time satisfactory and in conformity with the provisions of this Lease in all respects. Tenant's Estoppel Letter, fully executed, shall be attached to and made a part of this executed Lease.

7.      USE OF THE PREMISES

        (a) Specific Use. The Premises shall be occupied and used exclusively for general office and retail purposes and for legal purposes incidental thereto, and shall not be used for any other purpose.

        (b) Covenants Regarding Use. In connection with its use of the Premises, Tenant agrees to do the following:

                (i) Tenant shall use the Premises and conduct its business thereon in a safe, careful, reputable and lawful manner; shall keep and maintain the Premises in as good a condition as they were when Tenant first took possession thereof and shall make all necessary repairs to the Premises other than those which Landlord is obligated to make as provided elsewhere herein.

                (ii) Tenant shall not commit, nor allow to be committed, in, on or about the Premises, the Building or the Project, any act of waste, including any act which might deface, damage or destroy the Project, Building, or any part thereof; use or permit to be used on the Premises any hazardous substance, equipment or other thing which might cause injury to person or property or increase the danger of fire or other casualty in, on or about the Premises; permit any objectionable or offensive noise or odors to be emitted from the Premises; or do anything, or permit anything to be done, which would, in Landlord's opinion, disturb or tend to disturb other tenants occupying leased space in the Building.

                (iii) Tenant shall not overload the floors of the Premises beyond their designed weight-bearing capacity. Landlord reserves the right to direct the positioning of all heavy equipment, furniture and fixtures which Tenant desires to place in the Premises so as to distribute properly the weight thereof, and to require the removal of any equipment or furniture which exceeds the weight limit specified herein.

                (iv) Tenant shall not use the Premises, nor allow the Premises to be used, for any purpose or in any manner which would, in Landlord's opinion, invalidate any policy of insurance now or hereafter carried on the Project or increase the rate of premiums payable on any such insurance policy. Should Tenant fail to comply with this covenant, Landlord may, at its option, require Tenant to stop engaging in such activity or to reimburse Landlord as additional rent for any increase in premiums charged during the term of this Lease on the insurance carried by Landlord on the Premises and attributable to the use being made of the Premises by Tenant.

        (c) Compliance with Laws. Tenant shall not use or permit the use of any part of the Premises for any purpose prohibited by law. Tenant shall, at Tenant's sole expense, comply with all laws, statutes, ordinances, rules, regulations and orders of any federal, state, municipal or other governmental agency thereof having jurisdiction over and relating to the use, condition and occupancy of the Premises, except that Tenant shall not be responsible for or required to make structural repairs to the Building or the Premises unless, in the case of the latter, they are occasioned by its own use of the Premises or negligence.

        (d) Compliance with Project Rules and Regulations. Rules and regulations governing the use and occupancy of the Premises and all other leased space in the Project have been adopted by Landlord for the mutual benefit and protection of all tenants in the Project. Tenant shall comply with and conform to the rules and regulations currently in effect, which are attached to this Lease, made a part hereof and marked Exhibit "D". Landlord shall have the right to change such rules and regulations or to make new rules and regulations from time to time in any manner that it deems necessary or desirable in order to insure the safety, care and cleanliness of the Project and the preservation of order therein. Any such amendments to the rules and regulations shall be set forth in writing and shall be given to Tenant, who shall thereafter comply with and conform to the same.

        (e) Compliance with Zoning. Tenant knows the character of its operation in the Premises and that applicable zoning ordinances and regulations are of public record. Tenant shall have sole responsibility for its compliance therewith, and Tenant's inability so to comply shall not be cause for Tenant to terminate this Lease.

8.      UTILITIES AND OTHER BUILDING SERVICES

        (a) Services to be Provided. Landlord shall furnish Tenant, between the hours of 8:00 a.m. and 6:00 p.m. on Monday through Friday of each week except on legal holidays and except as noted below, with the following utilities and other building services to the extent considered by Landlord to be reasonably necessary for Tenant's comfortable use and occupancy of the Premises for general office use or as may be required by law or directed by governmental authority:

                (i)     Heating, ventilation and air conditioning;

                (ii) Electricity for lighting and operating business machines and equipment in the Premises and the common areas and facilities of the Building;

                (iii)   Water for lavatory and drinking purposes;

                (iv)    Automatic elevator service;

                (v) Cleaning and janitorial service, including the supplying and installing of paper towels, toilet tissue and soap in common washrooms on Monday through Friday of each week except legal holidays;

                (vi) Washing of interior and exterior windows at intervals established by Landlord;

                (vii) Replacement of all lamps, bulbs, starters and ballasts used in common areas of the Project;

                (viii) Cleaning and maintenance of the common areas and facilities of the Project and the walks, driveways, parking lots and landscaped areas adjacent to the Project, including the removal of rubbish and snow; and

                                       2.

                (ix) Repair and maintenance of the Project and certain systems within the Premises to the extent specified in Paragraph 10(a) hereof.

        (b) Additional Services. If Tenant requests any other utilities or building services in addition to those identified above or any of the above utilities or building services in frequency, scope, quality or quantities greater than that which Landlord determines are normally required by other tenants in the Project for general office use, then Landlord shall use reasonable efforts to attempt to furnish Tenant with such additional utilities or building services. In the event Landlord is able to and does furnish such additional utilities or building services, the cost thereof shall be borne by Tenant, who shall reimburse Landlord monthly for the same as provided in Paragraph 8(d) hereof.

        If any lights, machines or equipment (including but not limited to computers) used by Tenant in the Premises materially affect the temperature otherwise maintained by the Project's air conditioning system, Landlord shall have the right to install any machinery or equipment which Landlord considers reasonably necessary in order to restore the temperature balance between the Premises and rest of the Project, including that which modifies the Project's air conditioning system. All costs expended by Landlord to install any such machinery and equipment and any additional cost of operation and maintenance occasioned thereby shall be borne by Tenant, who shall reimburse Landlord for the same as provided in Paragraph 8(d) hereof.

        Tenant shall not install nor connect any electrical machinery or equipment other than the business machines and equipment typically used for general office use by tenants in office buildings comparable to the Project (a personal computer being an example of such a typical electrical equipment) nor any water-cooled machinery or equipment without Landlord's prior written consent. If Landlord determines that the machinery or equipment to be so installed or connected exceeds the designed load capacity of the Project's electrical system or is in any way incompatible therewith will materially affect utility costs, then Landlord shall have the right, as a condition to granting its consent, to make such modifications to any utility system or other parts of the Project or the Premises, or to require Tenant to make such modifications to the equipment to be installed or connected, as Landlord considers to be reasonably necessary before such equipment may be so installed or connected. The cost of any such modifications shall be borne by Tenant, who shall reimburse Landlord for the same (or any portion thereof paid by Landlord) as provided in Paragraph 8(d) hereof.

        Landlord shall have the right, at its sole cost, to install meters or submeters to measure the amount of electricity consumed, from time to time, in the Premises. In such event, Tenant shall pay, as additional rent, charges for all utility services consumed in the Premises and measured by any such meters or submeters as the same are billed to Tenant from Landlord from time to time; provided, the cost of such services shall not exceed the rate that Tenant would pay for comparable services if purchased directly from the utility supplying such services. If Landlord chooses to so meter or submeter the Premises, during the period that such meters or submeters are operating, Tenant shall have no obligation to pay, as part of Operating Expenses, the cost of electricity consumed in the Premises or any other occupied premises in the Building.

        (c) Interruption of Services. Tenant understands, acknowledges and agrees that any one or more of the utilities or other building services identified above may be interrupted by reason of accident, emergency or other causes beyond Landlord's control, or may be discontinued or diminished temporarily by Landlord or other persons until certain repairs, alterations or improvements can be made; that Landlord does not represent or warrant the uninterrupted availability of such utilities or building services; and that any such interruption shall not be deemed an eviction or disturbance of Tenant's right to possession, occupancy and use of the Premises or any part thereof, or render Landlord liable to Tenant in damages by abatement of rent or otherwise, or relieve Tenant from the obligation to perform its covenants under this Lease.

        (d) Payment for Utilities and Building Services. The cost of additional utilities and other building services furnished by Landlord at the request of Tenant or as a result of Tenant's activities as provided in Paragraph 8(b) hereof shall be borne by Tenant, who shall be separately billed therefore and who shall reimburse and pay Landlord monthly for the same as additional rent, at the same time the next monthly installment of Base Rent and other additional rent is due. Tenant agrees to give reasonable advance notice, in writing, to Landlord of its request for additional services.

        (e) Energy Conservation. Notwithstanding anything to contrary in this Paragraph 8 or elsewhere in this Lease, Landlord shall have the right to institute such policies, programs and measures as may be necessary or desirable, in Landlord's discretion, for the conservation and/or preservation of energy related services, or as may be required to comply with any applicable codes, rules and regulations, whether mandatory or voluntary.

9.      SIGNS

        Tenant shall not inscribe, paint, affix or display any signs, advertisements or notices on or in the Project or in the Premises and visible from outside the Premises, except for such tenant identification information as Landlord at its own discretion permits to be included and agrees to install on the directory board in the main lobby and on the tenant access doors to the Premises.

10.     REPAIRS, MAINTENANCE, ALTERATIONS, IMPROVEMENTS AND FIXTURES

        (a) Repair and Maintenance of Project. Landlord shall keep and maintain in good order, condition and repair the roof, exterior and interior load-bearing walls (including any plate glass windows comprising a part thereof), foundation, basement, the common areas and facilities of the Project and the electrical, plumbing, heating, ventilation and air conditioning systems serving the Premises and other parts of the Project, except that the repair and maintenance of any electrical, plumbing, heating, ventilation and air conditioning components which have been installed in the Premises pursuant to the provisions of Paragraph 8(b) hereof shall be the responsibility of Tenant. The cost of all non-capitalized repairs required to be made by Landlord shall be an operating expense of the Project unless made necessary by the negligence, misuse or default of Tenant, its employees, agents, customers or invitees, in which event they shall be borne by Tenant, who shall be separately billed and shall reimburse Landlord for the same as additional rent.

                                       3.

        (b) Repair and Maintenance of Premises. Except as provided in Paragraph 10(a) hereof, Tenant shall, at its own expense, keep and maintain the Premises in good order, condition and repair at all times during the Term, and Tenant shall promptly repair all damage to the Premises and replace or repair all damaged or broken fixtures, equipment and appurtenances with materials equal in quality and class to the original materials, under the supervision and subject to the approval of Landlord, and within any reasonable period of time specified by Landlord. If Tenant fails to do so, Landlord may, but need not make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including Landlord's Costs, forthwith upon being billed for same. As used in this Lease, the term "Landlord's Costs" shall mean fifteen percent (15%) of any costs or expenses paid by Landlord, in order to reimburse Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's actions or involvement.

        (c) Alterations or Improvements. Tenant shall not make, nor permit to be made, alterations or improvements to the Premises, unless Tenant obtains the prior written consent of Landlord thereto. If Landlord permits Tenant to make any such alterations or improvements, Tenant shall make the same in accordance with all applicable laws and building codes, in a good and workmanlike manner and in quality equal to or better than the original construction of the Project and shall comply with such requirements as Landlord considers necessary or desirable, including without limitation the provision by Tenant to Landlord with security for the payment of all costs to be incurred in connection with such work, requirements as to the manner in which and the times at which such work shall be done and the contractor or subcontractors to be selected to perform such work and the posting and re-posting of notices of Landlord's non-responsibility for mechanics' liens. Tenant shall promptly pay all costs attributable to such alterations and improvements and shall indemnify, defend and hold harmless Landlord from and against any mechanic's liens or other liens or claims filed or asserted as a result thereof and against any costs or expenses which may be incurred as a result of building code violations attributable to such work. Tenant shall promptly repair any damage to the Premises or the Project caused by any such alterations or improvements. Any alterations or improvements to the Premises, except movable office furniture and equipment and trade fixtures, shall at Landlord's election, either (i) become a part of the realty and the property of Landlord, and shall not be removed by Tenant, or (ii) be removed by Tenant upon the expiration or sooner termination hereof and any damage caused thereby repaired at Tenant's cost and expense. In the event Tenant so fails to remove same, Landlord may have same removed and the Premises so repaired at Tenant's expense. At Landlord's election, Landlord and Landlord's architect, engineers or contractors shall have the right to supervise all construction operations within the Premises, and Tenant shall promptly pay Landlord the cost of such supervision.

        (d) Trade Fixtures. Any trade fixtures installed on the Premises by Tenant at its own expense, such as movable partitions, counters, shelving, showcases, mirrors and the like may, and, at the request of Landlord, shall be removed on the Expiration Date or earlier termination of this Lease, provided that Tenant is not then in default, that Tenant bears the cost of such removal, and further that Tenant repair at its own expense any and all damage to the Premises resulting from the original installation of and subsequent removal of such trade fixtures. If Tenant fails so to remove any and all such trade fixtures from the Premises on the Expiration Date or earlier termination of this Lease, all such trade fixtures shall become the property of Landlord unless Landlord elects to require their removal, in which case Tenant shall promptly remove same and restore the Premises to their prior condition. In the event Tenant so fails to remove same, Landlord may have same removed and the Premises so repaired to their prior condition at Tenant's expense.

        (e) Wiring and Cabling. Any wiring or cabling installed by Tenant in the Premises or in shafts, ducts or portions of the Common Areas shall be removed by Tenant at Tenant's expense on or before the Expiration Date or earlier termination of this Lease. If Tenant fails to remove any such wiring or cabling, Landlord may have the same removed at Tenant's expense.

        (f) Storefront. If the Premises includes storefront glass entrances or walls at or near public spaces in the Building, Tenant must have specific approval by Landlord of all colors and materials for floorcovering, wallcovering, furniture, open landscape partitions, and artwork prior to installation.

        (g) Reserved Rights. Landlord reserves the right to decorate and to make, at any time or times, at its own expense, repairs, alterations, additions and improvements, structural or otherwise, in or to the Premises, the Building, the Project or part thereof, and to perform any acts related to the safety, protection or preservation thereof, and during such operations to take into and through the Premises or any part of the Building all material and equipment required and to close or temporarily suspend operation of entrances, doors, corridors, elevators or other facilities, provided that Landlord shall cause as little inconvenience or annoyance to Tenant as is reasonably necessary in the circumstances, and shall not do any act which permanently reduces the size of the Premises. Landlord may do any such work during ordinary business hours and Tenant shall pay Landlord for overtime and for any other expenses incurred if such work is done during other hours at Tenant's request.

11.     FIRE OR OTHER CASUALTY; CASUALTY INSURANCE

        (a) Substantial Destruction of the Building. If the Building should be substantially destroyed (which, as used herein, means destruction or damage to at least seventy-five percent (75%) of the Building) by fire or other casualty, either party hereto may, at its option, terminate this Lease by giving written notice thereof to the other party within thirty (30) days of such casualty. In such event, the rent shall be apportioned to and shall cease as of the date of such casualty. If neither party exercises this option, then the Premises shall be reconstructed and restored, at Landlord's expense, to substantially the same condition as they were prior to the casualty.

        (b) Substantial Destruction of the Premises. If the Premises should be substantially destroyed, or rendered wholly untenantable for the purpose for which they were leased, by fire or other casualty and the Building is not substantially destroyed as provided above, then the parties hereto shall have the following options:

                (i) Tenant may require that the Premises be reconstructed and restored, at Landlord's expense, to substantially the same condition as they were prior to the casualty, except for repair or replacement of Tenant's personal property,

                                       4.

        equipment and trade fixtures, which shall remain Tenant's responsibility. This option shall be exercised by Tenant giving written notice to Landlord within thirty (30) days after the date of the casualty, and upon the exercise thereof rent shall be abated from the date of the casualty until substantial completion of the reconstruction of the Premises, whereupon this Lease shall continue in full force and effect for the balance of the Term upon the same terms, conditions and covenants as are contained herein. If this option is not so exercised by Tenant, Landlord shall then have the right and option, to be exercised within thirty (30) days following the expiration of Tenant's option period, by the giving of written notice to Tenant, to reconstruct and restore the Premises to substantially the same condition as they were prior to the casualty or, Landlord, at its option, shall make available reasonably comparable space in the Project to accommodate Tenant. In either such event, this Lease shall continue in full force and effect for the balance of the Term upon the same terms, conditions, and covenants as are contained herein; provided, however, that the rent shall be abated from the date of the casualty until substantial completion of the reconstruction of the Premises or notice by Landlord that comparable space is ready for Tenant to occupy. If Landlord fails to exercise either of these aforementioned options, this Lease shall be terminated as of the date of the casualty, to which date rent shall be apportioned and shall cease.

                (ii) If the casualty occurs during the last twelve (12) months of the Term, either party shall have the right and option to terminate its Lease as of the date of the casualty, which option shall be exercised by written notice to be given by either party to the other party within thirty (30) days therefrom. If this option is exercised, rent shall be apportioned to and shall cease as of the date of the casualty.

        (c) Partial Destruction of the Premises. If the Premises should be rendered partially untenantable for the purpose for which they were leased (which, as used herein, means such destruction or damage as would prevent Tenant from carrying on its business on the Premises to an extent not exceeding forty percent (40%) of its normal business activity) by fire or other casualty, then such damaged part of the Premises shall be reconstructed and restored, at Landlord's expense, to substantially the same condition as it was prior to the casualty; rent shall be abated in the proportion which the approximate area of the damaged part bears to the total area in the Premises from the date of the casualty until substantial completion of the reconstruction repairs; and this Lease shall continue in full force and effect for the balance of the Term. Landlord shall use reasonable diligence in completing such reconstruction repairs, but in the event Landlord fails to complete the same within two hundred
(200) days from the date of the casualty, Tenant may, at its option, terminate this Lease upon giving Landlord written notice to that effect, whereupon both parties shall be released from all further obligations and liability hereunder.

        (d) Casualty Insurance. Landlord shall be responsible for insuring and shall at all times during the Term carry, as an Operating Expense of the Project, a policy of insurance which insures the Project, including the Premises, against loss or damage by fire or other casualty (namely, the perils against which insurance is afforded by the standard fire insurance policy and extended coverage endorsement); provided, however, that Landlord shall not be responsible for, and shall not be obligated to insure against, any loss or damage to personal property (including, but not limited to, any furniture, machinery, equipment, goods or supplies) of Tenant or which Tenant may have on the Premises or any trade fixtures installed by or paid for by Tenant on the Premises or any additional improvements which Tenant may construct on the Premises. If Tenant's operation or the Tenant Finish Improvements installed by Landlord pursuant to the provisions of Paragraph 5(a) hereof or any alterations or improvements made by Tenant pursuant to the provisions of Paragraph 10(c) hereof are substantially different from the Tenant Improvements described in Exhibit "C" and result in an increase in the premiums charged during the Term on the casualty insurance carried by Landlord on the Project, then the cost of such increase in insurance premiums shall be borne by Tenant, who shall reimburse Landlord for the same as additional rent after being billed therefore. Tenant shall at all times during the Term, carry, at its own expense, property insurance covering its personal property, trade fixtures installed by or paid for by Tenant or any additional improvements which Tenant may construct on the Premises which coverage shall be no less than eighty percent (80%) of replacement value. Tenant shall also carry business interruption insurance on such terms as shall be reasonably satisfactory to Landlord. Tenant shall furnish Landlord with a certificate evidencing that such coverages are in full force and effect.

        (e) Waiver of Subrogation. Landlord and Tenant hereby release each other and each other's employees, agents, customers and invitees from any and all liability for any loss, damage or injury to property occurring in, on or about or to the Premises, improvements to the Project or personal property within the Project, by reason of fire or other casualty which are covered by applicable standard fire and extended coverage insurance policies. Because the provisions of this paragraph will preclude the assignment of any claim mentioned herein by way of subrogation or otherwise to an insurance company or any other person, each party to this Lease shall give to each insurance company which has issued to it one or more policies of fire and extended coverage insurance notice of the terms of the mutual releases contained in this paragraph, and have such insurance policies properly endorsed, if necessary, to prevent the invalidation of insurance coverages by reason of the mutual releases contained in this paragraph.

12.     GENERAL PUBLIC LIABILITY, INDEMNIFICATION AND INSURANCE

        (a) Tenant shall be responsible for, shall insure against, and shall indemnify Landlord and hold it harmless from, any and all liability for any loss, damage or injury to person or property, arising out of use, occupancy or operations of Tenant and occurring in, on or about the Premises and Tenant hereby releases Landlord from any and all liability for the same. Tenant's obligation to indemnify Landlord hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including attorneys' fees, incurred in connection therewith.

        (b) Tenant shall at all times during the Term carry, at its own expense, for the protection of Tenant, Landlord and Landlord's management agent, as their interests may appear, one or more policies of general public liability and property damage insurance, issued by one or more insurance companies acceptable to Landlord, covering Tenant's use, occupancy and operations providing minimum coverages of $1,000,000 combined single limit for bodily injury and property damage per occurrence with $2,000,000 aggregate coverage. Such insurance policy or policies shall name Landlord, its agents and employees, as insureds and

                                       5.

shall provide that they may not be canceled or materially changed on less than thirty (30) days prior written notice to Landlord. Tenant shall furnish Landlord with certificates evidencing such insurance. Should Tenant fail to carry such insurance and furnish Landlord with copies of all such policies after a request to do so, Landlord shall have the right to obtain such insurance and collect the cost thereof from Tenant as additional rent. Landlord shall have the right during the term of this Lease to adjust the minimum coverage levels stipulated above upon written notice to Tenant. Within thirty (30) days of such written notice, Tenant shall provide Landlord with evidence of such adjustment. Tenant shall also provide Landlord with certificates evidencing workers' compensation insurance coverages. Tenant's insurance coverages required hereby shall be deemed to be additional obligations of Tenant and shall not be a discharge or limitation of Tenant's indemnity obligations contained in Paragraph 12(a) hereof.

        (c) Landlord shall be responsible for, shall have the obligation to insure against, and shall indemnify Tenant and hold it harmless from, any and all liability for any loss, damage or injury to person or property occurring in, on or about the common areas and facilities for the Project and the walks, driveways, parking lot and landscaped areas adjacent to the Project.

        (d) Landlord and its partners, shareholders, affiliates, officers, agents, servants and employees shall not be liable for any damage to person, property or business or resulting from the loss of use thereof sustained by Tenant or by any other persons due to the Building or any part thereof or any appurtenances thereof becoming out of repair, or due to the happening of any accident or event in or about the Building, including the Premises, or due to any act or neglect of any tenant or occupant of the Building or of any other person. This provision shall apply particularly, but not exclusively, to damage caused by gas, electricity, snow, ice, frost, steam, sewage, sewer gas or odors, fire, water or by the bursting or leaking of pipes, faucets, sprinklers, plumbing fixtures and windows and shall apply without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the causes specifically enumerated above or to some other cause. Tenant agrees that all personal property located in the Premises or upon loading docks, receiving and holding areas, or freight elevators of Building, shall be at the risk of Tenant only, and that Landlord shall not be liable for any loss or damage thereto or theft thereof.

13.     EMINENT DOMAIN

        If the whole or any part of the Premises shall be taken for public or quasi-public use by a governmental authority under the power of eminent domain or shall be conveyed to a governmental authority in lieu of such taking, and if such taking or conveyance shall cause the remaining part of the Premises to be untenantable and inadequate for use by Tenant for the purpose for which they were leased, then Tenant may, at its option, terminate this Lease as of the date Tenant is required to surrender possession of the Premises. If a part of the Premises shall be taken or conveyed but the remaining part is tenantable and adequate for Tenant's use, then this Lease shall be terminated as to the part taken or conveyed as of the date Tenant surrenders possession; Landlord shall make such repairs, alterations and improvements as may be necessary to render the part not taken or conveyed tenantable; and the rent shall be reduced in proportion to the part of the Premises so taken or conveyed. All compensation awarded for such taking or conveyance shall be the property of Landlord without any deduction therefrom for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest in and to any such award. However, Tenant shall have the right to recover from the governmental authority, but not from Landlord, such compensation as may be awarded to Tenant on account of the interruption of Tenant's business, moving and relocation expenses and depreciation to and removal of Tenant's trade fixtures and personal property.

14.     LIENS

        If, because of any act or omission of Tenant or anyone claiming by, through, or under Tenant, any mechanic's lien or other lien shall be filed against the Premises or the Project or against other property of Landlord (whether or not such lien is valid or enforceable as such), Tenant shall, at its own expense, cause the same to be discharged of record within a reasonable time, not to exceed thirty (30) days after the date of filing thereof, and shall also defend and indemnify Landlord and hold it harmless from any and all claims, losses, damages, judgments, settlements, cost and expenses, including attorneys' fees, resulting therefrom or by reason thereof. If such lien is not discharged of record within thirty (30) days after the date of filing thereof, Landlord, at its sole option, may take all action necessary to release and remove such lien (without any duty to investigate the validity thereof) and Tenant shall promptly upon notice reimburse Landlord for all sums, costs and expenses (including reasonable attorneys' fees and Landlord's Costs) incurred by Landlord in connection with such lien.

15.     RENTAL, PERSONAL PROPERTY AND OTHER TAXES

        (a) Tenant shall pay before delinquency any and all taxes, assessments, fees or charges (hereinafter referred to as "taxes"), including any sales, gross income, rental, business occupation or other taxes, levied or imposed upon Tenant's business operation in the Premises and any personal property or similar taxes levied or imposed upon Tenant's trade fixtures, leasehold improvements or personal property located within the Premises. In the event any such taxes are charged to the account of, or are levied or imposed upon the property of Landlord, Tenant shall reimburse Landlord for the same as additional rent. Notwithstanding the foregoing, Tenant shall have the right to contest in good faith any such tax and to defer payment, if required, until after Tenant's liability therefore is finally determined.

        (b) If any tenant finish improvements, trade fixtures, alterations or improvements or business machines and equipment located in, on or about the Premises, regardless of whether they are installed or paid for by Landlord or Tenant and whether or not they are affixed to and become a part of the realty and the property of Landlord, are assessed for real property tax purposes at a valuation higher than that at which other such property in other leased space in the Project is assessed, then Tenant shall reimburse Landlord as additional rent for the amount of real property taxes shown on the appropriate county official's records as having been levied upon the Project or other property of Landlord by reason of such excess assessed valuation.

                                       6.

16.     ASSIGNMENT AND SUBLETTING

        Tenant may not assign or otherwise transfer its interest in this Lease or sublet the Premises or any part thereof without the prior written consent of Landlord. Tenant shall notify Landlord sixty (60) days in advance of its intent to transfer, assign or sublet all or any portion of the Premises. In the event of any such assignment or subletting, Tenant shall nevertheless at all times remain fully responsible and liable for the payment of rent and the performance and observance of all of Tenant's other obligations under the terms, conditions and covenants of this Lease. No assignment or subletting of the Premises or any part thereof shall be binding upon Landlord unless such assignee or subtenant shall deliver to Landlord an instrument (in recordable form, if requested) containing an agreement of assumption of all of Tenant's obligations under this Lease and Landlord shall execute a consent form. Landlord agrees to be reasonable in its consent, but Landlord may at its sole discretion withhold its consent to an assignment or sublease to any present tenant of Landlord in the Property or to any tenant whose occupancy would be inconsistent with the character of the Project or whose business is in direct competition with that of another tenant of the Property. Upon the occurrence of an event of default, if all or any part of the Premises are then assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or by law, may, at its option, collect directly from the assignee or subtenant all rent becoming due to Landlord by reason of the assignment or subletting, and Landlord shall have a security interest in all property on the Premises to secure payment of such sums. Landlord, at its option, may also recapture any sublet space in the event of default. Any collection by Landlord from the assignee or subtenant shall not be construed to constitute a novation or release of Tenant from the further performance of its obligations under this Lease. Any rents received by Tenant from the assignment or subletting of the Premises which exceed rents payable by Tenant hereunder shall be immediately paid to Landlord as additional compensation. Landlord shall, at its option, have the right to recapture all or any part of the Premises Tenant proposes to assign or sublet upon notice from Tenant of its intent to assign or such sublet part of the Premises. Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Building, the Project and all other property referred to herein, and upon such transfer, the transferor shall have no further liability hereunder and Tenant shall attorn to any such transferee.

17.     SUBORDINATION OF LEASE TO MORTGAGES

        This Lease is subject and subordinate to any mortgage, deed of trust or similar encumbrance including ground or underlying leases presently existing or hereafter voluntarily placed upon the Project or the Premises, including any renewals, extensions or modifications thereof; and the recording of any such mortgage, deed of trust or similar encumbrance shall make it prior and superior to this Lease regardless of the date of execution or recording of either document. Tenant shall, at Landlord's request, execute and deliver within five
(5) days to Landlord, without cost, any instrument which may be deemed necessary or desirable by Landlord to confirm the subordination of this Lease; and if Tenant fails or refuses to do so, Landlord may execute such instrument in the name and as the act of Tenant. Tenant shall attorn to any subsequent owner or transferee of the Project regardless of whether or not a subordination agreement has been executed by Tenant.

18.     DEFAULTS AND REMEDIES

        (a) Default by Tenant. The occurrence of any one or more of the following events shall be a default and breach of this Lease by Tenant:

                (i) Tenant shall fail to pay any monthly installment of Rent within ten (10) days after the same shall be due and payable.

                (ii) Tenant shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after notice thereof from Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Tenant is of such nature that the same cannot reasonably be performed within such thirty-day period, such default shall be deemed to have been cured if Tenant commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same, but in any event completes cure within ninety (90) days after notices from Landlord.

                (iii) Tenant makes an assignment for the benefit of creditors; or substantially all of Tenant's assets in, on or about the Premises or Tenant's interest in this Lease are attached or levied upon under execution (and Tenant does not discharge the same within thirty (30) days thereafter); or

                (iv) Tenant causes or permits a hazardous condition to exist on the Premises and fails to cure such condition immediately after notice thereof from Landlord.

        (b) Remedies of Landlord. Upon the occurrence of any event of default set forth in Paragraph 18(a) hereof, Landlord shall have the following rights and remedies, in addition to those allowed by law, any one or more of which may be exercised without further notice to or demand upon Tenant:

                (i) Landlord may re-enter the Premises and cure any default of Tenant, in which event Tenant shall reimburse Landlord as additional rent for any costs and expenses which Landlord may incur to cure such default; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action, regardless of whether caused by Landlord's negligence or otherwise;

                (ii) Landlord may terminate this Lease as of the date of such default, in which event: (A) neither Tenant nor any person claiming under or through Tenant shall thereafter be entitled to possession of the Premises, and Tenant shall immediately thereafter surrender the Premises to Landlord; (B) Landlord may re-enter the Premises and dispossess Tenant or any other occupants of the Premises by summary proceedings, ejectment or otherwise, and may remove their effects, without prejudice to any other remedy which Landlord may have for possession or arrearages in rent; and (C) notwithstanding the

                                       7.

        termination of this Lease, Landlord may either declare all rent which would have been due under this Lease for the balance of the Term immediately due and payable, whereupon Tenant shall be obligated to pay the same to Landlord;

                (iii) Landlord may terminate Tenant's right of possession of the Premises and repossess the Premises by eviction action, without terminating this Lease; and

                (iv) Landlord may sue for injunctive relief or to recover damages for any loss resulting from the breach.

        Any agreement for an extension of the Term or any additional period thereafter shall not thereby prevent Landlord from terminating this Lease for any reason specified in this Lease. If any such right of termination is exercised by Landlord during the Term or any extension thereof, Tenant's right to any further extension shall thereby be automatically canceled. Any such right of termination of Landlord contained herein shall continue during the Term and any subsequent extension hereof.

        (c) Default by Landlord and Remedies of Tenant. It shall be a default and breach of this Lease by Landlord if it shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after notice thereof from Tenant; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is of such nature that the same cannot reasonably be performed within such thirty-day period, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold or abate any rent due hereunder.

        (d) Non-Waiver of Defaults. The failure or delay by either party hereto to enforce or exercise at any time any of the rights or remedies or other provisions of this Lease shall not be construed to be a waiver thereof, nor affect the validity of any part of this Lease or the right of either party thereafter to enforce each and every such right or remedy or other provisions. No waiver of any default and breach of this Lease shall be held to be a waiver of any other default or breach. The receipt of rent by Landlord at a time after rent is due under this Lease shall not be construed as a waiver of such default. The receipt by Landlord of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the rent due or to pursue any other remedies provided in this Lease. No act or omission by Landlord or its employees or agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

        (e) Attorney's Fees. If Tenant defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and Landlord places the enforcement of all or any part of this Lease, the collection of any rent due or to become due or the recovery of possession of the Premises in the hands of an attorney, or if Landlord incurs any fees or out-of-pocket costs in any litigation, negotiation or transaction in which Tenant causes Landlord (without Landlord's fault) to be involved or concerned, Tenant agrees to reimburse Landlord for the attorney's fees and costs incurred thereby, whether or not suit is actually filed.

19.     BANKRUPTCY OR INSOLVENCY

        It is understood and agreed that the following shall apply in the event of the bankruptcy or insolvency of Tenant:

        (a) If a petition is filed by, or an order for relief is entered against Tenant under Chapter 7 of the Bankruptcy Code and the trustee of Tenant elects to assume this Lease for the purpose of assigning it, such election or assignment, or both, may be made only if all of the terms and conditions of subparagraphs (b) and (d) below are satisfied. To be effective, an election to assume this Lease must be in writing and addressed to Landlord, and in Landlord's business judgment, all of the conditions hereinafter stated, which Landlord and Tenant acknowledge to be commercially reasonable, must have been satisfied. If the trustee fails so to elect to assume this Lease within sixty
(60) days after his appointment, this Lease will be deemed to have been rejected, and Landlord shall then immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee and this Lease shall be terminated. Landlord's right to be compensated for damages in the bankruptcy proceeding, however, shall survive such termination.

        (b) If Tenant files a petition for reorganization under Chapters 11 or 13 of the Bankruptcy Code, or if a proceeding filed by or against Tenant under any other chapter of the Bankruptcy Code is converted to a Chapter 11 or 13 proceeding and Tenant's trustee or Tenant as debtor-in-possession fails to assume this Lease within sixty (60) days from the date of the filing of such petition or conversion, then the trustee or the debtor-in-possession shall be deemed to have rejected this Lease. To be effective any election to assume this Lease must be in writing addressed to Landlord and, in Landlord's business judgment, all of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable, must have been satisfied:

                (i) The trustee or the debtor-in-possession has cured or has provided to Landlord adequate assurance, as defined in this subparagraph
        (b), that:

                        (1) The trustee will cure all monetary defaults under this Lease within ten (10) days from the date of assumption and

                        (2) The trustee will cure all nonmonetary defaults under this Lease within thirty (30) days from the date of assumption.

                (ii) The trustee or the debtor-in-possession has compensated Landlord, or has provided Landlord with adequate assurance, as hereinafter defined, that within ten (10) days from the date of assumption Landlord will be compensated for any

                                       8.

        pecuniary loss it has incurred arising from the default of Tenant, the trustee, or the debtor-in-possession, as recited in Landlord's written statement of pecuniary loss sent to the trustee or debtor-in-possession.

                (iii) The trustee or the debtor-in-possession has provided Landlord with adequate assurance of the future performance of each of Tenant's obligations under this Lease; provided, however, that:

                        (1) From and after the date of assumption of this Lease, the trustee or the debtor-in-possession shall pay the Base and Additional Rents payable under this Lease in advance in equal monthly installments on each date that such Rents are payable.

                        (2) The trustee or debtor-in-possession shall also deposit with Landlord, as security for the timely payment of Rent, an amount equal to three (3) months' Base Rent and other monetary charges accruing under this Lease;

                        (3) If not otherwise required by the terms of this Lease, the trustee or the debtor-in-possession shall also pay in advance, on each day that any installment of Base Rent is payable, one-twelfth (1/12) of Tenant's annual Taxes, Operating Expenses, and other obligations under this Lease; and

                        (4) The obligations imposed upon the trustee or the debtor-in-possession will continue for Tenant after the completion of bankruptcy proceedings.

                (iv) Landlord has determined that the assumption of this Lease will not:

                        (1) Breach any provision in any other lease, mortgage, financing agreement, or other agreement by which Landlord is bound relating to the Property, Building or Project in which the Premises is located; or

                        (2) Disrupt, in Landlord's judgment, the tenant mix of the Building or Project or any other attempt by Landlord to provide a specific variety of tenants in the Building or Project which, in Landlord's judgment, would be most beneficial to all of the tenants thereof and would enhance the image, reputation, and profitability thereof.

                (v) For purposes of this subparagraph (b), "adequate assurance" means that:

                        (1) Landlord determines that the trustee or the debtor-in-possession has, and will continue to have, sufficient unencumbered assets, after the payment of all secured obligations and administrative expenses, to assure Landlord that the trustee or the debtor-in-possession will have sufficient funds timely to fulfill Tenant's obligations under this Lease and to keep the Premises properly staffed with sufficient employees to conduct a fully operational, actively promoted business in the Premises; and

                        (2) An order shall have been entered segregating sufficient cash payable to Landlord and/or a valid and perfected first lien and security interest shall have been granted in property of Tenant, trustee, or debtor-in-possession which is acceptable in value and kind to Landlord, to secure to Landlord the obligation of the trustee or debtor-in-possession to cure all monetary and nonmonetary defaults under this Lease within the time periods set forth above.

        (c) In the event this Lease is assumed by a trustee appointed for Tenant or by Tenant as debtor-in-possession under the provisions of subparagraph
(b) above and, thereafter, Tenant is either adjudicated bankrupt or files a subsequent petition for arrangement under Chapter 11 of the Bankruptcy Code, then Landlord may, at its option, terminate this Lease and all the tenant's rights under it, by giving written notice of Landlord's election so to terminate.

        (d) If the trustee or the debtor-in-possession has assumed this Lease, pursuant to subparagraph (a) or (b) above, to assign or to elect to assign Tenant's interest under this Lease or the estate created by that interest to any other person, such interest or estate may be assigned only if the intended assignee has provided adequate assurance of future performance, as defined in this subparagraph (d), of all of the terms, covenants, and conditions of this Lease.

                (i) For purposes of this subparagraph (d), "adequate assurance of future performance" means that Landlord has ascertained that each of the following conditions has been satisfied:

                        (1) The assignee has submitted a current financial statement, audited by a certified public accountant, which shows a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by the assignee of the tenant's obligations under this Lease;

                        (2) If requested by Landlord, the assignee will obtain guarantees, in form and substance satisfactory to Landlord (i.e. letter(s) of credit), from one or more persons who satisfy Landlord's standards of creditworthiness; and

                        (3) Landlord has obtained consents or waivers from any third parties which may be required under any lease, mortgage, financing arrangement, or other agreement by which Landlord is bound, to enable Landlord to permit such assignment.

        (e) When, pursuant to the Bankruptcy Code, the trustee or the debtor-in-possession is obligated to pay reasonable use and occupancy charges for the use of all or part of the Premises, it is agreed that such charges will not be less than the Base Rent as defined in this Lease, plus additional rent and other monetary obligations of Tenant included herein.

        (f) Neither Tenant's interest in this Lease nor any estate of Tenant created in this Lease shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, nor otherwise by operation of law under the laws of any

                                       9.

state having jurisdiction of the person or property of Tenant, unless Landlord consents in writing to such transfer. Landlord's acceptance of rent or any other payments from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, either the requirement of Landlord's consent or Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent.

20.     ACCESS TO THE PREMISES

        Landlord, its employees and agents and any mortgagee of the Project shall have the right to enter any part of the Premises at all reasonable times for the purposes of examining or inspecting the same, showing the same to prospective purchasers, mortgagees or tenants and for making such repairs, alterations or improvements to the Premises or the Project as Landlord may deem necessary or desirable. If representatives of Tenant shall not be present to open and permit such entry into the Premises at any time when such entry is necessary or permitted hereunder, Landlord and its employees and agents may enter the Premises by means of a master key or otherwise, Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, nor entitle Tenant to any abatement of rent therefore.

21.     SURRENDER OF PREMISES

        Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord, together with all keys, access cards, alterations, improvements, and other property as provided elsewhere herein, in broom-clean condition and in good order, condition and repair, except for ordinary wear and tear and damage which Tenant is not obligated to repair, failing which Landlord may restore the Premises to such condition at Tenant's expense, which shall be payable upon demand. Upon such expiration or termination Tenant's trade fixtures, furniture and equipment shall remain Tenant's property, and if Tenant shall not then be in default under this Lease, Tenant shall have the right to remove the same prior to the expiration or earlier termination of this Lease, Tenant shall promptly repair any damage caused by any such removal, and shall restore the Premises to the condition existing prior to the installation of the items so removed. Any of Tenant's trade fixtures, furniture or equipment not so removed shall be considered abandoned and may be retained by Landlord or be destroyed.

22.     HOLDING OVER

        If Tenant remains in possession of the Premises without the consent of Landlord after the expiration or earlier termination of this Lease, Tenant shall be deemed to hold the Premises as a tenant at will subject to all of the terms, conditions, covenants and provisions of this Lease (which shall be applicable during the holdover period), except that Tenant shall pay to Landlord twice the last current Base Rent and Additional Rent, which rent shall be payable to Landlord on demand. In addition, Tenant shall be liable to Landlord for all damages occasioned by such holding over. Tenant shall vacate and surrender the Premises to Landlord upon Tenant's receipt of notice from Landlord to vacate. No holding over by Tenant, whether with or without the consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided herein.

23.     INTENTIONALLY DELETED

24.     QUIET ENJOYMENT

        Except as provided in Paragraph 22 hereof to the extent that it may be applicable, if and so long as Tenant pays the prescribed rent and performs or observes all of the terms, conditions, covenants and obligations of this Lease required to be performed or observed by it hereunder, Tenant shall at all times during the term hereof have the peaceable and quiet enjoyment, possession, occupancy and use of the Premises without any interference from Landlord or any person or persons claiming the Premises by, through or under Landlord, subject to any mortgages, underlying leases or other matters of record to which this Lease is or may become subject.

25.     NOTICE AND PLACE OF PAYMENT

        (a) All rent and other payments required to be made by Tenant to Landlord shall be delivered or mailed to Landlord's management agent at the address set forth below or any other address Landlord may specify from time to time by written notice given to Tenant.

        (b) All payments required to be made by Landlord to Tenant shall be delivered or mailed to Tenant at the address set forth in Paragraph 25(c) hereof or at any other address within the United States as Tenant may specify from time to time by written notice given to Landlord.

        (c) Any notice, demand or request required or permitted to be given under this Lease or by law shall be deemed to have been given if reduced to writing and mailed by Registered or Certified mail, postage prepaid, to the party who is to receive such notice, demand or request at the address set forth below or at such other address as Landlord or Tenant may specify from time to time by written notice. When delivering such notice, demand or request shall be deemed to have been given as of the date it was so delivered or mailed.

Landlord                                      Tenant:
[Harvard Property Trust, LLC]                 Zeller Holdings Corp., as trustee
                                              for Zeller-OFP Trust
________________________________________      1700 One Financial Plaza
________________________________________      120 South Sixth Street
________________________________________      Minneapolis, Minnesota 55402
                                              Attention:

                                      10.

With copies to:
                                              With a copy to:

________________________________________      Thomas P. Stoltman, Esq.
________________________________________      Larkin, Hoffman, Daly &
________________________________________      Lindgren, Ltd.
________________________________________      1500 Wells Fargo Plaza
________________________________________      7900 Xerxes Avenue South
________________________________________      Bloomington, Minnesota 55431
________________________________________


26.     MISCELLANEOUS GENERAL PROVISIONS

        (a) Payments Deemed Rent. Any amounts of money to be paid by Tenant to Landlord pursuant to the provisions of this Lease, whether or not such payments are denominated "rent" or "additional rent" and whether or not they are to be periodic or recurring, shall be deemed rent or additional rent for purposes of this Lease; and any failure to pay any of same as provided in Paragraph 18(a) hereof shall entitle Landlord to exercise all of the rights and remedies afforded hereby or by law for the collection and enforcement of Tenant's obligation to pay rent. Tenant's obligation to pay any such rent or additional rent pursuant to the provisions of this Lease shall survive the expiration or other termination of this Lease and the surrender of possession of the Premises after any holdover period.

        (b) Estoppel Letters. Tenant shall, within ten (10) days following written request from Landlord, execute, acknowledge and deliver to Landlord or to any lender, purchaser or prospective lender or purchaser designated by Landlord a written statement certifying (i) that this Lease is in full force and effect and unmodified (or, if modified, stating the nature of such modification), (ii) the date to which rent has been paid, (iii) that there are not, to Tenant's knowledge, any uncured defaults (or specifying such defaults if any are claimed); and (iv) such further matters as may be requested by Landlord. Any such statement may be relied upon by any prospective purchaser or mortgagee of all or any part of the Project. Tenant's failure to deliver such statement within such period shall be conclusive upon Tenant that this Lease is in full force and effect and unmodified, and that there are no uncured defaults in Landlord's performance hereunder.

        (c) Memorandum of Lease. If requested by either party, a Memorandum of Lease, containing the information required by applicable law concerning this Lease shall be prepared, executed by both parties and filed for record in the office of the county recorder in Hennepin County, Minnesota.

        (d) Claims for Fees. Each party hereto shall indemnify and hold harmless the other party for any and all liability incurred in connection with the negotiation or execution of this Lease for any real estate broker's commission or finder's fee which has been earned by a real estate broker or other person on such party's behalf.

        (e) Applicable Law. This Lease and all matters pertinent thereto shall be construed and enforced in accordance with the laws of the State of Minnesota.

        (f) Entire Agreement. This Lease, including all Exhibits, Riders and Addenda, constitutes the entire agreement between the parties hereto and may not be modified except by an instrument in writing executed by the parties hereto.

        (g) Binding Effect. This Lease and the respective rights and obligations of the parties hereto shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto as well as the parties themselves; provided, however, that Landlord, its successors and assigns shall be obligated to perform Landlord's covenants under this Lease only during and in respect of their successive periods as Landlord during the term of this Lease.

        (h) Severability. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall not be affected or impaired, and such remaining provisions shall remain in full force and effect.

        (i) No Partnership. Landlord shall not, by virtue of the execution of this Lease or the leasing of the Premises to Tenant, become or be deemed a partner of Tenant in the conduct of Tenant's business on the Premises or otherwise.

        (j) Headings, Gender, etc. As used in this Lease, the word "person" shall mean and include, where appropriate, an individual, corporation, partnership or other entity; the plural shall be substituted for the singular, and the singular for the plural, where appropriate; and words of any gender shall include any other gender. The topical headings of the several paragraphs of this Lease are inserted only as a matter of convenience and reference, and do not affect, define, limit or describe the scope or intent of this Lease.

        (k) Waiver of Jury. To the extent permitted by law, Tenant hereby waives any right it may have to a jury trial in the event of litigation between Tenant and Landlord pertaining to this Lease.

        (l) Allocation of Rent. Landlord and Tenant agree that no portion of the Base Rent paid by Tenant during the portion of the term of this Lease occurring after the expiration of any period during which such rent was abated shall be allocated by Landlord or Tenant to such rent abatement period, nor is such rent intended by the parties to be allocable to any abatement period.

        (m) Right to Change Building Name and Address. Landlord reserves the right to change the name or street address of the Building.

        (n) Requirement of Identification. Landlord, or its contractor(s), may require all persons entering or leaving the Building during such hours as Landlord may reasonably determine, to identify themselves by registration or otherwise, and to establish their right to leave or enter, and to exclude or expel any peddler, solicitor or beggar at any time from the Premises or Building.

                                      11.

        (o) Acceptance of Tenant's Goods. Tenant authorizes Landlord and Landlord's agents and employees to accept and sign for shipments as a convenience and measure of traffic control with a stamp which shall indicate that any signature is authorized only to clear the loading dock or other receiving area as a matter of convenience, and such signature does not constitute acceptance by the addressee and does not relieve the carrier of any liability nor create an agency or bailment. Tenant hereby releases Landlord and Landlord's agents and employees from any and all liability resulting from or related to the acceptance of goods addressed to Tenant and delivered to the Building's loading dock or other area designated for receipt of goods.

        (p) Reserved Areas, Light and Air. This Lease does not give Tenant any right to use, and Landlord hereby excludes and reserves for its sole and exclusive use, the following areas in and about the Premises: janitor closets, stairways and stairwells, fan, mechanical, electrical, telephone and similar rooms (other than those installed for Tenant's exclusive use); elevator, pipe and other vertical shafts, flues and ducts; all areas above the acoustical ceiling and below the finished floorcovering installed in the Premises; all other structural or mechanical elements serving other areas of the Building; and all subterranean, mineral, air, light and view rights.

        (q) Limitation of Landlord's Personal Liability. Tenant specifically agrees to look solely to Landlord's interest in the Project for the recovery of any judgment against Landlord, it being agreed that Landlord (and its partners and shareholders) shall never be personally liable for any such judgment.

        (r) Execution by Landlord. Submission of this instrument to Tenant, or Tenant's agents or attorneys, for examination or signature does not constitute or imply an offer to lease, reservation of space, or option to lease, and this Lease shall have no binding legal effect until execution hereof by both Landlord and Tenant.

        (s) Time of Essence. Time is of the essence of this Lease and each of its provisions.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LANDLORD:                                  TENANT:

[HARVARD PROPERTY TRUST, LLC]              ZELLER HOLDINGS CORP., as Trustee
                                           ZELLER-OFP TRUST


By: _________________________________      By: _________________________________
Name of Officer: ____________________      Name of Officer: ____________________
Title: ______________________________      Title: ______________________________



Exhibits

A)      Intentionally Deleted
B)      Legal Description
C)      Intentionally Deleted
D)      Rules & Regulations
E)      Estoppel Letter


                                      12.

                                    EXHIBIT D

                     ONE FINANCIAL PLAZA RULES & REGULATIONS

Tenant agrees to observe the rights reserved to Landlord in the Lease and agrees, for itself, its employees, agents, clients, customers, invitees and guests, to comply with the following rules and regulations with such reasonable modifications thereof and additions thereto as Landlord may make, from time to time, for the Building:

        1. The sidewalks, entries, passages, courtyard, corridors, stairways and elevators shall not be obstructed by any tenants, their employees or agents, or used by them for purposes other than ingress and egress to and from their respective suites. Boxes, cartons or any other debris which is to be thrown away by the cleaning crew should not be left in the corridors.

        2. All heavy articles (i.e., safes) shall be carried up or into the Premises only at such times and in such manner as shall be prescribed by Landlord, and Landlord shall in all cases have the right to specify the proper weight and position of any such heavy article. Any damage done to the Building by taking in or removing any such equipment or from overloading any floor in any way shall be paid for by Tenant. Defacing or injuring in any way any part of the Building by Tenant, his agents or employees, shall be paid for by Tenant.

        3. Tenant will refer all contractors, contractors' representatives and installation technicians rendering any service on or to the Premises for Tenant to Landlord for Landlord's approval and supervision before performance of any contractual service. This provision shall apply to all work performed in the Building, including but not limited to the installation of the telephone and other communications equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building. Such approval, if given, shall in no way make Landlord a party to any contract between Tenant and any such contractor, and Landlord shall have no liability therefore.

        4. No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the inside or outside of said Building. Landlord will supply building standard signage for Tenant's suite entrance, at Tenant's cost. Any additions, deletions or changes to the door signage after the original signage is installed shall also be at Tenant's cost. A directory in a conspicuous space, with the names of tenants, will be provided by Landlord; any necessary revisions to the directory will be made by Landlord within a reasonable time after notice from Tenant of the error or change making the revision necessary. No furniture shall be placed in front of the Building or in any lobby or corridor without written consent of Landlord. Landlord shall have the right to remove all other signs and furniture, without notice to Tenant, at the expense of Tenant.

        5. Tenant shall have the non-exclusive use in common with Landlord, other tenants, their guests and invitees, of the automobile parking areas, driveways and footways, subject to reasonable rules and regulations for the use thereof as prescribed from time to time by Landlord. Landlord shall have the right to designate parking areas for the use of tenants of the Project and their employees, and tenants and their employees shall not park in parking areas not so designated, specifically including driveways, fire lanes, loading/unloading areas, walkways and building entrances. Tenant agrees that upon written notice from Landlord, it will furnish Landlord, within five (5) days from receipt of such notice, the state automobile license numbers assigned to the automobiles of Tenant and its employees. Landlord shall not be liable for any vehicle of Tenant or its employees that Landlord shall have towed from the premises when illegally parked. Landlord will not be liable for damage to vehicles in the parking areas or for theft of vehicles, personal property from vehicles, or equipment of vehicles.

        6. No tenant shall do or permit anything to be done in said Premises or bring or keep anything therein which will in any way increase the rate of fire insurance on said Building, or on property kept therein, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with the laws relating to fire, or with any regulations of the fire department, or with any insurance policy upon said buildings or any part thereof, or conflict with any rules and ordinances of the local Board of Health or any governing bodies.

        7. Employees of the Building will at all times keep a pass key, and agents of Landlord shall at all times be allowed admittance to Tenant's Premises.

        8. No additional locks shall be placed upon any doors without the written consent of Landlord. All keys to the Premises shall be furnished by Landlord in a reasonable number commensurate with the square footage leased. Additional keys shall be furnished at Tenant cost. Upon termination of this Lease, all keys shall be surrendered, and Tenant shall then give Landlord or its agent explanation of the combination of all locks upon any doors or vaults.

        9. No windows or other openings that reflect or admit light into the corridors or passageways, or to any other place in said Building, shall be covered or obstructed by any tenant.

        10. No person shall disturb the occupants of the Building by the use of any musical instruments, the making of unseemly noises, or any unreasonable noise. No animals or pets of any kind will be allowed in the building.

        11. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse, or the defacing or injury of any part of the Building, shall be borne by the person who shall occasion it.

        12. No bicycles or similar vehicles will be allowed in the Building. Exterior parking for such vehicles will be provided.

        13. Nothing shall be thrown out the windows of the Building or down the stairways or other passages.

                                       1.

        14. Tenant shall not be permitted to use or to keep in the Building any kerosene, camphene, burning fluid or other illuminating materials.

        15. If any tenant desires, at its cost, telephonic or other electronic connections, Landlord or its agents will direct the electricians as to where and how the wires may be introduced, and without such directions, no boring or cutting for wires will be permitted.

        16. All mini-blinds, draperies or other window treatments Tenant desires to install on exterior windows in the Premises shall be of such shape, color, materials and make as shall be approved by Landlord and the same shall be installed at Tenant's cost. Landlord or its agents shall have the right to enter the Premises to examine the same or to make such repairs, alterations or additions as Landlord shall deem necessary for the safety, preservation or improvement of the Building.

        17. Six months prior to the expiration of the Lease, Landlord or its agents may show the Premises and may place on the windows or doors thereof, or upon the bulletin board, a notice "For Rent".

        18. No portion of the Building shall be used for the purpose of lodging rooms or for any immoral or unlawful purposes.

        19. All glass, locks and trimmings in or about the doors and windows and all electric fixtures belonging to the Building shall be kept whole, and whenever broken by anyone shall be immediately replaced or repaired and put in order at Tenant's cost under the direction and to the satisfaction of Landlord, and on removal shall be left whole and in good repair.

        20. Tenant shall not install or authorize the installation of any vending machines or food preparation devices without Landlord's written approval. Landlord shall have the right to rescind this approval, if given, without liability to Tenant for reimbursement of any Tenant costs or expenses or to grant exclusive rights to vending machine operators.

        21. Landlord reserves the right at any time to take one elevator out of service to tenants for exclusive use by management in servicing the Building.

        22. No electric heaters or electric fans are allowed on the Premises without the prior written consent of Landlord.

        23. Tenant shall list all furniture, equipment and similar articles Tenant desires to remove from the Premises or the Building and deliver a copy to Landlord and procure a removal permit from the Office of the Building authorizing Building employees to permit such articles to be removed.

        24. Before leaving the Premises unattended, Tenant shall close and securely lock all doors and transoms and shut off all utilities in the Premises. Any damage resulting from failure to do so shall be paid by Tenant.

        25. Tenant shall not place any radio or television antenna on the roof or on or in any part of the inside or outside of the Building other than the inside of the Premises, or operate or permit to be operated any musical or sound producing instrument or device inside or outside the Premises which may be heard outside the Premises, or operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere.

        26. Tenant shall not make or permit any noise, vibration or odor to emanate from the Premises; or do anything therein tending to create, or maintain, a nuisance; or disturb, solicit or canvass any occupant of the Building, or do any act tending to injure the reputation of the Building.

        27. Tenant shall not place anything or allow anything to be placed near the glass of any door, partition, or window which may be unsightly from outside the Premises; or take or permit to be taken in or out of other entrances of the Building, or take or permit on other elevators, any item normally taken in or out through the trucking concourse or service doors or in or on freight elevators; or, whether temporarily, accidentally, or otherwise, allow anything to remain in, place or store anything in, or obstruct in any way, any passageway, exit, stairway, elevator, shipping platform, or truck concourse. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition and move all supplies, furniture and equipment as soon as received directly to the Premises and move all such items and waste, other than waste customarily removed by employees of the Building, being taken from the Premises, directly to the shipping platform at or about the time arranged for removal therefrom.

        28. Tenant shall not do any painting or decorating in the Premises; or mark, paint, cut or drill into, drive nails or screws into, or in any way deface any part of the Premises or the Building, outside or inside, without the prior written consent of Landlord. If Tenant desires signal, communication, alarm or other utility or service connections installed or changed, the same shall be made by and at the expense of Tenant, with the approval and under direction of Landlord.

        29. Upon written application by Tenant, and approval thereof by Landlord, Landlord shall furnish freight elevator service for Tenant at times other than those times provided for in the Lease at rates for such usage from time to time maintained in effect by Landlord.



                                       2.

                                    EXHIBIT E

                             TENANT ESTOPPEL LETTER



[HARVARD PROPERTY TRUST, LLC]

______________________________________
______________________________________
______________________________________
______________________________________


Lease Dated:       ______________, 2005
Landlord:          _____________________________________________________________
Tenant:            Zeller Holdings Corp., as trustee for Zeller-OFP Trust
Premises:          One Financial Plaza
                   120 South Sixth Street
                   Minneapolis, Minnesota

Gentlemen:

The undersigned ("Tenant") hereby confirms the following as of the date hereof:

        1. Tenant is the tenant under the above captioned lease (the "Lease"). All capitalized terms contained herein have the meaning defined in the Lease.

        2. The Commencement Date of the Term is [_______________], 2005. The Expiration Date of the Term is [____________________], 2007.

        3. Tenant has accepted the Premises for occupancy and the condition of the Premises is in conformity with the provisions of this Lease in all respects.

        4.      The rentable area of the Premises is 25,000 square feet.

        5. The Lease is in full force and effect; there is no existing default on the part of Landlord under the Lease; and the Lease has not been amended, modified, supplemented or superseded.


Dated:  _______________, 2005            Zeller Holdings Corp., as trustee for
                                         ZELLER-OFP TRUST


                                         By: ___________________________________
                                         Name: _________________________________
                                         Title: ________________________________

                                    EXHIBIT J

                             MANAGEMENT OFFICE LEASE

                                    EXHIBIT J

                               ONE FINANCIAL PLAZA

                             MANAGEMENT OFFICE LEASE

        THIS LEASE is entered into and made as of the _______ day of _________________________, 2005 by and between , a , hereinafter called
"Landlord", and ZELLER MANAGEMENT CORPORATION, an Illinois corporation, hereinafter called "Tenant".

                                   WITNESSETH:

        Landlord, in consideration of the rents and covenants hereinafter set forth, does hereby demise, let and lease to Tenant, and Tenant does hereby hire, take and lease from Landlord, on the terms and conditions hereinafter set forth, the following described space, hereinafter called the "Premises", to have and to hold the same, with all appurtenances, unto Tenant for the term hereinafter specified.

1.      DESCRIPTION OF THE PREMISES

        The Premises consist initially of approximately 4,858 rentable square feet of space (the "rentable area") as shown on the demising plan attached as Exhibit "A" which is referred to as suite number 1700 and is located on the seventeenth (17th) floor in the building commonly known as 120 South Sixth Street, in the City of Minneapolis, County of Hennepin, State of Minnesota, (hereinafter called the "Building"). The Building is located within One Financial Plaza (hereinafter called the "Project"), as legally described on Exhibit "B" attached hereto and made a part hereof.

2.      TERM

        The term of this Lease (the "Term") shall be for a period of one (1) year and six (6) months, commencing [Closing Date] (the "Commencement Date"), and ending [one year and six months after Closing] (the "Expiration Date"), subject to adjustment as provided in Paragraph 6 hereof, unless this Lease shall be sooner terminated as hereinafter provided.

3.      RENT

        Tenant shall have the right to occupy the Premises without any obligation to pay rent or utilities or make any contribution to taxes and operating expenses of the Building.

4.      INTENTIONALLY DELETED

5.      TENANT FINISH IMPROVEMENTS

        Landlord shall not be obligated to construct any tenant finish improvements to the Premises. Landlord shall deliver and Tenant shall accept the Premises in "as-is" condition.

6.      DELIVERY OF POSSESSION; ADJUSTMENT OF TERM

        (a) Delivery of Possession. Landlord shall deliver the Premises to Tenant on the Commencement Date.

        (b) Tenant's Acceptance of the Premises. Upon delivery of possession of the Premises to Tenant as hereinbefore provided, Tenant shall give Landlord an Estoppel Letter, in the form attached to this Lease, made a part hereof and marked Exhibit "E", signed by an officer or principal of Tenant acknowledging
(i) the original or revised Commencement Date and Expiration Date of this Lease, and (ii) that Tenant has accepted the Premises for occupancy and that the condition of the Premises and the Building was at the time satisfactory and in conformity with the provisions of this Lease in all respects. Tenant's Estoppel Letter, fully executed, shall be attached to and made a part of this executed Lease.

7.      USE OF THE PREMISES

        (a) Specific Use. The Premises shall be occupied and used exclusively for general office purposes and for legal purposes incidental thereto, and shall not be used for any other purpose.

        (b) Covenants Regarding Use. In connection with its use of the Premises, Tenant agrees to do the following:

                (i) Tenant shall use the Premises and conduct its business thereon in a safe, careful, reputable and lawful manner; shall keep and maintain the Premises in as good a condition as they were when Tenant first took possession thereof and shall make all necessary repairs to the Premises other than those which Landlord is obligated to make as provided elsewhere herein.

                (ii) Tenant shall not commit, nor allow to be committed, in, on or about the Premises, the Building or the Project, any act of waste, including any act which might deface, damage or destroy the Project, Building, or any part thereof; use or permit to be used on the Premises any hazardous substance, equipment or other thing which might cause injury to person or property or increase the danger of fire or other casualty in, on or about the Premises; permit any objectionable or offensive noise or odors to be emitted from the Premises; or do anything, or permit anything to be done, which would, in Landlord's opinion, disturb or tend to disturb other tenants occupying leased space in the Building.

                (iii) Tenant shall not overload the floors of the Premises beyond their designed weight-bearing capacity. Landlord reserves the right to direct the positioning of all heavy equipment, furniture and fixtures which Tenant desires to place in the Premises so as to distribute properly the weight thereof, and to require the removal of any equipment or furniture which exceeds the weight limit specified herein.

                (iv) Tenant shall not use the Premises, nor allow the Premises to be used, for any purpose or in any manner which would, in Landlord's opinion, invalidate any policy of insurance now or hereafter carried on the Project or increase the rate of premiums payable on any such insurance policy. Should Tenant fail to comply with this covenant, Landlord may, at its option, require Tenant to stop engaging in such activity or to reimburse Landlord as additional rent for any increase in premiums charged during the term of this Lease on the insurance carried by Landlord on the Premises and attributable to the use being made of the Premises by Tenant.

        (c) Compliance with Laws. Tenant shall not use or permit the use of any part of the Premises for any purpose prohibited by law. Tenant shall, at Tenant's sole expense, comply with all laws, statutes, ordinances, rules, regulations and orders of any federal, state, municipal or other governmental agency thereof having jurisdiction over and relating to the use, condition and occupancy of the Premises, except that Tenant shall not be responsible for or required to make structural repairs to the Building or the Premises unless, in the case of the latter, they are occasioned by its own use of the Premises or negligence.

        (d) Compliance with Project Rules and Regulations. Rules and regulations governing the use and occupancy of the Premises and all other leased space in the Project have been adopted by Landlord for the mutual benefit and protection of all tenants in the Project. Tenant shall comply with and conform to the rules and regulations currently in effect, which are attached to this Lease, made a part hereof and marked Exhibit "D". Landlord shall have the right to change such rules and regulations or to make new rules and regulations from time to time in any manner that it deems necessary or desirable in order to insure the safety, care and cleanliness of the Project and the preservation of order therein. Any such amendments to the rules and regulations shall be set forth in writing and shall be given to Tenant, who shall thereafter comply with and conform to the same.

        (e) Compliance with Zoning. Tenant knows the character of its operation in the Premises and that applicable zoning ordinances and regulations are of public record. Tenant shall have sole responsibility for its compliance therewith, and Tenant's inability so to comply shall not be cause for Tenant to terminate this Lease.

8.      UTILITIES AND OTHER BUILDING SERVICES

        (a) Services to be Provided. Landlord shall furnish Tenant, between the hours of 8:00 a.m. and 6:00 p.m. on Monday through Friday of each week except on legal holidays and except as noted below, with the following utilities and other building services to the extent considered by Landlord to be reasonably necessary for Tenant's comfortable use and occupancy of the Premises for general office use or as may be required by law or directed by governmental authority:

                (i)     Heating, ventilation and air conditioning;

                (ii) Electricity for lighting and operating business machines and equipment in the Premises and the common areas and facilities of the Building;

                (iii)   Water for lavatory and drinking purposes;

                (iv)    Automatic elevator service;

                (v) Cleaning and janitorial service, including the supplying and installing of paper towels, toilet tissue and soap in common washrooms on Monday through Friday of each week except legal holidays;

                (vi) Washing of interior and exterior windows at intervals established by Landlord;

                (vii) Replacement of all lamps, bulbs, starters and ballasts used in common areas of the Project;

                (viii) Cleaning and maintenance of the common areas and facilities of the Project and the walks, driveways, parking lots and landscaped areas adjacent to the Project, including the removal of rubbish and snow; and

                (ix) Repair and maintenance of the Project and certain systems within the Premises to the extent specified in Paragraph 10(a) hereof.

        (b) Additional Services. If Tenant requests any other utilities or building services in addition to those identified above or any of the above utilities or building services in frequency, scope, quality or quantities greater than that which Landlord determines are normally required by other tenants in the Project for general office use, then Landlord shall use reasonable efforts to attempt to furnish Tenant with such additional utilities or building services. In the event Landlord is able to and does furnish such additional utilities or building services, the cost thereof shall be borne by Tenant, who shall reimburse Landlord monthly for the same as provided in Paragraph 8(d) hereof.

        If any lights, machines or equipment (including but not limited to computers) used by Tenant in the Premises materially affect the temperature otherwise maintained by the Project's air conditioning system, Landlord shall have the right to install any machinery or equipment which Landlord considers reasonably necessary in order to restore the temperature balance between the Premises and rest of the Project, including that which modifies the Project's air conditioning system. All costs expended by Landlord to install any such

                                       2.

machinery and equipment and any additional cost of operation and maintenance occasioned thereby shall be borne by Tenant, who shall reimburse Landlord for the same as provided in Paragraph 8(d) hereof.

        Tenant shall not install nor connect any electrical machinery or equipment other than the business machines and equipment typically used for general office use by tenants in office buildings comparable to the Project (a personal computer being an example of such a typical electrical equipment) nor any water-cooled machinery or equipment without Landlord's prior written consent. If Landlord determines that the machinery or equipment to be so installed or connected exceeds the designed load capacity of the Project's electrical system or is in any way incompatible therewith will materially affect utility costs, then Landlord shall have the right, as a condition to granting its consent, to make such modifications to any utility system or other parts of the Project or the Premises, or to require Tenant to make such modifications to the equipment to be installed or connected, as Landlord considers to be reasonably necessary before such equipment may be so installed or connected. The cost of any such modifications shall be borne by Tenant, who shall reimburse Landlord for the same (or any portion thereof paid by Landlord) as provided in Paragraph 8(d) hereof.

        Landlord shall have the right, at its sole cost, to install meters or submeters to measure the amount of electricity consumed, from time to time, in the Premises. In such event, Tenant shall pay, as additional rent, charges for all utility services consumed in the Premises and measured by any such meters or submeters as the same are billed to Tenant from Landlord from time to time; provided, the cost of such services shall not exceed the rate that Tenant would pay for comparable services if purchased directly from the utility supplying such services. If Landlord chooses to so meter or submeter the Premises, during the period that such meters or submeters are operating, Tenant shall have no obligation to pay, as part of Operating Expenses, the cost of electricity consumed in the Premises or any other occupied premises in the Building.

        (c) Interruption of Services. Tenant understands, acknowledges and agrees that any one or more of the utilities or other building services identified above may be interrupted by reason of accident, emergency or other causes beyond Landlord's control, or may be discontinued or diminished temporarily by Landlord or other persons until certain repairs, alterations or improvements can be made; that Landlord does not represent or warrant the uninterrupted availability of such utilities or building services; and that any such interruption shall not be deemed an eviction or disturbance of Tenant's right to possession, occupancy and use of the Premises or any part thereof, or render Landlord liable to Tenant in damages by abatement of rent or otherwise, or relieve Tenant from the obligation to perform its covenants under this Lease.

        (d) Payment for Utilities and Building Services. The cost of additional utilities and other building services furnished by Landlord at the request of Tenant or as a result of Tenant's activities as provided in Paragraph 8(b) hereof shall be borne by Tenant, who shall be separately billed therefore and who shall reimburse and pay Landlord monthly for the same as additional rent, at the same time the next monthly installment of Base Rent and other additional rent is due. Tenant agrees to give reasonable advance notice, in writing, to Landlord of its request for additional services.

        (e) Energy Conservation. Notwithstanding anything to contrary in this Paragraph 8 or elsewhere in this Lease, Landlord shall have the right to institute such policies, programs and measures as may be necessary or desirable, in Landlord's discretion, for the conservation and/or preservation of energy related services, or as may be required to comply with any applicable codes, rules and regulations, whether mandatory or voluntary.

9.      SIGNS

        Tenant shall not inscribe, paint, affix or display any signs, advertisements or notices on or in the Project or in the Premises and visible from outside the Premises, except for such tenant identification information as Landlord at its own discretion permits to be included and agrees to install on the directory board in the main lobby and on the tenant access doors to the Premises.

10.     REPAIRS, MAINTENANCE, ALTERATIONS, IMPROVEMENTS AND FIXTURES

        (a) Repair and Maintenance of Project. Landlord shall keep and maintain in good order, condition and repair the roof, exterior and interior load-bearing walls (including any plate glass windows comprising a part thereof), foundation, basement, the common areas and facilities of the Project and the electrical, plumbing, heating, ventilation and air conditioning systems serving the Premises and other parts of the Project, except that the repair and maintenance of any electrical, plumbing, heating, ventilation and air conditioning components which have been installed in the Premises pursuant to the provisions of Paragraph 8(b) hereof shall be the responsibility of Tenant. The cost of all non-capitalized repairs required to be made by Landlord shall be an operating expense of the Project unless made necessary by the negligence, misuse or default of Tenant, its employees, agents, customers or invitees, in which event they shall be borne by Tenant, who shall be separately billed and shall reimburse Landlord for the same as additional rent.

        (b) Repair and Maintenance of Premises. Except as provided in Paragraph 10(a) hereof, Tenant shall, at its own expense, keep and maintain the Premises in good order, condition and repair at all times during the Term, and Tenant shall promptly repair all damage to the Premises and replace or repair all damaged or broken fixtures, equipment and appurtenances with materials equal in quality and class to the original materials, under the supervision and subject to the approval of Landlord, and within any reasonable period of time specified by Landlord. If Tenant fails to do so, Landlord may, but need not make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including Landlord's Costs, forthwith upon being billed for same. As used in this Lease, the term "Landlord's Costs" shall mean fifteen percent (15%) of any costs or expenses paid by Landlord, in order to reimburse Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's actions or involvement.

        (c) Alterations or Improvements. Tenant shall not make, nor permit to be made, alterations or improvements to the Premises, unless Tenant obtains the prior written consent of Landlord thereto. If Landlord permits Tenant to make any such alterations or improvements, Tenant shall make the same in accordance with all applicable laws and building codes, in a good and workmanlike manner and in quality equal to or better than the original construction of the Project and shall comply with such requirements as

                                       3.

Landlord considers necessary or desirable, including without limitation the provision by Tenant to Landlord with security for the payment of all costs to be incurred in connection with such work, requirements as to the manner in which and the times at which such work shall be done and the contractor or subcontractors to be selected to perform such work and the posting and re-posting of notices of Landlord's non-responsibility for mechanics' liens. Tenant shall promptly pay all costs attributable to such alterations and improvements and shall indemnify, defend and hold harmless Landlord from and against any mechanic's liens or other liens or claims filed or asserted as a result thereof and against any costs or expenses which may be incurred as a result of building code violations attributable to such work. Tenant shall promptly repair any damage to the Premises or the Project caused by any such alterations or improvements. Any alterations or improvements to the Premises, except movable office furniture and equipment and trade fixtures, shall at Landlord's election, either (i) become a part of the realty and the property of Landlord, and shall not be removed by Tenant, or (ii) be removed by Tenant upon the expiration or sooner termination hereof and any damage caused thereby repaired at Tenant's cost and expense. In the event Tenant so fails to remove same, Landlord may have same removed and the Premises so repaired at Tenant's expense. At Landlord's election, Landlord and Landlord's architect, engineers or contractors shall have the right to supervise all construction operations within the Premises, and Tenant shall promptly pay Landlord the cost of such supervision.

        (d) Trade Fixtures. Any trade fixtures installed on the Premises by Tenant at its own expense, such as movable partitions, counters, shelving, showcases, mirrors and the like may, and, at the request of Landlord, shall be removed on the Expiration Date or earlier termination of this Lease, provided that Tenant is not then in default, that Tenant bears the cost of such removal, and further that Tenant repair at its own expense any and all damage to the Premises resulting from the original installation of and subsequent removal of such trade fixtures. If Tenant fails so to remove any and all such trade fixtures from the Premises on the Expiration Date or earlier termination of this Lease, all such trade fixtures shall become the property of Landlord unless Landlord elects to require their removal, in which case Tenant shall promptly remove same and restore the Premises to their prior condition. In the event Tenant so fails to remove same, Landlord may have same removed and the Premises so repaired to their prior condition at Tenant's expense.

        (e) Wiring and Cabling. Any wiring or cabling installed by Tenant in the Premises or in shafts, ducts or portions of the Common Areas shall be removed by Tenant at Tenant's expense on or before the Expiration Date or earlier termination of this Lease. If Tenant fails to remove any such wiring or cabling, Landlord may have the same removed at Tenant's expense.

        (f) Storefront. If the Premises includes storefront glass entrances or walls at or near public spaces in the Building, Tenant must have specific approval by Landlord of all colors and materials for floorcovering, wallcovering, furniture, open landscape partitions, and artwork prior to installation.

        (g) Reserved Rights. Landlord reserves the right to decorate and to make, at any time or times, at its own expense, repairs, alterations, additions and improvements, structural or otherwise, in or to the Premises, the Building, the Project or part thereof, and to perform any acts related to the safety, protection or preservation thereof, and during such operations to take into and through the Premises or any part of the Building all material and equipment required and to close or temporarily suspend operation of entrances, doors, corridors, elevators or other facilities, provided that Landlord shall cause as little inconvenience or annoyance to Tenant as is reasonably necessary in the circumstances, and shall not do any act which permanently reduces the size of the Premises. Landlord may do any such work during ordinary business hours and Tenant shall pay Landlord for overtime and for any other expenses incurred if such work is done during other hours at Tenant's request.

11.     FIRE OR OTHER CASUALTY; CASUALTY INSURANCE

        (a) Substantial Destruction of the Building. If the Building should be substantially destroyed (which, as used herein, means destruction or damage to at least seventy-five percent (75%) of the Building) by fire or other casualty, either party hereto may, at its option, terminate this Lease by giving written notice thereof to the other party within thirty (30) days of such casualty. In such event, the rent shall be apportioned to and shall cease as of the date of such casualty. If neither party exercises this option, then the Premises shall be reconstructed and restored, at Landlord's expense, to substantially the same condition as they were prior to the casualty.

        (b) Substantial Destruction of the Premises. If the Premises should be substantially destroyed, or rendered wholly untenantable for the purpose for which they were leased, by fire or other casualty and the Building is not substantially destroyed as provided above, then the parties hereto shall have the following options:

                (i) Tenant may require that the Premises be reconstructed and restored, at Landlord's expense, to substantially the same condition as they were prior to the casualty, except for repair or replacement of Tenant's personal property, equipment and trade fixtures, which shall remain Tenant's responsibility. This option shall be exercised by Tenant giving written notice to Landlord within thirty (30) days after the date of the casualty, and upon the exercise thereof rent shall be abated from the date of the casualty until substantial completion of the reconstruction of the Premises, whereupon this Lease shall continue in full force and effect for the balance of the Term upon the same terms, conditions and covenants as are contained herein. If this option is not so exercised by Tenant, Landlord shall then have the right and option, to be exercised within thirty (30) days following the expiration of Tenant's option period, by the giving of written notice to Tenant, to reconstruct and restore the Premises to substantially the same condition as they were prior to the casualty or, Landlord, at its option, shall make available reasonably comparable space in the Project to accommodate Tenant. In either such event, this Lease shall continue in full force and effect for the balance of the Term upon the same terms, conditions, and covenants as are contained herein; provided, however, that the rent shall be abated from the date of the casualty until substantial completion of the reconstruction of the Premises or notice by Landlord that comparable space is ready for Tenant to occupy. If Landlord fails to exercise either of these aforementioned options, this Lease shall be terminated as of the date of the casualty, to which date rent shall be apportioned and shall cease.

                                       4.

                (ii) If the casualty occurs during the last twelve (12) months of the Term, either party shall have the right and option to terminate its Lease as of the date of the casualty, which option shall be exercised by written notice to be given by either party to the other party within thirty (30) days therefrom. If this option is exercised, rent shall be apportioned to and shall cease as of the date of the casualty.

        (c) Partial Destruction of the Premises. If the Premises should be rendered partially untenantable for the purpose for which they were leased (which, as used herein, means such destruction or damage as would prevent Tenant from carrying on its business on the Premises to an extent not exceeding forty percent (40%) of its normal business activity) by fire or other casualty, then such damaged part of the Premises shall be reconstructed and restored, at Landlord's expense, to substantially the same condition as it was prior to the casualty; rent shall be abated in the proportion which the approximate area of the damaged part bears to the total area in the Premises from the date of the casualty until substantial completion of the reconstruction repairs; and this Lease shall continue in full force and effect for the balance of the Term. Landlord shall use reasonable diligence in completing such reconstruction repairs, but in the event Landlord fails to complete the same within two hundred
(200) days from the date of the casualty, Tenant may, at its option, terminate this Lease upon giving Landlord written notice to that effect, whereupon both parties shall be released from all further obligations and liability hereunder.

        (d) Casualty Insurance. Landlord shall be responsible for insuring and shall at all times during the Term carry, as an Operating Expense of the Project, a policy of insurance which insures the Project, including the Premises, against loss or damage by fire or other casualty (namely, the perils against which insurance is afforded by the standard fire insurance policy and extended coverage endorsement); provided, however, that Landlord shall not be responsible for, and shall not be obligated to insure against, any loss or damage to personal property (including, but not limited to, any furniture, machinery, equipment, goods or supplies) of Tenant or which Tenant may have on the Premises or any trade fixtures installed by or paid for by Tenant on the Premises or any additional improvements which Tenant may construct on the Premises. If Tenant's operation or the Tenant Finish Improvements installed by Landlord pursuant to the provisions of Paragraph 5(a) hereof or any alterations or improvements made by Tenant pursuant to the provisions of Paragraph 10(c) hereof are substantially different from the Tenant Improvements described in Exhibit "C" and result in an increase in the premiums charged during the Term on the casualty insurance carried by Landlord on the Project, then the cost of such increase in insurance premiums shall be borne by Tenant, who shall reimburse Landlord for the same as additional rent after being billed therefore. Tenant shall at all times during the Term, carry, at its own expense, property insurance covering its personal property, trade fixtures installed by or paid for by Tenant or any additional improvements which Tenant may construct on the Premises which coverage shall be no less than eighty percent (80%) of replacement value. Tenant shall also carry business interruption insurance on such terms as shall be reasonably satisfactory to Landlord. Tenant shall furnish Landlord with a certificate evidencing that such coverages are in full force and effect.

        (e) Waiver of Subrogation. Landlord and Tenant hereby release each other and each other's employees, agents, customers and invitees from any and all liability for any loss, damage or injury to property occurring in, on or about or to the Premises, improvements to the Project or personal property within the Project, by reason of fire or other casualty which are covered by applicable standard fire and extended coverage insurance policies. Because the provisions of this paragraph will preclude the assignment of any claim mentioned herein by way of subrogation or otherwise to an insurance company or any other person, each party to this Lease shall give to each insurance company which has issued to it one or more policies of fire and extended coverage insurance notice of the terms of the mutual releases contained in this paragraph, and have such insurance policies properly endorsed, if necessary, to prevent the invalidation of insurance coverages by reason of the mutual releases contained in this paragraph.

12.     GENERAL PUBLIC LIABILITY, INDEMNIFICATION AND INSURANCE

        (a) Tenant shall be responsible for, shall insure against, and shall indemnify Landlord and hold it harmless from, any and all liability for any loss, damage or injury to person or property, arising out of use, occupancy or operations of Tenant and occurring in, on or about the Premises and Tenant hereby releases Landlord from any and all liability for the same. Tenant's obligation to indemnify Landlord hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including attorneys' fees, incurred in connection therewith.

        (b) Tenant shall at all times during the Term carry, at its own expense, for the protection of Tenant, Landlord and Landlord's management agent, as their interests may appear, one or more policies of general public liability and property damage insurance, issued by one or more insurance companies acceptable to Landlord, covering Tenant's use, occupancy and operations providing minimum coverages of $1,000,000 combined single limit for bodily injury and property damage per occurrence with $2,000,000 aggregate coverage. Such insurance policy or policies shall name Landlord, its agents and employees, as insureds and shall provide that they may not be canceled or materially changed on less than thirty (30) days prior written notice to Landlord. Tenant shall furnish Landlord with certificates evidencing such insurance. Should Tenant fail to carry such insurance and furnish Landlord with copies of all such policies after a request to do so, Landlord shall have the right to obtain such insurance and collect the cost thereof from Tenant as additional rent. Landlord shall have the right during the term of this Lease to adjust the minimum coverage levels stipulated above upon written notice to Tenant. Within thirty
(30) days of such written notice, Tenant shall provide Landlord with evidence of such adjustment. Tenant shall also provide Landlord with certificates evidencing workers' compensation insurance coverages. Tenant's insurance coverages required hereby shall be deemed to be additional obligations of Tenant and shall not be a discharge or limitation of Tenant's indemnity obligations contained in Paragraph 12(a) hereof.

        (c) Landlord shall be responsible for, shall have the obligation to insure against, and shall indemnify Tenant and hold it harmless from, any and all liability for any loss, damage or injury to person or property occurring in, on or about the common areas and facilities for the Project and the walks, driveways, parking lot and landscaped areas adjacent to the Project.

        (d) Landlord and its partners, shareholders, affiliates, officers, agents, servants and employees shall not be liable for any damage to person, property or business or resulting from the loss of use thereof sustained by Tenant or by any other persons due to

                                       5.

the Building or any part thereof or any appurtenances thereof becoming out of repair, or due to the happening of any accident or event in or about the Building, including the Premises, or due to any act or neglect of any tenant or occupant of the Building or of any other person. This provision shall apply particularly, but not exclusively, to damage caused by gas, electricity, snow, ice, frost, steam, sewage, sewer gas or odors, fire, water or by the bursting or leaking of pipes, faucets, sprinklers, plumbing fixtures and windows and shall apply without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the causes specifically enumerated above or to some other cause. Tenant agrees that all personal property located in the Premises or upon loading docks, receiving and holding areas, or freight elevators of Building, shall be at the risk of Tenant only, and that Landlord shall not be liable for any loss or damage thereto or theft thereof.

13.     EMINENT DOMAIN

        If the whole or any part of the Premises shall be taken for public or quasi-public use by a governmental authority under the power of eminent domain or shall be conveyed to a governmental authority in lieu of such taking, and if such taking or conveyance shall cause the remaining part of the Premises to be untenantable and inadequate for use by Tenant for the purpose for which they were leased, then Tenant may, at its option, terminate this Lease as of the date Tenant is required to surrender possession of the Premises. If a part of the Premises shall be taken or conveyed but the remaining part is tenantable and adequate for Tenant's use, then this Lease shall be terminated as to the part taken or conveyed as of the date Tenant surrenders possession; Landlord shall make such repairs, alterations and improvements as may be necessary to render the part not taken or conveyed tenantable; and the rent shall be reduced in proportion to the part of the Premises so taken or conveyed. All compensation awarded for such taking or conveyance shall be the property of Landlord without any deduction therefrom for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest in and to any such award. However, Tenant shall have the right to recover from the governmental authority, but not from Landlord, such compensation as may be awarded to Tenant on account of the interruption of Tenant's business, moving and relocation expenses and depreciation to and removal of Tenant's trade fixtures and personal property.

14.     LIENS

        If, because of any act or omission of Tenant or anyone claiming by, through, or under Tenant, any mechanic's lien or other lien shall be filed against the Premises or the Project or against other property of Landlord (whether or not such lien is valid or enforceable as such), Tenant shall, at its own expense, cause the same to be discharged of record within a reasonable time, not to exceed thirty (30) days after the date of filing thereof, and shall also defend and indemnify Landlord and hold it harmless from any and all claims, losses, damages, judgments, settlements, cost and expenses, including attorneys' fees, resulting therefrom or by reason thereof. If such lien is not discharged of record within thirty (30) days after the date of filing thereof, Landlord, at its sole option, may take all action necessary to release and remove such lien (without any duty to investigate the validity thereof) and Tenant shall promptly upon notice reimburse Landlord for all sums, costs and expenses (including reasonable attorneys' fees and Landlord's Costs) incurred by Landlord in connection with such lien.

15.     RENTAL, PERSONAL PROPERTY AND OTHER TAXES

        (a) Tenant shall pay before delinquency any and all taxes, assessments, fees or charges (hereinafter referred to as "taxes"), including any sales, gross income, rental, business occupation or other taxes, levied or imposed upon Tenant's business operation in the Premises and any personal property or similar taxes levied or imposed upon Tenant's trade fixtures, leasehold improvements or personal property located within the Premises. In the event any such taxes are charged to the account of, or are levied or imposed upon the property of Landlord, Tenant shall reimburse Landlord for the same as additional rent. Notwithstanding the foregoing, Tenant shall have the right to contest in good faith any such tax and to defer payment, if required, until after Tenant's liability therefore is finally determined.

        (b) If any tenant finish improvements, trade fixtures, alterations or improvements or business machines and equipment located in, on or about the Premises, regardless of whether they are installed or paid for by Landlord or Tenant and whether or not they are affixed to and become a part of the realty and the property of Landlord, are assessed for real property tax purposes at a valuation higher than that at which other such property in other leased space in the Project is assessed, then Tenant shall reimburse Landlord as additional rent for the amount of real property taxes shown on the appropriate county official's records as having been levied upon the Project or other property of Landlord by reason of such excess assessed valuation.

16.     ASSIGNMENT AND SUBLETTING

        Tenant may not assign or otherwise transfer its interest in this Lease or sublet the Premises or any part thereof without the prior written consent of Landlord. Tenant shall notify Landlord sixty (60) days in advance of its intent to transfer, assign or sublet all or any portion of the Premises. In the event of any such assignment or subletting, Tenant shall nevertheless at all times remain fully responsible and liable for the payment of rent and the performance and observance of all of Tenant's other obligations under the terms, conditions and covenants of this Lease. No assignment or subletting of the Premises or any part thereof shall be binding upon Landlord unless such assignee or subtenant shall deliver to Landlord an instrument (in recordable form, if requested) containing an agreement of assumption of all of Tenant's obligations under this Lease and Landlord shall execute a consent form. Landlord agrees to be reasonable in its consent, but Landlord may at its sole discretion withhold its consent to an assignment or sublease to any present tenant of Landlord in the Property or to any tenant whose occupancy would be inconsistent with the character of the Project or whose business is in direct competition with that of another tenant of the Property. Upon the occurrence of an event of default, if all or any part of the Premises are then assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or by law, may, at its option, collect directly from the assignee or subtenant all rent becoming due to Landlord by reason of the assignment or subletting, and Landlord shall have a security interest in all property on the Premises to secure payment of such sums. Landlord, at its option, may also recapture any sublet space in the event of default. Any collection by Landlord from the assignee or subtenant shall not be construed to constitute a novation or release of Tenant from the further performance of its obligations under this Lease. Any rents

                                       6.

received by Tenant from the assignment or subletting of the Premises which exceed rents payable by Tenant hereunder shall be immediately paid to Landlord as additional compensation. Landlord shall, at its option, have the right to recapture all or any part of the Premises Tenant proposes to assign or sublet upon notice from Tenant of its intent to assign or such sublet part of the Premises. Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Building, the Project and all other property referred to herein, and upon such transfer, the transferor shall have no further liability hereunder and Tenant shall attorn to any such transferee.

17.     SUBORDINATION OF LEASE TO MORTGAGES

        This Lease is subject and subordinate to any mortgage, deed of trust or similar encumbrance including ground or underlying leases presently existing or hereafter voluntarily placed upon the Project or the Premises, including any renewals, extensions or modifications thereof; and the recording of any such mortgage, deed of trust or similar encumbrance shall make it prior and superior to this Lease regardless of the date of execution or recording of either document. Tenant shall, at Landlord's request, execute and deliver within five
(5) days to Landlord, without cost, any instrument which may be deemed necessary or desirable by Landlord to confirm the subordination of this Lease; and if Tenant fails or refuses to do so, Landlord may execute such instrument in the name and as the act of Tenant. Tenant shall attorn to any subsequent owner or transferee of the Project regardless of whether or not a subordination agreement has been executed by Tenant.

18.     DEFAULTS AND REMEDIES

        (a) Default by Tenant. The occurrence of any one or more of the following events shall be a default and breach of this Lease by Tenant:

                (i) Tenant shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after notice thereof from Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Tenant is of such nature that the same cannot reasonably be performed within such thirty-day period, such default shall be deemed to have been cured if Tenant commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same, but in any event completes cure within ninety (90) days after notices from Landlord.

                (ii) Tenant makes an assignment for the benefit of creditors; or substantially all of Tenant's assets in, on or about the Premises or Tenant's interest in this Lease are attached or levied upon under execution (and Tenant does not discharge the same within thirty (30) days thereafter); or

                (iii) Tenant causes or permits a hazardous condition to exist on the Premises and fails to cure such condition immediately after notice thereof from Landlord.

        (b) Remedies of Landlord. Upon the occurrence of any event of default set forth in Paragraph 18(a) hereof, Landlord shall have the following rights and remedies, in addition to those allowed by law, any one or more of which may be exercised without further notice to or demand upon Tenant:

                (i) Landlord may re-enter the Premises and cure any default of Tenant, in which event Tenant shall reimburse Landlord as additional rent for any costs and expenses which Landlord may incur to cure such default; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action, regardless of whether caused by Landlord's negligence or otherwise.

                (ii) Landlord may terminate this Lease as of the date of such default, in which event: (A) neither Tenant nor any person claiming under or through Tenant shall thereafter be entitled to possession of the Premises, and Tenant shall immediately thereafter surrender the Premises to Landlord; and (B) Landlord may re-enter the Premises and dispossess Tenant or any other occupants of the Premises by summary proceedings, ejectment or otherwise, and may remove their effects, without prejudice to any other remedy which Landlord may have for possession or arrearages in rent.

                (iii) Landlord may sue for injunctive relief or to recover damages for any loss resulting from the breach.

        Any agreement for an extension of the Term or any additional period thereafter shall not thereby prevent Landlord from terminating this Lease for any reason specified in this Lease. If any such right of termination is exercised by Landlord during the Term or any extension thereof, Tenant's right to any further extension shall thereby be automatically canceled. Any such right of termination of Landlord contained herein shall continue during the Term and any subsequent extension hereof.

        (c) Default by Landlord and Remedies of Tenant. It shall be a default and breach of this Lease by Landlord if it shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after notice thereof from Tenant; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is of such nature that the same cannot reasonably be performed within such thirty-day period, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold or abate any rent due hereunder.

        (d) Non-Waiver of Defaults. The failure or delay by either party hereto to enforce or exercise at any time any of the rights or remedies or other provisions of this Lease shall not be construed to be a waiver thereof, nor affect the validity of any part of this Lease or the right of either party thereafter to enforce each and every such right or remedy or other provisions. No waiver of any default and breach of this Lease shall be held to be a waiver of any other default or breach. The receipt of rent by Landlord at a time after rent is due under this Lease shall not be construed as a waiver of such default. The receipt by Landlord of less than the full rent

                                       7.

due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the rent due or to pursue any other remedies provided in this Lease. No act or omission by Landlord or its employees or agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

        (e) Attorney's Fees. If Tenant defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and Landlord places the enforcement of all or any part of this Lease, the collection of any rent due or to become due or the recovery of possession of the Premises in the hands of an attorney, or if Landlord incurs any fees or out-of-pocket costs in any litigation, negotiation or transaction in which Tenant causes Landlord (without Landlord's fault) to be involved or concerned, Tenant agrees to reimburse Landlord for the attorney's fees and costs incurred thereby, whether or not suit is actually filed.

19.     BANKRUPTCY OR INSOLVENCY

        It is understood and agreed that the following shall apply in the event of the bankruptcy or insolvency of Tenant:

        (a) If a petition is filed by, or an order for relief is entered against Tenant under Chapter 7 of the Bankruptcy Code and the trustee of Tenant elects to assume this Lease for the purpose of assigning it, such election or assignment, or both, may be made only if all of the terms and conditions of subparagraphs (b) and (d) below are satisfied. To be effective, an election to assume this Lease must be in writing and addressed to Landlord, and in Landlord's business judgment, all of the conditions hereinafter stated, which Landlord and Tenant acknowledge to be commercially reasonable, must have been satisfied. If the trustee fails so to elect to assume this Lease within sixty
(60) days after his appointment, this Lease will be deemed to have been rejected, and Landlord shall then immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee and this Lease shall be terminated. Landlord's right to be compensated for damages in the bankruptcy proceeding, however, shall survive such termination.

        (b) If Tenant files a petition for reorganization under Chapters 11 or 13 of the Bankruptcy Code, or if a proceeding filed by or against Tenant under any other chapter of the Bankruptcy Code is converted to a Chapter 11 or 13 proceeding and Tenant's trustee or Tenant as debtor-in-possession fails to assume this Lease within sixty (60) days from the date of the filing of such petition or conversion, then the trustee or the debtor-in-possession shall be deemed to have rejected this Lease. To be effective any election to assume this Lease must be in writing addressed to Landlord and, in Landlord's business judgment, all of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable, must have been satisfied:

                (i) The trustee or the debtor-in-possession has cured or has provided to Landlord adequate assurance, as defined in this subparagraph
        (b), that:

                        (1) The trustee will cure all monetary defaults under this Lease within ten (10) days from the date of assumption and

                        (2) The trustee will cure all nonmonetary defaults under this Lease within thirty (30) days from the date of assumption.

                (ii) The trustee or the debtor-in-possession has compensated Landlord, or has provided Landlord with adequate assurance, as hereinafter defined, that within ten (10) days from the date of assumption Landlord will be compensated for any pecuniary loss it has incurred arising from the default of Tenant, the trustee, or the debtor-in-possession, as recited in Landlord's written statement of pecuniary loss sent to the trustee or debtor-in-possession.

                (iii) The trustee or the debtor-in-possession has provided Landlord with adequate assurance of the future performance of each of Tenant's obligations under this Lease; provided, however, that:

                        (1) From and after the date of assumption of this Lease, the trustee or the debtor-in-possession shall pay the Base and Additional Rents payable under this Lease in advance in equal monthly installments on each date that such Rents are payable.

                        (2) The trustee or debtor-in-possession shall also deposit with Landlord, as security for the timely payment of Rent, an amount equal to three (3) months' Base Rent and other monetary charges accruing under this Lease;

                        (3) If not otherwise required by the terms of this Lease, the trustee or the debtor-in-possession shall also pay in advance, on each day that any installment of Base Rent is payable, one-twelfth (1/12) of Tenant's annual Taxes, Operating Expenses, and other obligations under this Lease; and

                        (4) The obligations imposed upon the trustee or the debtor-in-possession will continue for Tenant after the completion of bankruptcy proceedings.

                (iv) Landlord has determined that the assumption of this Lease will not:

                        (1) Breach any provision in any other lease, mortgage, financing agreement, or other agreement by which Landlord is bound relating to the Property, Building or Project in which the Premises is located; or

                        (2) Disrupt, in Landlord's judgment, the tenant mix of the Building or Project or any other attempt by Landlord to provide a specific variety of tenants in the Building or Project which, in Landlord's judgment, would be most beneficial to all of the tenants thereof and would enhance the image, reputation, and profitability thereof.

                (v) For purposes of this subparagraph (b), "adequate assurance" means that:

                                       8.

                        (1) Landlord determines that the trustee or the debtor-in-possession has, and will continue to have, sufficient unencumbered assets, after the payment of all secured obligations and administrative expenses, to assure Landlord that the trustee or the debtor-in-possession will have sufficient funds timely to fulfill Tenant's obligations under this Lease and to keep the Premises properly staffed with sufficient employees to conduct a fully operational, actively promoted business in the Premises; and

                        (2) An order shall have been entered segregating sufficient cash payable to Landlord and/or a valid and perfected first lien and security interest shall have been granted in property of Tenant, trustee, or debtor-in-possession which is acceptable in value and kind to Landlord, to secure to Landlord the obligation of the trustee or debtor-in-possession to cure all monetary and nonmonetary defaults under this Lease within the time periods set forth above.

        (c) In the event this Lease is assumed by a trustee appointed for Tenant or by Tenant as debtor-in-possession under the provisions of subparagraph
(b) above and, thereafter, Tenant is either adjudicated bankrupt or files a subsequent petition for arrangement under Chapter 11 of the Bankruptcy Code, then Landlord may, at its option, terminate this Lease and all the tenant's rights under it, by giving written notice of Landlord's election so to terminate.

        (d) If the trustee or the debtor-in-possession has assumed this Lease, pursuant to subparagraph (a) or (b) above, to assign or to elect to assign Tenant's interest under this Lease or the estate created by that interest to any other person, such interest or estate may be assigned only if the intended assignee has provided adequate assurance of future performance, as defined in this subparagraph (d), of all of the terms, covenants, and conditions of this Lease.

                (i) For purposes of this subparagraph (d), "adequate assurance of future performance" means that Landlord has ascertained that each of the following conditions has been satisfied:

                        (1) The assignee has submitted a current financial statement, audited by a certified public accountant, which shows a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by the assignee of the tenant's obligations under this Lease;

                        (2) If requested by Landlord, the assignee will obtain guarantees, in form and substance satisfactory to Landlord (i.e. letter(s) of credit), from one or more persons who satisfy Landlord's standards of creditworthiness; and

                        (3) Landlord has obtained consents or waivers from any third parties which may be required under any lease, mortgage, financing arrangement, or other agreement by which Landlord is bound, to enable Landlord to permit such assignment.

        (e) When, pursuant to the Bankruptcy Code, the trustee or the debtor-in-possession is obligated to pay reasonable use and occupancy charges for the use of all or part of the Premises, it is agreed that such charges will not be less than the Base Rent as defined in this Lease, plus additional rent and other monetary obligations of Tenant included herein.

        (f) Neither Tenant's interest in this Lease nor any estate of Tenant created in this Lease shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, nor otherwise by operation of law under the laws of any state having jurisdiction of the person or property of Tenant, unless Landlord consents in writing to such transfer. Landlord's acceptance of rent or any other payments from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, either the requirement of Landlord's consent or Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent.

20.     ACCESS TO THE PREMISES

        Landlord, its employees and agents and any mortgagee of the Project shall have the right to enter any part of the Premises at all reasonable times for the purposes of examining or inspecting the same, showing the same to prospective purchasers, mortgagees or tenants and for making such repairs, alterations or improvements to the Premises or the Project as Landlord may deem necessary or desirable. If representatives of Tenant shall not be present to open and permit such entry into the Premises at any time when such entry is necessary or permitted hereunder, Landlord and its employees and agents may enter the Premises by means of a master key or otherwise, Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, nor entitle Tenant to any abatement of rent therefore.

21.     SURRENDER OF PREMISES

        Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord, together with all keys, access cards, alterations, improvements, and other property as provided elsewhere herein, in broom-clean condition and in good order, condition and repair, except for ordinary wear and tear and damage which Tenant is not obligated to repair, failing which Landlord may restore the Premises to such condition at Tenant's expense, which shall be payable upon demand. Upon such expiration or termination Tenant's trade fixtures, furniture and equipment shall remain Tenant's property, and if Tenant shall not then be in default under this Lease, Tenant shall have the right to remove the same prior to the expiration or earlier termination of this Lease, Tenant shall promptly repair any damage caused by any such removal, and shall restore the Premises to the condition existing prior to the installation of the items so removed. Any of Tenant's trade fixtures, furniture or equipment not so removed shall be considered abandoned and may be retained by Landlord or be destroyed.

22.     HOLDING OVER

        If Tenant remains in possession of the Premises without the consent of Landlord after the expiration or earlier termination of this Lease, Tenant shall be deemed to hold the Premises as a tenant at will subject to all of the terms, conditions, covenants and

                                       9.

provisions of this Lease (which shall be applicable during the holdover period), except that Tenant shall pay to Landlord twice the last current Base Rent and Additional Rent, which rent shall be payable to Landlord on demand. In addition, Tenant shall be liable to Landlord for all damages occasioned by such holding over. Tenant shall vacate and surrender the Premises to Landlord upon Tenant's receipt of notice from Landlord to vacate. No holding over by Tenant, whether with or without the consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided herein.

23.     INTENTIONALLY DELETED

24.     QUIET ENJOYMENT

        Except as provided in Paragraph 22 hereof to the extent that it may be applicable, if and so long as Tenant pays the prescribed rent and performs or observes all of the terms, conditions, covenants and obligations of this Lease required to be performed or observed by it hereunder, Tenant shall at all times during the term hereof have the peaceable and quiet enjoyment, possession, occupancy and use of the Premises without any interference from Landlord or any person or persons claiming the Premises by, through or under Landlord, subject to any mortgages, underlying leases or other matters of record to which this Lease is or may become subject.

25.     NOTICE AND PLACE OF PAYMENT

        (a) All rent and other payments required to be made by Tenant to Landlord shall be delivered or mailed to Landlord's management agent at the address set forth below or any other address Landlord may specify from time to time by written notice given to Tenant.

        (b) All payments required to be made by Landlord to Tenant shall be delivered or mailed to Tenant at the address set forth in Paragraph 25(c) hereof or at any other address within the United States as Tenant may specify from time to time by written notice given to Landlord.

        (c) Any notice, demand or request required or permitted to be given under this Lease or by law shall be deemed to have been given if reduced to writing and mailed by Registered or Certified mail, postage prepaid, to the party who is to receive such notice, demand or request at the address set forth below or at such other address as Landlord or Tenant may specify from time to time by written notice. When delivering such notice, demand or request shall be deemed to have been given as of the date it was so delivered or mailed.

Landlord                                      Tenant:
                                              Zeller Management Corporation
________________________________________      1700 One Financial Plaza
________________________________________      120 South Sixth Street
________________________________________      Minneapolis, Minnesota 55402
________________________________________      Attention:

With copies to:
                                              With a copy to:

________________________________________      Thomas P. Stoltman, Esq.
________________________________________      Larkin, Hoffman, Daly &
________________________________________      Lindgren, Ltd.
________________________________________      1500 Wells Fargo Plaza
________________________________________      7900 Xerxes Avenue South
________________________________________      Bloomington, Minnesota 55431
________________________________________

26.     MISCELLANEOUS GENERAL PROVISIONS

        (a)     Intentionally deleted.

        (b) Estoppel Letters. Tenant shall, within ten (10) days following written request from Landlord, execute, acknowledge and deliver to Landlord or to any lender, purchaser or prospective lender or purchaser designated by Landlord a written statement certifying (i) that this Lease is in full force and effect and unmodified (or, if modified, stating the nature of such modification), (ii) the date to which rent has been paid, (iii) that there are not, to Tenant's knowledge, any uncured defaults (or specifying such defaults if any are claimed); and (iv) such further matters as may be requested by Landlord. Any such statement may be relied upon by any prospective purchaser or mortgagee of all or any part of the Project. Tenant's failure to deliver such statement within such period shall be conclusive upon Tenant that this Lease is in full force and effect and unmodified, and that there are no uncured defaults in Landlord's performance hereunder.

        (c) Memorandum of Lease. If requested by either party, a Memorandum of Lease, containing the information required by applicable law concerning this Lease shall be prepared, executed by both parties and filed for record in the office of the county recorder in Hennepin County, Minnesota.

        (d) Claims for Fees. Tenant is a licensed real estate broker under the laws of the State of Minnesota but does not claim and shall not receive any real estate broker's commission or fee in connection with the execution of this Lease. Each party hereto shall indemnify and hold harmless the other party for any and all liability incurred in connection with the negotiation or execution of this Lease for any real estate broker's commission or finder's fee which has been earned by a real estate broker or other person on such party's behalf.

                                      10.

        (e) Applicable Law. This Lease and all matters pertinent thereto shall be construed and enforced in accordance with the laws of the State of Minnesota.

        (f) Entire Agreement. This Lease, including all Exhibits, Riders and Addenda, constitutes the entire agreement between the parties hereto and may not be modified except by an instrument in writing executed by the parties hereto.

        (g) Binding Effect. This Lease and the respective rights and obligations of the parties hereto shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto as well as the parties themselves; provided, however, that Landlord, its successors and assigns shall be obligated to perform Landlord's covenants under this Lease only during and in respect of their successive periods as Landlord during the term of this Lease.

        (h) Severability. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall not be affected or impaired, and such remaining provisions shall remain in full force and effect.

        (i) No Partnership. Landlord shall not, by virtue of the execution of this Lease or the leasing of the Premises to Tenant, become or be deemed a partner of Tenant in the conduct of Tenant's business on the Premises or otherwise.

        (j) Headings, Gender, etc. As used in this Lease, the word "person" shall mean and include, where appropriate, an individual, corporation, partnership or other entity; the plural shall be substituted for the singular, and the singular for the plural, where appropriate; and words of any gender shall include any other gender. The topical headings of the several paragraphs of this Lease are inserted only as a matter of convenience and reference, and do not affect, define, limit or describe the scope or intent of this Lease.

        (k) Waiver of Jury. To the extent permitted by law, Tenant hereby waives any right it may have to a jury trial in the event of litigation between Tenant and Landlord pertaining to this Lease.

        (l)     Intentionally deleted.

        (m) Right to Change Building Name and Address. Landlord reserves the right to change the name or street address of the Building.

        (n) Requirement of Identification. Landlord, or its contractor(s), may require all persons entering or leaving the Building during such hours as Landlord may reasonably determine, to identify themselves by registration or otherwise, and to establish their right to leave or enter, and to exclude or expel any peddler, solicitor or beggar at any time from the Premises or Building.

        (o) Acceptance of Tenant's Goods. Tenant authorizes Landlord and Landlord's agents and employees to accept and sign for shipments as a convenience and measure of traffic control with a stamp which shall indicate that any signature is authorized only to clear the loading dock or other receiving area as a matter of convenience, and such signature does not constitute acceptance by the addressee and does not relieve the carrier of any liability nor create an agency or bailment. Tenant hereby releases Landlord and Landlord's agents and employees from any and all liability resulting from or related to the acceptance of goods addressed to Tenant and delivered to the Building's loading dock or other area designated for receipt of goods.

        (p) Reserved Areas, Light and Air. This Lease does not give Tenant any right to use, and Landlord hereby excludes and reserves for its sole and exclusive use, the following areas in and about the Premises: janitor closets, stairways and stairwells, fan, mechanical, electrical, telephone and similar rooms (other than those installed for Tenant's exclusive use); elevator, pipe and other vertical shafts, flues and ducts; all areas above the acoustical ceiling and below the finished floorcovering installed in the Premises; all other structural or mechanical elements serving other areas of the Building; and all subterranean, mineral, air, light and view rights.

        (q) Limitation of Landlord's Personal Liability. Tenant specifically agrees to look solely to Landlord's interest in the Project for the recovery of any judgment against Landlord, it being agreed that Landlord (and its partners and shareholders) shall never be personally liable for any such judgment.

        (r) Execution by Landlord. Submission of this instrument to Tenant, or Tenant's agents or attorneys, for examination or signature does not constitute or imply an offer to lease, reservation of space, or option to lease, and this Lease shall have no binding legal effect until execution hereof by both Landlord and Tenant.

        (s) Time of Essence. Time is of the essence of this Lease and each of its provisions.

27.     ADDITIONAL PROVISIONS

        Additional provisions of this Lease are set forth in Paragraphs 28 through 32 of the Addendum to Lease attached hereto and made a part hereof.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.


LANDLORD:                                  TENANT:

_________________________________          ZELLER MANAGEMENT CORPORATION, an
                                           Illinois corporation


By: _________________________________      By: _________________________________
Name of Officer: ____________________      Name of Officer: ____________________
Title: ______________________________      Title: ______________________________


Exhibits

A)      Demising Plan
B)      Legal Description
C)      Intentionally Deleted
D)      Rules & Regulations
E)      Estoppel Letter

                                      11.

                                    EXHIBIT D

                     ONE FINANCIAL PLAZA RULES & REGULATIONS

Tenant agrees to observe the rights reserved to Landlord in the Lease and agrees, for itself, its employees, agents, clients, customers, invitees and guests, to comply with the following rules and regulations with such reasonable modifications thereof and additions thereto as Landlord may make, from time to time, for the Building:

        1. The sidewalks, entries, passages, courtyard, corridors, stairways and elevators shall not be obstructed by any tenants, their employees or agents, or used by them for purposes other than ingress and egress to and from their respective suites. Boxes, cartons or any other debris which is to be thrown away by the cleaning crew should not be left in the corridors.

        2. All heavy articles (i.e., safes) shall be carried up or into the Premises only at such times and in such manner as shall be prescribed by Landlord, and Landlord shall in all cases have the right to specify the proper weight and position of any such heavy article. Any damage done to the Building by taking in or removing any such equipment or from overloading any floor in any way shall be paid for by Tenant. Defacing or injuring in any way any part of the Building by Tenant, his agents or employees, shall be paid for by Tenant.

        3. Tenant will refer all contractors, contractors' representatives and installation technicians rendering any service on or to the Premises for Tenant to Landlord for Landlord's approval and supervision before performance of any contractual service. This provision shall apply to all work performed in the Building, including but not limited to the installation of the telephone and other communications equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building. Such approval, if given, shall in no way make Landlord a party to any contract between Tenant and any such contractor, and Landlord shall have no liability therefore.

        4. No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the inside or outside of said Building. Landlord will supply building standard signage for Tenant's suite entrance, at Tenant's cost. Any additions, deletions or changes to the door signage after the original signage is installed shall also be at Tenant's cost. A directory in a conspicuous space, with the names of tenants, will be provided by Landlord; any necessary revisions to the directory will be made by Landlord within a reasonable time after notice from Tenant of the error or change making the revision necessary. No furniture shall be placed in front of the Building or in any lobby or corridor without written consent of Landlord. Landlord shall have the right to remove all other signs and furniture, without notice to Tenant, at the expense of Tenant.

        5. Tenant shall have the non-exclusive use in common with Landlord, other tenants, their guests and invitees, of the automobile parking areas, driveways and footways, subject to reasonable rules and regulations for the use thereof as prescribed from time to time by Landlord. Landlord shall have the right to designate parking areas for the use of tenants of the Project and their employees, and tenants and their employees shall not park in parking areas not so designated, specifically including driveways, fire lanes, loading/unloading areas, walkways and building entrances. Tenant agrees that upon written notice from Landlord, it will furnish Landlord, within five (5) days from receipt of such notice, the state automobile license numbers assigned to the automobiles of Tenant and its employees. Landlord shall not be liable for any vehicle of Tenant or its employees that Landlord shall have towed from the premises when illegally parked. Landlord will not be liable for damage to vehicles in the parking areas or for theft of vehicles, personal property from vehicles, or equipment of vehicles.

        6. No tenant shall do or permit anything to be done in said Premises or bring or keep anything therein which will in any way increase the rate of fire insurance on said Building, or on property kept therein, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with the laws relating to fire, or with any regulations of the fire department, or with any insurance policy upon said buildings or any part thereof, or conflict with any rules and ordinances of the local Board of Health or any governing bodies.

        7. Employees of the Building will at all times keep a pass key, and agents of Landlord shall at all times be allowed admittance to Tenant's Premises.

        8. No additional locks shall be placed upon any doors without the written consent of Landlord. All keys to the Premises shall be furnished by Landlord in a reasonable number commensurate with the square footage leased. Additional keys shall be furnished at Tenant cost. Upon termination of this Lease, all keys shall be surrendered, and Tenant shall then give Landlord or its agent explanation of the combination of all locks upon any doors or vaults.

        9. No windows or other openings that reflect or admit light into the corridors or passageways, or to any other place in said Building, shall be covered or obstructed by any tenant.

        10. No person shall disturb the occupants of the Building by the use of any musical instruments, the making of unseemly noises, or any unreasonable noise. No animals or pets of any kind will be allowed in the building.

        11. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse, or the defacing or injury of any part of the Building, shall be borne by the person who shall occasion it.

        12. No bicycles or similar vehicles will be allowed in the Building. Exterior parking for such vehicles will be provided.

        13. Nothing shall be thrown out the windows of the Building or down the stairways or other passages.

                                       1.

        14. Tenant shall not be permitted to use or to keep in the Building any kerosene, camphene, burning fluid or other illuminating materials.

        15. If any tenant desires, at its cost, telephonic or other electronic connections, Landlord or its agents will direct the electricians as to where and how the wires may be introduced, and without such directions, no boring or cutting for wires will be permitted.

        16. All mini-blinds, draperies or other window treatments Tenant desires to install on exterior windows in the Premises shall be of such shape, color, materials and make as shall be approved by Landlord and the same shall be installed at Tenant's cost. Landlord or its agents shall have the right to enter the Premises to examine the same or to make such repairs, alterations or additions as Landlord shall deem necessary for the safety, preservation or improvement of the Building.

        17. Six months prior to the expiration of the Lease, Landlord or its agents may show the Premises and may place on the windows or doors thereof, or upon the bulletin board, a notice "For Rent".

        18. No portion of the Building shall be used for the purpose of lodging rooms or for any immoral or unlawful purposes.

        19. All glass, locks and trimmings in or about the doors and windows and all electric fixtures belonging to the Building shall be kept whole, and whenever broken by anyone shall be immediately replaced or repaired and put in order at Tenant's cost under the direction and to the satisfaction of Landlord, and on removal shall be left whole and in good repair.

        20. Tenant shall not install or authorize the installation of any vending machines or food preparation devices without Landlord's written approval. Landlord shall have the right to rescind this approval, if given, without liability to Tenant for reimbursement of any Tenant costs or expenses or to grant exclusive rights to vending machine operators.

        21. Landlord reserves the right at any time to take one elevator out of service to tenants for exclusive use by management in servicing the Building.

        22. No electric heaters or electric fans are allowed on the Premises without the prior written consent of Landlord.

        23. Tenant shall list all furniture, equipment and similar articles Tenant desires to remove from the Premises or the Building and deliver a copy to Landlord and procure a removal permit from the Office of the Building authorizing Building employees to permit such articles to be removed.

        24. Before leaving the Premises unattended, Tenant shall close and securely lock all doors and transoms and shut off all utilities in the Premises. Any damage resulting from failure to do so shall be paid by Tenant.

        25. Tenant shall not place any radio or television antenna on the roof or on or in any part of the inside or outside of the Building other than the inside of the Premises, or operate or permit to be operated any musical or sound producing instrument or device inside or outside the Premises which may be heard outside the Premises, or operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere.

        26. Tenant shall not make or permit any noise, vibration or odor to emanate from the Premises; or do anything therein tending to create, or maintain, a nuisance; or disturb, solicit or canvass any occupant of the Building, or do any act tending to injure the reputation of the Building.

        27. Tenant shall not place anything or allow anything to be placed near the glass of any door, partition, or window which may be unsightly from outside the Premises; or take or permit to be taken in or out of other entrances of the Building, or take or permit on other elevators, any item normally taken in or out through the trucking concourse or service doors or in or on freight elevators; or, whether temporarily, accidentally, or otherwise, allow anything to remain in, place or store anything in, or obstruct in any way, any passageway, exit, stairway, elevator, shipping platform, or truck concourse. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition and move all supplies, furniture and equipment as soon as received directly to the Premises and move all such items and waste, other than waste customarily removed by employees of the Building, being taken from the Premises, directly to the shipping platform at or about the time arranged for removal therefrom.

        28. Tenant shall not do any painting or decorating in the Premises; or mark, paint, cut or drill into, drive nails or screws into, or in any way deface any part of the Premises or the Building, outside or inside, without the prior written consent of Landlord. If Tenant desires signal, communication, alarm or other utility or service connections installed or changed, the same shall be made by and at the expense of Tenant, with the approval and under direction of Landlord.

        29. Upon written application by Tenant, and approval thereof by Landlord, Landlord shall furnish freight elevator service for Tenant at times other than those times provided for in the Lease at rates for such usage from time to time maintained in effect by Landlord.



                                       2.

                                    EXHIBIT E

                             TENANT ESTOPPEL LETTER


___________________________________
___________________________________
___________________________________
___________________________________
___________________________________



Lease Dated:      ______________, 2005
Landlord:         ______________________________________________________________
Tenant:           Zeller Management Corporation
Premises:         One Financial Plaza, Suite 1700
                  120 South Sixth Street
                  Minneapolis, Minnesota


Gentlemen:

The undersigned ("Tenant") hereby confirms the following as of the date hereof:

        1. Tenant is the tenant under the above captioned lease (the "Lease"). All capitalized terms contained herein have the meaning defined in the Lease.

        2. The Commencement Date of the Term is _______________, 2005. The Expiration Date of the Term is ____________________, 2007, subject to the provisions of Paragraph 29 of the Lease Addendum.

        3. Tenant has accepted the Premises for occupancy and the condition of the Premises is in conformity with the provisions of this Lease in all respects.

        4.      The rentable area of the Premises is 4,858 square feet.

        5. The Lease is in full force and effect; there is no existing default on the part of Landlord under the Lease; and the Lease has not been amended, modified, supplemented or superseded.


Dated:  _______________, 2005           ZELLER MANAGEMENT CORPORATION


                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                    ADDENDUM
                         ATTACHED TO AND MADE A PART OF
                            ONE FINANCIAL PLAZA LEASE
                                 BY AND BETWEEN
                      _________________________ AS LANDLORD
                                       AND
                    ZELLER MANAGEMENT CORPORATION, AS TENANT

                           ADDITIONAL LEASE PROVISIONS

        THIS ADDENDUM contains additional terms and conditions of the Lease attached hereto. The terms and conditions contained in this Addendum shall supersede any conflicting provisions contained in the attached Lease.

28. MANAGEMENT SUBCONTRACT. Tenant has contracted with an affiliate of Landlord to provide management services for the Building pursuant to a Property Management and Leasing Subcontract dated the date of this Lease (the "Management Subcontract"). Except as otherwise provided herein, Landlord and Tenant intend that Tenant be permitted to use and occupy the Premises during the term of the Management Subcontract. In the event that the Management Subcontract is terminated for any reason, Landlord shall have the right to terminate this Lease at any time thereafter by giving Tenant at least sixty (60) days written notice.

        29. EARLY LEASE TERMINATION. In addition to termination rights set forth in the printed form portion of this Lease, Tenant may terminate this Lease at any time by giving Landlord at least sixty (60) days prior written notice.

30. PARKING. As of the date of this Lease, Tenant uses 13 parking stalls (including 4 parking stalls in the loading dock area) in the Building for corporate and property employees. Tenant shall continue to have the right to use such parking stalls at no cost as long as Tenant continues to be the property manager for the Building. If the Management Subcontract is terminated, Tenant's rights to all parking stalls shall expire sixty (60) days after the date of such termination.

31. RELOCATION OF PREMISES. The parties acknowledge that the Premises are used for both (a) personnel who devote one hundred percent (100%) of their time to managing and leasing the Building under the terms of the Management Subcontract (the "Building Personnel") and (b) personnel other than Building Personnel ("Other Personnel"). As a part of Tenant's obligations to Landlord under the Management Subcontract, Tenant will offer the Premises for lease to third parties. If the Premises are leased to a third party and space similar in size to the Premises is available on or above the seventeenth (17th) floor of the Building, Tenant shall relocate to such available space and such space shall thereafter constitute the Premises. If space of comparable size is not then available on or above the seventeenth (17th) floor of the Building, Landlord may require Tenant to relocate to other space of comparable size which is suitable for Tenant's office use in any location in the Building designated by Landlord and such space shall thereafter constitute the Premises. If space of comparable size is not then available in any location in the Building, Landlord shall relocate the Building Personnel to such smaller space in the Building as Landlord deems appropriate (and such space shall thereafter constitute the Premises) and Tenant shall relocate the Other Personnel outside the Building (unless otherwise agreed in writing between Landlord and Tenant). Landlord may relocate Tenant to other space in the Building one or more times pursuant to the foregoing provisions, and in each case the terms and conditions contained in this Lease shall apply to the substitute Premises. In addition, Tenant agrees to relocate the Other Personnel from the Premises to space located outside of the Building at such time as Tenant (or an affiliate) has acquired another building in the Minneapolis CBD.

                                       1.

32. STORAGE SPACE. So long as this Lease remains in effect, Tenant shall have a license to use at no additional charge an approximately 150 square foot storage room located in the lower level of the Building that Tenant may use during the Term at no additional charge.

LANDLORD:                                  TENANT:

                                           ZELLER MANAGEMENT CORPORATION



By: _________________________________      By: _________________________________
Name: _______________________________      Name: _______________________________
Title: ______________________________      Title: ______________________________




                                       2.

                                    EXHIBIT K

                   PROPERTY MANAGEMENT AND LEASING SUBCONTRACT


                   PROPERTY MANAGEMENT AND LEASING SUBCONTRACT

        This PROPERTY MANAGEMENT AND LEASING AGREEMENT SUBCONTRACT (this "Agreement") is made and entered into as of the ___ day of ________, 2005, by and between HPT MANAGEMENT SERVICES LP, Texas limited partnership (the "Manager"), and ZELLER MANAGEMENT CORPORATION, an Illinois corporation ("Zeller Management") and ZELLER REALTY CORPORATION, an Illinois corporation ("Zeller Realty") (collectively, the "Subcontractor").

                                    RECITALS

        A.      _______________________, a __________________________________
("Owner") has acquired the land described on EXHIBIT A attached hereto together with the office building and related facilities located thereon, having a street address of 120 South Sixth Street, Minneapolis, Minnesota (the "Property");

        B. Behringer Harvard REIT I, Inc., a Maryland corporation ("BH REIT"), Behringer Harvard Operating Partnership I LP, a Texas limited partnership ("BH OP"), and Manager have entered into that certain Second Amended and Restated Property Management and Leasing Agreement dated as of February 11, 2005 (the "Master Agreement"), pursuant to which BH REIT and BH OP retained Manager to manage and coordinate the leasing of certain properties acquired by BH REIT, BH OP or their Affiliates.

        C. Owner is an Affiliate of BH REIT and BH OP and has retained Manager to manage and coordinate the leasing of the Property in accordance with the terms of the Master Agreement.

        D. Manager wishes to subcontract certain of its duties under the Master Agreement in respect of the Property and Subcontractor wishes to perform such duties and receive the fees and other consideration provided for herein;

        NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree, as follows:

                                    ARTICLE I

                                   DEFINITIONS

        Except as otherwise specified or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement, and the definitions of such terms are equally applicable both to the singular and plural forms thereof:

        1.1 "Affiliate" means, with respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

        1.2 "Gross Revenues" means all amounts actually collected as rents or other charges for the use and occupancy of the Properties, but shall exclude interest and other investment income of Owner and proceeds received by Owner for a sale, exchange, condemnation, eminent domain taking, casualty or other disposition of assets of Owner.

        1.3 "Improvements" means buildings, structures, equipment from time to time located on the Property and all parking and common areas located on the Property.

        1.4 "Lease" means, unless the context otherwise requires, any lease or sublease of the Property made by Owner as landlord or by its predecessor.

        1.6 "Management Fees" has the meaning set forth in Section 5.1 hereof.

        1.7 "Person" means an individual, corporation, association, business trust, estate, trust, partnership, limited liability company or other legal entity.

        1.8 "Property" means the land described on EXHIBIT A attached hereto and the office building and related facilities located thereon, having a street address of 120 South Sixth Street, Minneapolis, Minnesota.

                                   ARTICLE II

             APPOINTMENT OF SUBCONTRACTOR; SERVICES TO BE PERFORMED

        2.1 APPOINTMENT OF SUBCONTRACTOR. Manager hereby engages and retains Zeller Management as the manager and engages and retains Zeller Realty as the leasing agent of the Property, and Subcontractor hereby accepts such appointment on the terms and conditions hereinafter set forth; it being understood that this Agreement shall cause each Subcontractor to be, at law, Manager's agent upon the terms contained herein. Zeller Management and Zeller Realty shall jointly perform the obligations of Subcontractor under this Agreement except that those obligations which may be performed only by a licensed real estate broker shall be performed by Zeller Realty.

        2.2 GENERAL DUTIES. Subcontractor shall devote its best efforts to performing its duties hereunder to manage, operate, maintain and lease the Property in a diligent, careful and vigilant manner. The services of Subcontractor are to be of scope and quality not less than those generally performed by professional property managers of other similar properties in the area.

Subcontractor shall make available to Manager and Owner the full benefit of the judgment, experience and advice of the members of Subcontractor's organization and staff with respect to the policies to be pursued by Owner relating to the operation and leasing of the Property.

        2.3     SPECIFIC DUTIES. Subcontractor's duties include the following:

                (a) LEASE OBLIGATIONS. Subcontractor shall perform all duties of the landlord under all Leases insofar as such duties relate to operation, maintenance, and day-to-day management. Subcontractor shall also provide or cause to be provided, at Owner's expense, all services normally provided to tenants of like premises, including where applicable and without limitation, gas, electricity or other utilities required to be furnished to tenants under Leases, normal repairs and maintenance, and cleaning, and janitorial service. Subcontractor shall arrange for and supervise the performance of all installations and improvements in space leased to any tenant that are either expressly required under the terms of the lease of such space or that are customarily provided to tenants.

                (b) MAINTENANCE. Subcontractor shall cause the Property to be maintained in the same manner as similar properties in the area. Subcontractor's duties and supervision in this respect shall include, without limitation, cleaning of the interior and the exterior of the Improvements and the public common areas on the Property and the making and supervision of repair, alterations, and decoration of the Improvements, subject to and in strict compliance with this Agreement, the Master Agreement, and the Leases. Construction activities undertaken by Subcontractor, if any, will be limited to activities related to the management, operation, maintenance, and leasing of the Property (e.g., repairs, renovations, and leasehold improvements). Subcontractor's duties shall exclude construction management for any capital improvements performed on the Property (except to the extent required under Section 2.3(a) of this Agreement).

                (c) LEASING FUNCTIONS. Subcontractor shall coordinate the leasing of the Property and shall negotiate and use its best efforts to secure executed Leases from qualified tenants, and to execute same on behalf of Owner, if requested, for available space in the Property, such Leases to be in form and on terms approved by Owner, Manager and Subcontractor, and to bring about complete leasing of the Property. Subcontractor shall be responsible for the hiring of all leasing agents, as necessary for the leasing of the Property, and to otherwise oversee and manage the leasing process on behalf of Owner.

                (d) NOTICE OF VIOLATIONS. Subcontractor shall forward to Manager and Owner promptly upon receipt all notices of violation or other notices from any governmental authority, and board of fire underwriters or any insurance company, and shall make such recommendations regarding compliance with such notice as shall be appropriate.

                (e) PERSONNEL. Any personnel hired by Subcontractor to maintain, operate and lease the Property shall be the employees or independent contractors of Subcontractor and not of Manager or Owner. Subcontractor shall use due care in the selection and supervision of such employees or independent contractors. Subcontractor shall be responsible for the preparation of and shall timely file all payroll tax reports and timely make payments of all withholding and other payroll taxes with respect to each employee.

                (f) UTILITIES AND SUPPLIES. Subcontractor shall enter into or renew contracts for electricity, gas, steam, landscaping, fuel, oil, maintenance and other services as are customarily furnished or rendered in connection with the operation of similar rental property in the area.

                (g) EXPENSES. Subcontractor shall analyze all bills received for services, work and supplies in connection with maintaining and operating the Property and shall forward all bills to Manager, or to such other party as may be directed in writing by Manager, promptly upon receipt thereof.

                (h) MONIES COLLECTED. Subcontractor shall use commercially reasonable efforts to collect all rent and other monies due from tenants of the Property and any sums otherwise due Owner with respect to the Property in the ordinary course of business. Subcontractor is authorized to request, demand, collect and provide receipt for all such rent and other monies and to institute legal proceedings in the name of Owner for the collection thereof and for the dispossession of any tenant in default under its Lease. Subcontractor shall deliver all such funds and monies to Manager, or to such other party or into such account as shall be directed in writing by Manager, promptly upon receipt thereof.

                (i) OWNERSHIP AGREEMENTS. Owner and/or Manager will provide Subcontractor with copies of (and will be provided with copies of future) Articles of Incorporation, Agreements of Limited Partnership, Joint Venture Partnership Agreements and Operating Agreements, each as may be amended from time to time, of Owner, as applicable (the "Ownership Agreements") and once such Ownership Agreements are so provided, Subcontractor shall become familiar with the terms thereof. Subcontractor shall use reasonable care to avoid any act or omission that, in the performance of its duties hereunder, shall in any way conflict with the terms of Ownership Agreements.

                (j) SIGNS. Subcontractor shall place and remove, or cause to be placed and removed, such signs upon the Property as Subcontractor deems appropriate, subject, however, to the terms and conditions of the Leases and to any applicable ordinances and regulations.

        2.4 APPROVAL OF LEASES, CONTRACTS, ETC. In fulfilling its duties to Manager and Owner, Subcontractor may and hereby is authorized to enter into any leases, contracts or agreements on behalf of Owner in the ordinary course of the management, operation, maintenance and leasing of the Property.

        2.5     RECORDS AND REPORTS.

                (a) RECORDS. Subcontractor will maintain adequate records of funds from the Property that come into the possession of Subcontractor, but Subcontractor will be not be responsible for general maintenance of office records and books of account in respect of the Property. Subcontractor will use reasonable efforts to cooperate with Manager, Owner, and any accountants retained by Manager or Owner, with respect to the preparation of books and records relating to the Property, any audit of such books and records, and financial reporting matters. Owner and Manager and persons designated by Owner or Manager shall at all reasonable times have access to and the right to audit and make independent examinations of any books and records relating to the Property that are in the possession or under the control of Subcontractor.

                (b) MONTHLY REPORTS. Subcontractor will provide Manager or Owner with such reports concerning the Property as Manager or Owner may reasonably request.

                (c) BUDGETS AND LEASING PLANS. Not later than November 15 of each calendar year, Subcontractor shall prepare and submit to Manager and Owner for approval an operating budget and a marketing and leasing plan for the Property for the calendar year immediately following such submission. In connection with the acquisition of the Property by Owner, Subcontractor shall prepare a budget and marketing and leasing plan for the remainder of the 2005 calendar year within twenty (20) days after the date hereof. The budget and marketing and leasing plan shall be in the form approved by Owner. As often as reasonably necessary during the period covered by any such budget, Subcontractor may submit to Manager and Owner for approval an updated budget or plan incorporating such changes as shall be necessary to reflect cost over-runs and the like during such period. If Manager and Owner do not disapprove any such budget within 30 days after receipt thereof by Manager or Owner, as the case may be, such budget shall be deemed approved. If Manager or Owner shall disapprove any such budget or plan, it shall so notify Subcontractor within said 30-day period and explain the reasons therefor. If Manager or Owner disapproves of any budget or plan, Subcontractor shall submit a revised budget or plan, as applicable, within 10 days of receipt of the notice of disapproval, and Manager and Owner shall have 10 days to provide notice to Subcontractor if it disapproves of any such revised budget or plan. Subcontractor will not incur any costs other than those estimated in any budget except for:

                (i) tenant improvements and real estate commissions required under a Lease;

                (ii)    maintenance or repair costs under $5,000;

                (iii) costs incurred in emergency situations in which action is immediately necessary for the preservation or safety of the Property, or for the safety of occupants or other persons (or to avoid the suspension of any necessary service of the Property);

                (iv)    expenditures for real estate taxes and assessment; and

                (v) maintenance supplies for the Property calling for an aggregate purchase price less than $25,000 per annum.

        Budgets prepared by Subcontractor shall be for planning and informational purposes only, and Subcontractor shall have no liability to Owner or Manager for any failure to meet any such budget. However, Subcontractor will use its best efforts to operate within the approved budget.

                (d) LEGAL REQUIREMENTS. Subcontractor shall execute and file when due all forms, reports, and returns required by law relating to the employment of its personnel. Subcontractor shall be responsible for notifying Manager and Owner in the event it receives notice that any Improvement on the Property or any equipment therein does not comply with the requirements of any statute, ordinance, law or regulation of any governmental body or of any public authority or official thereof having or claiming to have jurisdiction thereover. Subcontractor shall promptly forward to Manager and Owner any complaints, warnings, notices or summonses received by it relating to such matters. Subcontractor is authorized to disclose the ownership of the Property by Owner to any such officials. Owner is obligated to indemnify, protect, defend, save and hold Subcontractor and its stockholders, officers, directors, employees, managers, independent contractors, successors and assigns (collectively, the "Indemnified Parties") harmless of and from any and all Losses (as defined in Section 3.5(a) hereof) that may be imposed on them or any or all of them by reason of the failure of Owner to correct any present or future violation or alleged violation of any and all present or future laws, ordinances, statutes, or regulations of any public authority or official thereof, having or claiming to have jurisdiction thereover, of which it has actual notice.

                                   ARTICLE III

           AUTHORITY GRANTED TO MANAGER AND CERTAIN OWNER OBLIGATIONS

        3.1 AUTHORITY AS TO TENANTS, ETC. Manager hereby delegates to Subcontractor the following authority and powers (all of which shall be exercised either in the name of Subcontractor, as manager of the Property, or in the name of Owner entered into by Subcontractor as Owner's authorized agent, and Owner shall assume all expenses in connection with such matters):

                (a) to advertise the Property or any part thereof and to display signs thereon, as permitted by law;

                (b)     to lease the Property to tenants;

                (c) to cause references of prospective tenants to be investigated, it being understood and agreed by the parties hereto that Subcontractor does not guarantee the creditworthiness or collectibility of accounts receivable from tenants, users or lessees; and to negotiate new Leases and renewals and cancellations of existing Leases that shall be subject to the approval of Manager and Owner;

                (d) to charge tenants all or any of the following, subject to the approval of Owner and Manager: a late rent administrative charge, interest on delinquent accounts, a non-negotiable check charge, credit report fee, a subleasing administrative charge and/or broker's commission; and Subcontractor will account for such charges and/or commission to Manager;

                (e) to terminate tenancies at the Property and to sign and serve in the name of Owner such notices as are deemed necessary by Subcontractor;

                (f) to institute and prosecute actions to evict tenants and to recover possession of the Property or portions thereof;

                (g) with the authorization of Manager and Owner, to sue for and in the name of Owner and recover rent and other sums due; and to settle, compromise, and release such actions or suits, or reinstate such tenancies. All expenses of litigation including, but not limited to, attorneys' fees, filing fees, and court costs that Subcontractor shall incur in connection with the collecting of rent and other sums, or to recover possession of the Property or any portion thereof, shall be deemed to be an operational expense of the Property. Subcontractor, Manager and Owner shall concur on the selection of the attorneys to handle such litigation.

        3.2 OPERATIONAL AUTHORITY. Manager hereby delegates to Subcontractor the following authority and powers (all of which shall be exercised either in the name of Subcontractor, as manager of the Property, or in the name of Owner entered into by Subcontractor as Owner's authorized agent, and Owner shall assume all expenses in connection with such matters):

                (a) to hire, supervise, discharge, and pay all labor required for the operation and maintenance of the Property including but not limited to on-site personnel, managers, assistant managers, leasing consultants, engineers, janitors, maintenance supervisors and other employees required for the operation and maintenance of the Property, including personnel spending a portion of their working hours (to be charged on a pro rata basis) at the Property. All expenses of such employment shall be deemed operational expenses of the Property to the extent set forth in an approved budget or otherwise authorized by this Agreement.

                (b) to make or cause to be made all ordinary repairs and replacements necessary to preserve the Property in its present condition and for the operating efficiency thereof and all alterations required to comply with lease requirements, and to decorate the Property; and

                (c) to negotiate and enter into contracts for all items on budgets that have been approved by Manager and Owner, any emergency services or repairs for items not exceeding $5,000, appropriate service agreements and labor agreements for normal operation of the Property, which have terms not to exceed three years, and agreements for all budgeted maintenance, minor alterations, and utility services, including, but not limited to, electricity, gas, fuel, water, telephone, window washing, scavenger service, landscaping, snow removal, pest exterminating, decorating and legal services in connection with the Leases and service agreements relating to the Property, and other services or such of them as Subcontractor may consider appropriate.

Subcontractor shall use its best efforts to obtain the foregoing services and utilities for the Property under terms that are as cost-effective and otherwise favorable to Subcontractor as possible for the quality of services and utilities required. Subcontractor is authorized to execute, as agent for Owner, all such contracts. In addition, Owner agrees to specifically assume in writing all obligations under all such contracts so entered into by Subcontractor, on behalf of Owner, upon the termination of this Agreement, and Owner shall indemnify, protect, save, defend and hold Subcontractor and the other Indemnified Parties harmless from and against any and all Losses resulting from, arising out of or in any way related to such contracts and that relate to or concern matters occurring after termination of this Agreement, but excluding matters arising out of Subcontractor's gross negligence or willful misconduct. Subcontractor shall secure the approval of Manager and Owner, and execution of appropriate contracts by, Owner for any non-budgeted and non-emergency capital items, alterations or other expenditures in excess of $5,000 for any one item, securing for each item at least three written bids, if practicable, or providing evidence satisfactory to Manager and Owner that the contract amount is lower than industry standard pricing, from responsible contractors. Subcontractor shall not contract with or make purchases from Affiliates of Subcontractor without the prior written approval of Owner.

        3.3 RENT AND OTHER COLLECTIONS. Manager hereby delegates to Subcontractor the following authority and powers (all of which shall be exercised either in the name of Subcontractor, as manager of the Property, or in the name of Owner entered into by Subcontractor as Owner's authorized agent, and Owner shall assume all expenses in connection with such matters): to collect rents and/or assessments and other amounts owed to Owner by tenants of the Property. Subcontractor shall deliver all amounts so collected to Manager, or to such other party or into such account as shall be directed in writing by Manager (the "Account"), promptly upon receipt thereof. Subcontractor shall handle any tenant security deposits that come into its possession in accordance with applicable state or local laws concerning security deposits and interest thereon, if any. Subcontractor shall not be required to advance any monies for the care or management of any Property. Owner agrees to advance all monies necessary therefor. If Subcontractor shall elect to advance any money in connection with the Property, Owner agrees to reimburse Subcontractor forthwith and hereby authorizes Subcontractor to deduct such advances from any monies due Owner. In connection with any insured losses or damages relating to the Property, Subcontractor shall have the authority to handle all steps necessary regarding any such claim; provided that Subcontractor will not make any adjustments or settlements in excess of $10,000 without the prior written consent of Manager and Owner.

        3.4     CERTAIN OWNER INDEMNIFICATION OBLIGATIONS.

                (a) ON TERMINATION. In the event this Agreement is terminated for any reason prior to the expiration of its original term or any renewal term, Owner shall indemnify, protect, defend, save and hold Subcontractor and all of the other Indemnified Parties harmless from and against any and all claims, causes of action, demands, suits, proceedings, loss, judgments, damage, awards, liens, fines, costs, attorney's fees and expenses, of every kind and nature whatsoever (collectively, "Losses"), that may be imposed on or incurred by Subcontractor by reason of the willful misconduct, gross negligence and/or unlawful acts (such unlawfulness having been adjudicated by a court of proper jurisdiction) of Owner.

                (b) PROPERTY DAMAGE, ETC. Owner agrees to indemnify, defend, protect, save and hold Subcontractor and all of the other Indemnified Parties harmless from any and all

        Losses in connection with or in any way related to the Property and from liability for damage to the Property and injuries to or death of any person whomsoever, and damage to property; provided, however, that such indemnification shall not extend to any such Losses arising out of the gross negligence or willful misconduct of Subcontractor or any of the other Indemnified Parties. Subcontractor shall not be liable for any error of judgment or for any mistake of fact or law, or for any thing that it may do or refrain from doing, except in cases of negligence or willful misconduct.

        3.6 ENVIRONMENTAL MATTERS. Owner hereby warrants and represents to Subcontractor that to the best of Owner's knowledge, the Property will not be used to treat, deposit, store, dispose of or place any hazardous substance that may subject Subcontractor to liability or claims under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C.A.
Section 9607) or any constitutional provision, statute, ordinance, law, or regulation of any governmental body or of any order or ruling of any public authority or official thereof, having or claiming to have jurisdiction thereover. Furthermore, Owner agrees to indemnify, protect, defend, save and hold harmless Subcontractor and all of the other Indemnified Parties from any and all Losses involving, concerning or in any way related to any future (but not current or past) treatment, depositing, storage, disposal or placement by any party other than Subcontractor of hazardous substances on the Property.

        3.7 LEGAL STATUS OF PROPERTIES. Owner authorizes Subcontractor to disclose the identity of the Owner of the Property to any governmental officials and agrees to indemnify, protect, defend, save and hold Subcontractor and the other Indemnified Parties harmless of and from any and all Losses that may be imposed on them or any of them by reason of the failure of Owner to correct any present or future violation or alleged violation of any and all present or future laws, ordinances, statutes, or regulations of any public authority or official thereof, having or claiming to have jurisdiction thereover, of which it has actual notice. In the event it is alleged or charged that any Improvement or any equipment on the Property or any act or failure to act by Owner with respect to the Property or the sale, rental, or other disposition thereof fails to comply with, or is in violation of, any of the requirements of any constitutional provision, statute, ordinance, law, or regulation of any governmental body or any order or ruling of any public authority or official thereof having or claiming to have jurisdiction thereover, and Subcontractor, in its sole and absolute discretion, considers that the action or position of Owner, with respect thereto may result in damage or liability to Subcontractor, Subcontractor shall have the right to cancel this Agreement at any time by written notice to Owner of its election so to do, which cancellation shall be effective upon the service of such notice. Such cancellation shall not release the indemnities of Owner set forth in this Agreement and shall not terminate any liability or obligation of Manager or Owner to Subcontractor for any payment, reimbursement, or other sum of money then due and payable to Subcontractor hereunder.

                                   ARTICLE IV

                                    EXPENSES

        4.1 OWNER'S EXPENSES. Except as otherwise specifically provided, all costs and expenses incurred hereunder by Subcontractor in fulfilling its duties to Owner shall be for the account of and on behalf of Owner. Such costs and expenses shall include the wages and salaries and other employee-related expenses of all on-site and off-site employees of Subcontractor who are engaged in the operation, management, maintenance and leasing or access control of the Property, including taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses that are directly related to the management of the Property, to the extent set forth in a budget approved by Owner and Manager. Owner shall pay, or cause to be paid, all costs and expenses for which Owner is responsible under this Agreement within ten (10) business days following receipt of Subcontractor's request for payment together with supporting documentation.

        4.2 SUBCONTRACTOR'S EXPENSES. Subcontractor shall, out of its own funds, pay all of its general corporate overhead and administrative expenses.

                                    ARTICLE V

                          SUBCONTRACTOR'S COMPENSATION

        5.1 MANAGEMENT FEES. Commencing on the date hereof, Owner shall pay Subcontractor property management and leasing fees in an amount equal to three percent (3.0%) of Gross Revenues (the "Management Fees") on a monthly basis payable on or before the 15th day of the following month, from the rental income received from the Property over the term of this Agreement. In the event Subcontractor assists with planning and coordinating the construction of any tenant-paid finish-out or improvements, Subcontractor shall be entitled to receive from any such tenant an amount equal to not greater than five percent (5.0%) of the cost of such tenant improvements up to $750,000; three percent (3.0%) of the cost of such improvements which exceed $750,000 and two percent (2.0%) of the cost of such improvements which exceed $1,000,000.

        5.2 LEASING FEES. In addition to the compensation paid to Subcontractor under Section 5.1 above, Subcontractor Zeller Realty shall be entitled to receive a separate fee for the Leases of new tenants and renewals of Leases with existing tenants in an amount not to exceed the fee customarily charged in arm's length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area. The compensation to be paid to Subcontractor Zeller Realty with respect to Leases is set forth on EXHIBIT B attached hereto and made a part hereof.

        5.3 AUDIT ADJUSTMENT. If any audit of the records, books or accounts relating to the Property discloses an overpayment or underpayment of Management Fees, Manager or Subcontractor shall promptly pay to the other party the amount of such overpayment or underpayment, as the case may be. If such audit discloses an overpayment of Management Fees for any fiscal year of more than five percent (5.0%) of the correct Management Fees for such fiscal year, Subcontractor shall bear the cost of such audit.

        5.4 LIMITATION ON COMPENSATION. So long as this Agreement remains in effect, Manager and Owner shall not enter into any amendment to the Master Agreement that would result in a reduction in the compensation payable to Manager in respect of the Property, unless either (a) Subcontractor's written consent to such amendment is obtained, or (b) Manager delivers to Subcontractor a written agreement whereby Manager agrees to pay to Subcontractor any loss of compensation incurred by Subcontractor that results from such amendment.

                                   ARTICLE VI

                          INSURANCE AND INDEMNIFICATION

        6.1     INSURANCE TO BE CARRIED.

                (a) Subcontractor shall obtain and keep in full force and effect insurance on the Property against such hazards as Owner, Manager and Subcontractor shall deem appropriate, but in any event insurance sufficient to comply with the Leases and Ownership Agreements shall be maintained. All liability policies shall provide sufficient insurance satisfactory to each of Owner, Manager and Subcontractor, and shall contain waivers of subrogation for the benefit of Manager and Subcontractor.

                (b) Subcontractor shall obtain and keep in full force and effect, in accordance with the laws of the state of in which the Property is located, employer's liability insurance applicable to and covering all employees of Subcontractor at the Property and all persons engaged in the performance of any work required hereunder, and Subcontractor shall furnish Manager and Owner certificates of insurers naming Manager and Owner as a co-insured and evidencing that such insurance is in effect.

        6.2 INSURANCE EXPENSES. Premiums and other expenses of such insurance, as well as any applicable payments in respect of deductibles shall be borne by Owner.

        6.3 COOPERATION WITH INSURERS. Subcontractor shall cooperate with and provide reasonable access to the Property to representatives of insurance companies and insurance brokers or agents with respect to insurance that is in effect or for which application has been made. Subcontractor shall use its best efforts to comply with all requirements of insurers.

        6.4 ACCIDENTS AND CLAIMS. Subcontractor shall promptly investigate and shall report in detail to Owner all accidents, claims for damage relating to ownership, operation or maintenance of the Property, and any damage or destruction to the Property and the estimated costs of repair thereof, and shall prepare for approval by Manager and Owner all reports required by an insurance company in connection with any such accident, claim, damage, or destruction. Such reports shall be given to Manager and Owner promptly, and any report not so given within 10 days after the occurrence of any such accident, claim, damage or destruction shall be noted in the monthly operating statement delivered to Manager and Owner pursuant to Section 2.5(b). With the written approval of Manager, Subcontractor may settle any claim against an insurance company arising out of any policy and, in connection with such claim, to execute proofs of loss and adjustments of loss and to collect and receipt for loss proceeds.

        6.5 INDEMNIFICATION. Subcontractor shall hold Manager and Owner harmless from and indemnify and defend Manager and Owner against any and all claims or liability for any injury or damage to any person or property whatsoever for which Subcontractor is responsible occurring in, on, or about the Property when such injury or damage shall be caused by the gross negligence or willful misconduct of Subcontractor, its agents, servants, or employees, except to the extent that Owner or Manager, as the case may be, are negligent or Owner or Manager recover insurance proceeds with respect to such matter. Manager and Owner will indemnify and hold Subcontractor harmless against all liability for injury to persons and damage to property that is caused by the gross negligence or willful misconduct of Manager or Owner, as the case may be, except to the extent that such injury or damage results from the negligence or misconduct of Subcontractor or Subcontractor recovers insurance proceeds with respect to such matter.

                                   ARTICLE VII

                              TERM AND TERMINATION

        7.1 TERM. This Agreement shall commence on the date first above written and shall continue until the last day of the eighteenth (18th) full month after this Agreement, subject to the provisions of Sections 7.2, 7.3, 7.4 and 7.5 below.

        7.2 RENEWAL OF TERM. If neither party has sent notice terminating this Agreement as of the expiration date first written above, then this Agreement shall be automatically renewed for an additional one (1) year term. If thereafter neither party sends notice terminating this Agreement, then this Agreement shall likewise be automatically renewed for a one (1) year term on each anniversary of the date of this Agreement.

        7.3 EVENTS OF TERMINATION. Notwithstanding anything contained herein to the contrary, this Agreement shall terminate upon (a) the sale of the Property; (b) termination or expiration of the Master Agreement; (c) termination of this Agreement as provided in SECTION 7.4 or SECTION 7.5 hereof; or (d) termination of this Agreement by mutual written agreement of Manager and Subcontractor.

        7.4 TERMINATION BY MANAGER. Manager shall have the right to terminate this Agreement upon written notice to Subcontractor upon the occurrence of any of the following events:

                (a) Subcontractor fails in any respect to perform a material obligation under this Agreement and such failure is not cured (i) within five (5) days after notice of such failure from Owner if the failure involves the payment of money, or (ii) within thirty (30) days after notice of such failure from Owner if the failure involves action other than the payment of money.

                (b) Subcontractor files a petition or case seeking relief under the liquidation provisions of any bankruptcy or other debtor relief laws of the United States or any state or other competent jurisdiction.

                (c) The occurrence of an event whereby (i) a petition or case is filed against Subcontractor seeking relief under the bankruptcy, arrangement, reorganization or other debtor relief laws of the United States or any state or other competent jurisdiction, or (ii) a court of competent jurisdiction enters an order, judgment or decree appointing a receiver or a trustee for Subcontractor, or for all or any part of the property of Subcontractor, and such petition, order, judgment or decree is not discharged within one hundred eighty (180) days after the entry thereof.

                (d)     Subcontractor fails to provide to Manager within fifteen
        (15) days after request by Manager customary, reasonable and truthful certifications as Manager may reasonably request to enable Manager or Owner to meet its financial certification obligations under the Sarbanes-Oxley Act of 2002 as such statute relates to financial reporting in respect of the Property. Any such certification may be given by Subcontractor to its actual knowledge without any duty of investigation.

                (e) Subcontractor experiences a "Change of Control." "Change of Control" shall mean an event or a series of related events wherein the Subcontractor ceases to be directly or indirectly owned or controlled by Zeller Realty Group or one or more of its principals.

                (f) Zeller-OFT Trust, an Illinois trust, defaults under that certain Master Lease Agreement of even date herewith executed between Owner and Zeller-OFP Trust and such default is not cured within any applicable notice or cure period set forth in such Master Lease Agreement.

        7.5 TERMINATION BY SUBCONTRACTOR. Subcontractor shall have the right to terminate this Agreement upon written notice to Manager and Owner upon the occurrence of any of the following events:

                (a) Manager or Owner fails in any respect to perform a material obligation under this Agreement (i) within five (5) days after notice of such failure from Subcontractor if the failure involves the payment of money, or (ii) within thirty (30) days after notice of such failure from Subcontractor if the failure involves action other than the payment of money.

                (b) Manager or Owner files a petition or case seeking relief under the liquidation provisions of any bankruptcy or other debtor relief laws of the United States or any state or other competent jurisdiction.

                (c) The occurrence of an event whereby (i) a petition or case is filed against Manager or Owner seeking relief under the bankruptcy, arrangement, reorganization or other debtor relief laws of the United States or any state or other competent jurisdiction, or (ii) a court of competent jurisdiction enters an order, judgment or decree appointing, without the consent of Manager or Owner, a receiver or a trustee for Manager or Owner, as the case may be, or for all or any part of their respective property, and such petition, order, judgment or decree is not discharged within one hundred eighty (180) days after the entry thereof.

                (d) In the event that Subcontractor is not entitled to the full payment of any fee due to Subcontractor under SECTION 5.1 of this Agreement by reason of the operation of SECTION 5.4 hereof.

        7.6 SUBCONTRACTOR'S OBLIGATIONS UPON TERMINATION. Upon the termination of this Agreement, Subcontractor shall have the following duties:

                (a) Subcontractor shall deliver to Manager or its designee, all books and records with respect to the Property.

                (b) Subcontractor shall transfer and assign to Manager, or its designee, all service contracts and personal property relating to or used in the operation and maintenance of the Property, except personal property paid for and owned by Subcontractor. Subcontractor shall also, for a period of sixty (60) days immediately following the date of such termination, make itself available to consult with and advise Manager, or its designee, regarding the operation, maintenance and leasing of the Property.

                (c) Subcontractor shall render to Manager an accounting of all funds of Owner in its possession and shall deliver to Manager a statement of all Management Fees claimed to be due to Subcontractor and shall cause funds of Owner held by Subcontractor relating to the Property to be paid to Manager or its designee.

        7.7 MANAGER'S OBLIGATIONS UPON TERMINATION. Manager shall pay or reimburse Subcontractor for any sums of money due it under this Agreement for services and expenses prior to termination of this Agreement. All provisions of this Agreement that require Owner or Manager to have insured, or to protect, defend, save, hold and indemnify or to reimburse Subcontractor shall survive any expiration or termination of this Agreement and, if Subcontractor is or becomes involved in any claim, proceeding or litigation by reason of having been Subcontractor hereunder, such provisions shall apply as if this Agreement were still in effect.

                                  ARTICLE VIII

                                  MISCELLANEOUS

        8.1 SUBJECT TO MASTER AGREEMENT. This Agreement is subject and subordinate in all respects to the Master Agreement. Subcontractor has received a copy of the Master Agreement and is familiar with the terms thereof. Subcontractor shall perform its duties under this Agreement in accordance with the Master Agreement and will not, by its act or omission to act, cause a default under the Master Agreement.

        8.2 NOTICES. All notices, approvals, consents and other communications hereunder shall be in writing, and, except when receipt is required to start the running of a period of time, shall be deemed given when delivered in person or on the fifth day after its mailing by either party by registered or certified United States mail, postage prepaid and return receipt requested, to the other party, at the addresses set forth after their respect name below or at such different addresses as either party shall have theretofore advised the other party in writing in accordance with this Section 8.1.

             Manager:               HPT MANAGEMENT SERVICES LP
                                    15601 Dallas Parkway, Suite 600
                                    Addison, Texas 75001
                                    Attention: Chief Legal Officer

             Owner:
                                    c/o Behringer Harvard REIT I, Inc.
                                    15601 Dallas Parkway, Suite 600
                                    Addison, Texas 75001
                                    Attention: Chief Legal Officer

             Subcontractor:         Zeller Management Corporation
                                    1700 One Financial Plaza
                                    120 South Sixth Street
                                    Minneapolis, Minnesota 55402
                                    Attention: Steven Herron

             With a copy to:        Zeller Management Corporation
                                    c/oZeller Realty Group
                                    401 North Michigan Avenue, Suite 250
                                    Chicago, Illinois 60611
                                    Attention: Reuben Warshawsky

        8.3 GOVERNING LAW; VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, and any action brought to enforce the agreements made hereunder or any action which arises out of the relationship created hereunder shall be brought exclusively in Dallas County, Texas.

        8.4 ASSIGNMENT. Subcontractor may not assign or delegate its duties and rights under this Agreement without the prior written consent of Manager and Owner. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

        8.5 NO WAIVER. The failure of Manager, Subcontractor or Owner to seek redress for violation or to insist upon the strict performance of any covenant or condition of this Agreement shall not constitute a waiver thereof for the future.

        8.6 AMENDMENTS. This Agreement may be amended only by an instrument in writing signed by the party against whom enforcement of the amendment is sought.

        8.7 HEADINGS. The headings of the various subdivisions of this Agreement are for reference only and shall not define or limit any of the terms or provisions hereof.

        8.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

        8.9 ENTIRE AGREEMENT. This Agreement contains the entire understanding and all agreements between Manager and Subcontractor respecting the management of the Property. There are no representations, agreements, arrangements or understandings, oral or written, between Manager and Subcontractor relating to the management of the Property that are not fully expressed herein.

        8.11 DISPUTES. If there shall be a dispute between or among Manager, Subcontractor or Owner relating to this Agreement resulting in litigation, the prevailing party in such litigation shall be entitled to recover from the other party to such litigation such amount as the court shall fix as reasonable attorneys' fees.

        8.12    ACTIVITIES OF SUBCONTRACTOR. Except as provided in this Section
8.12 the obligations of Subcontractor pursuant to the terms and provisions of this Agreement shall not be construed to preclude Subcontractor from engaging in other activities or business ventures, whether or not such other activities or ventures are in competition with the business of Owner. Notwithstanding the limitation contained in the previous sentence, Subcontractor agrees not to accept another management/leasing engagement in the Minneapolis CBD during the term of this Agreement except for Campbell Mithun Tower located at 222 South Ninth Street. If Subcontractor breaches this Section 8.12, Manager shall have the right to terminate this Agreement in the manner specified in Section 7.4(a) of this Agreement.

        8.13 INDEPENDENT CONTRACTOR. Subcontractor shall not be construed as a joint venturer or partner of either Manager or Owner pursuant to this Agreement, and none of such parties shall have the power to bind or obligate the other party except as set forth herein. It is the intent of the parties that:
(a) the status of Manager to Owner under the Master Agreement is that of an independent contractor; (b) the status of Subcontractor to Manager under this Agreement is that of an independent contractor; and (c) the status of Subcontractor to Owner is that of an independent subcontractor.

        8.14 NO THIRD-PARTY RIGHTS. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to Section 8.4.

        8.15 DOCUMENTS REQUIRED BY LENDER. In the event that a mortgagee of the Property (a "Mortgagee") requests that Subcontractor execute a document in connection with a loan to Owner, Subcontractor will respond to such request promptly and will not unreasonably withhold its consent to such document. Without limiting the generality of the preceding sentence, Subcontractor agrees that it will execute and deliver the following documents within five (5) days after request therefor: (a) an agreement that a Mortgagee may terminate this Agreement if a default occurs in respect of the loan secured by the Property;
(b) an estoppel certificate certifying that this Agreement is in full force and effect and containing such other certifications as may be reasonably requested;
(c) an agreement subordinating this Agreement to any mortgage or deed or trust held by a Mortgagee; and (d) a waiver by Subcontractor of any right to assert a lien against the Property.

        8.16 COMPLIANCE AMENDMENTS. Notwithstanding anything contained herein to the contrary, in the event that legal counsel for Owner reasonably determines that an amendment to this Agreement is necessary or advisable in order for this Agreement to comply with applicable securities laws, the offering documents pertaining to Behringer Harvard REIT I, Inc., a Maryland corporation, or the Statement of Policy Regarding Real Estate Programs of the North American Securities Administrators Association, Inc., effective September 29, 1993, as amended, then Manager and Subcontractor shall, within ten (10) days after request from Owner, execute such an amendment; provided, however, that no such amendment may decrease the compensation to which Subcontractor is entitled hereunder or materially increase Subcontractor's liabilities or obligations under this Agreement without Subcontractor's written consent.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties have executed this Property Management and Leasing Subcontract as of the date first above written.

                                            MANAGER:

                                            HPT MANAGEMENT SERVICES LP


                                            By:_________________________________
                                               Gerald J. Reihsen, III
                                               Executive Vice President
                                            SUBCONTRACTOR:

                                            ZELLER MANAGEMENT CORPORATION


                                            By:_________________________________
                                               Name:____________________________
                                               Title:___________________________

                                            ZELLER REALTY CORPORATION


                                            By:_________________________________
                                               Name:____________________________
                                               Title:___________________________

                                CONSENT OF OWNER

        By its execution below, Owner consents to the terms of the foregoing Agreement and agrees to be bound by the representations, warranties and covenants of Owner contained in such Agreement.



                                            ____________________________________

                                            By:_________________________________
                                               Name:____________________________
                                               Title:___________________________

                                    EXHIBIT A
                                Legal Description

PARCEL l:

Lot 3; that part of Lots 4 and 5, Block 88, Town of Minneapolis, lying Southwesterly of the Southwesterly line of Lot 8, Auditor's Subdivision Number 78, Hennepin County, Minnesota. That part of Lots 6 and 7, and that part of the Southeasterly One-half of Lot 8, Block 88, Town of Minneapolis, lying Northeasterly of the Northeasterly line of Lot 4, Auditor's Subdivision Number 78, Hennepin County, Minnesota, the Northwesterly line of said part of Lot 8 has been marked by Judicial Landmarks set pursuant to Torrens Case No. 13943;

The Southeasterly 15 feet of Lots 2 and 3; Lots 4, 5, 6, 7 and 8, all in Auditor's Subdivision Number 78, Hennepin County, Minnesota. The Northeasterly and Northwesterly lines of said part of Lots 2 and 3 have been marked by Judicial Landmarks set pursuant to Torrens Case No. 13943.

Lots 4 and 5, Block 88, Brown & Jackin's Addition to Minneapolis, according to the recorded plat thereof, Hennepin County, Minnesota.

PARCEL 2:

Non-exclusive appurtenant easement for access granted by and defined in Skyway Agreement (2nd Avenue Skyway) dated January 11, 1979, filed January 19, 1982, as Document Number 1455465, Office of Registrar of Titles, and filed January 20, 1982, as Document Number 4696711, Office of County Recorder, Hennepin County, Minnesota.

PARCEL 3:

Non-exclusive appurtenant easements as set forth in 517 Marquette Garage/One Financial Plaza Easement Agreement dated April 29, 1999, filed May 18, 1999, as Document Number 3159058, Office of Registrar of Titles, and filed June 24, 1999, as Document Number 7134651, Office of County Recorder; as amended by Amendment to 517 Marquette Garage/One Financial Plaza Easement Agreement dated August 27, 1999, filed August 31, 1999, as Document Number 3199129, Office of Registrar of Titles and filed August 31, 1999, as Document Number 7174302, Office of County Recorder, Hennepin County, Minnesota.

                                    EXHIBIT B

                               Leasing Commissions

Owner agrees to pay Subcontractor leasing commissions as follows:

1.      RATES

        (a) For all new leases and renewals of existing leases with a term of three (3) or more years, where Subcontractor was the sole procuring cause, the commission rate will be Three Dollars ($3.00) per rentable square foot. For all new leases with a term of less than three (3) years, where the Subcontractor was the sole procuring cause, the Three Dollar ($3.00) per rentable square foot commission shall be prorated (i.e. on a lease with a term of two (2) years the commission will equal Two Dollars ($2.00) per rentable square foot; on a lease with a term of one and one-half (1-1/2) years, the commission will be equal to One and 50/100 Dollars ($1.50) per rentable square foot, etc.) The above amounts shall be defined as a "Full Commission". In the event that an outside broker was the procuring cause, the commission rate to Agent shall be one and one-half times a Full Commission as calculated above (i.e. on a lease with a term of three (3) years, the commission rate will be Four and 50/100 Dollars ($4.50) per rentable square foot; on a lease with a term of one and one-half (1-1/2) years, the commission rate will be Two and 25/100 Dollars ($2.25) per rentable square foot, etc.) and Subcontractor shall pay a commission to the outside cooperating broker. Should Owner agree to pay a higher Full Commission to an outside broker for a particular transaction, Owner shall pay Subcontractor 1.5 times the agreed upon Full Commission rate. Each such increased commission shall be approved by Owner on a case by case basis.

        (b) If a lease for which a commission is payable hereunder contains a provision that requires Tenant to take additional space at a fixed later date, the commission rate shall be the same as that specified in 1(a) above and shall be payable at the time of such tenant expansion.

2. PAYMENT OF COMMISSION. For all new leases, commissions shall be payable one-half upon execution and one-half when the tenant takes occupancy. For renewals and/or expansions of existing tenants, commissions shall be payable in full upon execution of a lease or lease amendment.

3. RETURN OF COMMISSION. Subcontractor agrees to return to Owner all or any portion of the commission paid to Subcontractor if and to the extent that the tenant either does not take occupancy under the terms of the lease, in which event Subcontractor shall return all amounts which may have been previously paid by Owner to Subcontractor, or, if tenant takes occupancy of less than all of the leased premises described in the lease, Subcontractor shall return a portion of the commission which may have been previously paid, which portion shall be the fractional amount of the commission paid related to the fractional portion of the leased premises that are not occupied by tenant.

4. NO ADDITIONAL PAYMENTS. The compensation to Subcontractor provided herein includes all costs, taxes, fees, and charges, and no additional payments shall be made by Owner to Subcontractor in connection herewith except as provided in this Exhibit B.

5. EXPENSES TO BE BORNE BY OWNER. So long as this Agreement remains in effect, Owner shall provide Subcontractor with an on-site leasing office in such location as Owner and Subcontractor shall agree and shall bear the cost of operating and real estate tax expense for the leasing office and other expenses except as specifically excluded in Item 6 below. Owner shall bear the cost of third-party professional consultants such as attorneys, accountants, and space planners utilized by Subcontractor as designated by Owner.

6. EXPENSES TO BE BORNE BY SUBCONTRACTOR. Subcontractor shall bear the cost of leasing staff; leasing office furniture and computer equipment; off-site telephone; off-site office supplies.

                                    EXHIBIT L

                             DUE DILIGENCE MATERIALS


A       COPIES OF LEASES AND ABSTRACTS

B       COPIES OF EASEMENTS, ENCROACHMENT PERMITS, AREAWAY PERMITS, ETC.

C       COPIES OF SKYWAY AGREEMENTS

D       EXISTING SURVEY

E       2004 PAYABLE 2005 PROPERTY TAX BILLS/STATEMENT

F       YEAR-END INCOME AND EXPENSE STATEMENTS FOR DECEMBER 2002, 2003, 2004

G       BUILDING SERVICE CONTRACTS WITH CONTRACT SCHEDULE

H       BUILDING FLOOR PLANS

I       ENVIRONMENTAL

        1       Braun Intertec Phase I Environmental
                Site Assessment

        2       Braun Intertec Phase I Environmental
                Site Assessment - Update

J       ENVIRONMENTAL - ACM REFER TO WORKSTATION FOR REPORTS

        1       BRAUN INTERTEC OPERATIONS AND MAINTENANCE PLAN
                FOR ASBESTOS-CONTAINING MATERIALS - UPDATE
        2       Braun Intertec Summary of Asbestos-Related Services Floors
                1,2,3,4,5,6,7,8,12,13,14,16,18,21,22,24,26
        3       Braun Intertec On-Site ACM Monitoring Floor 26
        4       Braun Intertec On-Site ACM Monitoring Floor 26
        5       Rem-Con Post Project Submittals Abatement Floors 26 and Plaza
                Entrance
        6       Braun Intertec On-Site ACM Monitoring Floor 24
        7       EssTek Final Report
                Abatement Floor 23 and 17th Floor Restrooms
        8       Braun Intertec On-Site ACM Monitoring Floor 22
        9       Braun Intertec On-Site ACM Monitoring Floor 21
        10      Braun Intertec On-Site ACM Monitoring
                21st and 18th Floor Women's Restroom
        11      EssTek Final Report - Abatement Floor 20

        12      EssTek Final Report - Abatement 17th Floor
        13      Braun Intertec On-Site ACM Monitoring Floor 16
        14      Rem-Con, Inc. Post Project Submittals - Abatement Floor 16
        15      Braun Intertec On-Site ACM Monitoring Suite 1500
        16      Rem-Con Post Project Submittals Suite 1500
        17      Braun Intertec On-Site ACM Monitoring Floor 14
        18      Braun Intertec On-Site ACM Monitoring Floor 13
        19      Braun Intertec On-Site ACM Monitoring Floor 12
        20      Braun Intertec On-Site ACM Monitoring 11th Floor WRR
        21      Braun Intertec On-Site ACM Monitoring Suite 815
        22      Braun Intertec On-Site ACM Monitoring 8th Floor Hallway
        23      Braun Intertec On-Site ACM Monitoring Floor 7
        24      Braun Intertec On-Site ACM Monitoring 6th Floor Fan Unit
        25      Braun Intertec On-Site ACM Monitoring Floor 5
        26      Braun Intertec On-Site ACM Monitoring Floor 4
        27      Braun Intertec On-Site ACM Monitoring Floor 3
        28      Braun Intertec On-Site ACM Monitoring Floor 2
        29      Braun Intertec On-Site ACM Monitoring 2nd Floor Skyway
        30      Braun Intertec On-Site ACM Monitoring Floor 1
        31      Braun Intertec On-Site ACM Monitoring 1st Floor Plaza Entry
        32      Braun Intertec Project Manual 1992/1993 Program Floors 1,2,7,
                8,10 and 26
        33      Braun Intertec On-Site Various ACM Monitoring Floors 1 and 2
        34      Braun Intertec On-Site Various ACM Monitoring Floors 2,3,4,5,6
                and 27
        35      Rem-Con Post Project Submittals - Abatement Floors 1,2,6,7,8,26
        36      Rem-Con Post Project Submittals - Abatement Phase II 2nd
                Floor - Skyway
        37      Braun Intertec On-Site ACM Monitoring - Entombing Air Shafts
                Floors 3,4,and 5
        38      Braun Intertec On-Site ACM Monitoring Subbasement Boiler Room
        39      Braun Intertec On-Site ACM Monitoring Subbasement and Suite 2110
        40      Braun Intertec PLM Analysis of Bulk Samples Floor 1
        41      Braun Intertec Air Sample Results From 2nd Floor Northwest
                Corner
        42      Braun Intertec Air Sample Results from Floors 3 and 4
        43      Braun Intertec Air Sample Results from Floor 5
        44      Braun Intertec Air Sample Results from Floor 5
        45      Braun Intertec On-Site ACM Monitoring 6th Floor Mechanical Room
        46      Braun Intertec Air Sample Results 12th Floor Men's RR Pipe Chase
        47      Braun Intertec On-Site ACM Monitoring 25th Floor Plumbing Above
                Ceiling
        48      Braun Intertec On-Site ACM Monitoring 3rd Floor Beam Scrape
        49      Braun Intertec Elevator Shaft Observations
        50      Braun Intertec Air Sample Results From Various Locations
        51      Braun Intertec TEM Analysis of Air Samples Floor 22
        52      Braun Intertec TEM Analysis of Air Samples Floor 22
        53      Braun Intertec TEM Analysis of Air Samples Floor 22
        54      Braun Intertec Analytical Results Two Dust Wipe Samples Suite
                2100
        55      Braun Intertec TEM Analysis of Air Samples Floor 21 - Water Leak
        56      Braun Intertec 1995 Quarterly Ambient Air Monitoring - 1st
                Quarter
        57      Braun Intertec 1995 Quarterly Ambient Air Monitoring - 3rd
                Quarter
        58      Braun Intertec 1995 Quarterly Ambient Air Monitoring - 4th
                Quarter
        59      Braun Intertec 1994 Quarterly Ambient Air Monitoring - 1st
                Quarter

        60      Braun Intertec 1994 Quarterly Ambient Air Monitoring - 3rd
                Quarter
        61      Braun Intertec 1994 Quarterly Ambient Air Monitoring - 4th
                Quarter
        62      Braun Intertec 1993 Quarterly Ambient Air Monitoring - 1st
                Quarter
        63      Braun Intertec 1993 Quarterly Ambient Air Monitoring - 2nd
                Quarter
        64      Braun Intertec 1993 Quarterly Ambient Air Monitoring - 3rd
                Quarter
        65      Braun Intertec 1993 Quarterly Ambient Air Monitoring - 4th
                Quarter
        66      Rem-Con Post Project Submittals 12/1993 through 5/1994
        67      Rem-Con Post Project Submittals Bulletin #25


K       GENERAL
        1       Property Report - GTG Consultants Inc.


L       STRUCTURAL
        1       Outrigger Repair/Repainting Project Contract - Swanson &
                Youngdale
        2       2004 Loading Dock/Garage Entry Ramp Recoating Project Contract
        3       2004 Ramp Recoating Warranty - Lymtal Int'l Inc.
        4       2003 Parking Garage Repairs
        5       2001 Loading Dock Ramp Structural Repairs Phase I - Western
                Waterproofing
        6       2002 Loading Dock Ramp Structural Repairs Phase II - Western
                Waterproofing
        7       Parking Garage P-2 Level Recoating of Surface Report - Walker
                Parking Consult.
        8       Parking Garage P-2 Deck Coating Replacement Contract - Western
                Waterproofing
        9       Loading Dock Beam, Deck & Trench Drain Contract
        10      Plaza Deck Waterproofing Assessment - AMBE LTD.
        11      Parking Garage Operators Permit
        12      Structural Review for Permit - Walker Parking Consultants


M       EXTERIOR ENVELOPE
        1       Contract for Exterior Caulking - Melrose Enterprises Ltd.
        2       Inspection Report - Peterson & Assoc.
        3       Inspection Report - Peterson & Assoc.
        4       Final Inspection Report - Peterson & Assoc.
        5       Dow Corning 795 Material Warranty - 20 Years
        6       Contract for Warranty Repair - A.J. Spanjers
        7       Application and Certification of Payment - A.J. Spanjers


N       ADA UPGRADES
        1       Letter From Nelson Design


O       COSMETIC UPGRADES

        1       Corridor Renovation: P1, B, 12, 14, 15, 17, 20, 21, 22, 23
                Floorcovering Contract - Mars Carpet
                Floorcovering Contract - Mars Carpet
                Painting P.O. - Decor'tec

                Painting P.O. - Decor'tec
                Wood Panel P.O. - Focal Point Fixtures
                Wood Panel P.O. - Focal Point Fixtures
                Drinking Fountain Removal P.O. - LBP
                Drinking Fountain Removal P.O. - LBP
                Drinking Fountain Removal P.O. - Parson's Electric Drinking Fountain Removal P.O. - Parson's Electric
                Wood Base and Panel Install P.O. - Mission Construction


P       PLUMBING
        1       2005 Domestic Hot Water Supply Replacement
                Work Specification Project Manual Contract - HGA Work Specification Project Manual Contract - HGA Work Specification Project Manual - HGA
                Pipe Analysis - Crane Engineers
                Pipe Analysis - Crane Engineers
                Water Sampling Report - Liesch Companies
                Contract for Plumbing Work - LBP
                Electric Contract/P.O. - Parson's Electric
                Tank Recoating P.O. - TMI Coatings Inc.
                List of Building Water Heaters


Q       ELECTRICAL
        1       Thermal Scan and Review - Infrared Consulting Services


R       LIFE SAFETY
        1       Fire Pump Controller Proposal - Parson's Electric
        2       Fire Pump Controller Invoice - Parson's Electric
        3       System Testing Report - Low Voltage Contractors
                System Testing Report - Low Voltage Contractors
        4       Emergency Generator Repair P.O. - Interstate Diesel
        5       Annual Fire Pump Test - Shield Fire Protection
        6       Annual Dry System Test/Inspection - Shield Fire Protection
        7       Stairwell Pressurization Report - Wentz Associates Inc.
        8       City of Minneapolis Final Life Safety Inspection Report


S       ELEVATOR SYSTEM MODIFICATION / CAB REMODEL
        1 Specification for Modernization - Elevator Consulting Services Cab Weights Review for Interior Renovation - LBA
                Interior Cab Remodel - Shea Architects

                Working Drawings - LeRoy
                Full Modernization Contract - Otis


T       MECHANICAL
        1       EMS Upgrades to Sage Max P.O. - Egan Automation
        2       Well Sealing Contract - Bergerson Casewell Inc.
        3       Final Payment Application - Bergerson Casewell Inc.
        4       Well Sealing Certification
        5       Chiller Refrigerant Disposal P.O. - Cramer Building Services


U       SECURITY
        1       Proposal Upgrade to Latest Version of Ccure 800 - LVC
        2       P.O. for Upgrade to Latest Version of Ccure 800 - LVC
        3       Proposal Upgrade to CCTV System - VTI
        4       P.O. for Upgrade to CCTV System - VTI
        5       Camera/Intercom Location Listing


V       GENERAL COMMUNICATION
        1       Time Warner Fiber
        2       Cypress Communication
        3       Time Warner Cable (fka Paragon Cable)


W       ROOFS
        1       Tremcare Platinum Maintenance Agreement
        2       Tremco Proposal for Application of Aluminum Top Coat
        3       Tremco P.O. for Application of Aluminum Top Coat
        4       Roof Warranty - North Side Low Roof


X       LOBBY RENOVATION
        1       Lobby Renovation Original Contract - Kraus Anderson
        2       Lobby Renovation Application #10 - Kraus Anderson
        3       (Refer to Banker Box for Additional Files)


Y       DELOITTE & TOUCHE TENANT IMPROVEMENTS - FLOORS 3, 4 and 5
        1       (Refer to Banker Box for Contents)

                                                    SCHEDULE 1

                                            EXCLUDED PERSONAL PROPERTY

EQUIPMENT & FURNISHINGS                                                                        LOCATION

----------------------------------------------------------------------------------- --------------------------------
(1) Conference Room Table (Robert Hilton & Associates)                                   Mgmt. Conference Room
----------------------------------------------------------------------------------- --------------------------------
(1) Credenza                                                                             Mgmt. Conference Room
----------------------------------------------------------------------------------- --------------------------------
  A & M Business Interiors  19410851 2L-BS-4248168-29-CE-EI-SPC  CHY
----------------------------------------------------------------------------------- --------------------------------
  Woodscapes, Inc.  Natural Cherry Edge, Light Cherry Top and Case
----------------------------------------------------------------------------------- --------------------------------
(12) High Back Leather Chairs                                                            Mgmt. Conference Room
----------------------------------------------------------------------------------- --------------------------------

----------------------------------------------------------------------------------- --------------------------------
4 Drawer Hutch/Desk/Credenza-Wood                                                          SVP Property Mgmt
----------------------------------------------------------------------------------- --------------------------------
(5) Material Covered Guest Chairs                                                          SVP Property Mgmt
----------------------------------------------------------------------------------- --------------------------------
3 Shelf Wood Bookcase                                                                      SVP Property Mgmt
----------------------------------------------------------------------------------- --------------------------------
(1) 2 Drawer Lateral File Cabinet                                                          SVP Property Mgmt
----------------------------------------------------------------------------------- --------------------------------
IBM T42 Laptop                                                                             SVP Property Mgmt
----------------------------------------------------------------------------------- --------------------------------
HP Laser Jet 4L                                                                            SVP Property Mgmt
----------------------------------------------------------------------------------- --------------------------------
(1) High Back Black Leather Executive Chair                                                SVP Property Mgmt
----------------------------------------------------------------------------------- --------------------------------
(1) Laminate Top Rectangular Work Table                                                    SVP Property Mgmt
----------------------------------------------------------------------------------- --------------------------------
(1) 5 Drawer Lateral File Cabinet                                                          SVP Property Mgmt
----------------------------------------------------------------------------------- --------------------------------

----------------------------------------------------------------------------------- --------------------------------
5 Drawer Wood Desk                                                                    Construction Manager Office
----------------------------------------------------------------------------------- --------------------------------
(4) Material Covered Guest Chairs                                                     Construction Manager Office
----------------------------------------------------------------------------------- --------------------------------
Wood Work Station Table                                                               Construction Manager Office
----------------------------------------------------------------------------------- --------------------------------
(1) High Back Black Executive Chair                                                   Construction Manager Office
----------------------------------------------------------------------------------- --------------------------------
HP Deskjet 3650 Printer                                                               Construction Manager Office
----------------------------------------------------------------------------------- --------------------------------
5 Drawer Wood Credenza                                                                Construction Manager Office
----------------------------------------------------------------------------------- --------------------------------
(4) 5 Drawer Plan File Cabinets- Metal                                                Construction Manager Office
----------------------------------------------------------------------------------- --------------------------------
Dell Inspiron 8500 Laptop                                                             Construction Manager Office
----------------------------------------------------------------------------------- --------------------------------
4 Drawer Lateral File Cabinet                                                         Construction Manager Office
----------------------------------------------------------------------------------- --------------------------------
(2) 2 Drawer Metal File Cabinet                                                       Construction Manager Office
----------------------------------------------------------------------------------- --------------------------------

                                                  Schedule 1 Page 1

----------------------------------------------------------------------------------- --------------------------------
(1) 6-Drawer Wood Desk                                                                     Leasing Assistant
----------------------------------------------------------------------------------- --------------------------------
(1) High Back Leather Chair                                                                Leasing Assistant
----------------------------------------------------------------------------------- --------------------------------
Dell PC with keyboard and Flat Panel Monitor                                               Leasing Assistant
----------------------------------------------------------------------------------- --------------------------------
2 Shelf Wood Bookcase                                                                      Leasing Assistant
----------------------------------------------------------------------------------- --------------------------------
(1) 4 Drawer Lateral File Cabinet                                                          Leasing Assistant
----------------------------------------------------------------------------------- --------------------------------
4 Drawer Wood Credenza                                                                     Leasing Assistant
----------------------------------------------------------------------------------- --------------------------------
HP Laserjet 4P                                                                             Leasing Assistant
----------------------------------------------------------------------------------- --------------------------------
(2) Cloth Covered Guest Chairs                                                             Leasing Assistant
----------------------------------------------------------------------------------- --------------------------------
(1) 2 Drawer File Cabinet                                                                  Leasing Assistant
----------------------------------------------------------------------------------- --------------------------------

----------------------------------------------------------------------------------- --------------------------------
(1) 4 Drawer Lateral File Cabinet                                                             Leasing/VP
----------------------------------------------------------------------------------- --------------------------------
(2) Leather Guest Chairs                                                                      Leasing/VP
----------------------------------------------------------------------------------- --------------------------------
(1) Mid Back Black Executive Chair                                                            Leasing/VP
----------------------------------------------------------------------------------- --------------------------------
(1) Executive Desk Unit with Hutch Cradenza/Wood                                              Leasing/VP
----------------------------------------------------------------------------------- --------------------------------
Dell PC with keyboard and Flat Panel Monitor                                                  Leasing/VP
----------------------------------------------------------------------------------- --------------------------------
(1) 2 Shelf Wooden Shelves                                                                    Leasing/VP
----------------------------------------------------------------------------------- --------------------------------
(1) 2 Drawer Lateral File Cabinet                                                             Leasing/VP
----------------------------------------------------------------------------------- --------------------------------

SCHEDULE 1 - CONTINUED
----------------------------------------------------------------------------------- --------------------------------
Custom Executive Desk with Return and Hutch                                            Senior Leasing Associate
----------------------------------------------------------------------------------- --------------------------------
Custom Executive 4 Drawer Credenza                                                     Senior Leasing Associate
----------------------------------------------------------------------------------- --------------------------------
(2) Custom Covered Guest Chairs                                                        Senior Leasing Associate
----------------------------------------------------------------------------------- --------------------------------
(1) High Back Black Leather Executive Chair                                            Senior Leasing Associate
----------------------------------------------------------------------------------- --------------------------------
Dell Laptop                                                                            Senior Leasing Associate
----------------------------------------------------------------------------------- --------------------------------
Toshiba Laptop                                                                         Senior Leasing Associate
----------------------------------------------------------------------------------- --------------------------------
(2) 2 Shelf Wood Bookcase                                                              Senior Leasing Associate
----------------------------------------------------------------------------------- --------------------------------

----------------------------------------------------------------------------------- --------------------------------
Canon-Laser Class 7000 Plain Paper Facsimile                                             Copy Room/Mgmt Office
----------------------------------------------------------------------------------- --------------------------------
Ibico, ibimatic binding machine                                                          Copy Room/Mgmt Office
----------------------------------------------------------------------------------- --------------------------------

----------------------------------------------------------------------------------- --------------------------------
(4) 4 Drawer Lateral File Cabinets                                                        Storage/Mgmt Office
----------------------------------------------------------------------------------- --------------------------------

----------------------------------------------------------------------------------- --------------------------------
(1) Wood Work Table                                                                     Storage/Concourse Level
----------------------------------------------------------------------------------- --------------------------------
(1) Custom Painting                                                                     Storage/Concourse Level
----------------------------------------------------------------------------------- --------------------------------
(2) 4 Drawer Lateral File Cabinets                                                      Storage/Concourse Level
----------------------------------------------------------------------------------- --------------------------------
(2) 5 Drawer Lateral File Cabinets                                                      Storage/Concourse Level
----------------------------------------------------------------------------------- --------------------------------

----------------------------------------------------------------------------------- --------------------------------
(1) Highback leather chair                                                                 Leasing Assistant
----------------------------------------------------------------------------------- --------------------------------
(3) 3 Drawer Lateral File Cabinets                                                         Leasing Assistant
----------------------------------------------------------------------------------- --------------------------------
(2) 2 Drawer Lateral File Cabinets                                                         Leasing Assistant
----------------------------------------------------------------------------------- --------------------------------
(2) 3 Drawer Regular File Cabinets                                                         Leasing Assistant
----------------------------------------------------------------------------------- --------------------------------
(2) Cloth Covered Guest Chairs                                                             Leasing Assistant
----------------------------------------------------------------------------------- --------------------------------
Custom Desktop and Return                                                                  Leasing Assistant
----------------------------------------------------------------------------------- --------------------------------
Dell PC with keyboard and Flat Panel Monitor                                               Leasing Assistant
----------------------------------------------------------------------------------- --------------------------------

                                                  Schedule 1 Page 2

----------------------------------------------------------------------------------- --------------------------------
(1) Wireless Headset                                                                       Leasing Assistant
----------------------------------------------------------------------------------- --------------------------------

----------------------------------------------------------------------------------- --------------------------------
5 Drawer Office Desk                                                                    Construction Assistant
----------------------------------------------------------------------------------- --------------------------------
5 Drawer Office Credenza                                                                Construction Assistant
----------------------------------------------------------------------------------- --------------------------------
(1) 2 Drawer Lateral File Cabinet                                                       Construction Assistant
----------------------------------------------------------------------------------- --------------------------------
Dell PC with keyboard and Monitor                                                       Construction Assistant
----------------------------------------------------------------------------------- --------------------------------
(2) Cloth Covered Guest Chairs                                                          Construction Assistant
----------------------------------------------------------------------------------- --------------------------------
(1) Highback Leather Chair                                                              Construction Assistant
----------------------------------------------------------------------------------- --------------------------------

----------------------------------------------------------------------------------- --------------------------------
Dell PC with Keyboard and Monitor                                                          Concierge Office
----------------------------------------------------------------------------------- --------------------------------
Canon i550 Color Printer                                                                   Concierge Office
----------------------------------------------------------------------------------- --------------------------------
3 Shelf Wood Bookcase                                                                      Concierge Office
----------------------------------------------------------------------------------- --------------------------------



                                                  Schedule 1 Page 3

                                   SCHEDULE 2

                                DISCLOSURE ITEMS

Deloitte & Touche

(a) In accordance with the terms and conditions of its Lease, Deloitte & Touche ("D & T") has exercised its right to conduct an audit of operating expenses for the 2002 and 2003 calendar years (the "Operating Expense Audit"). Zeller Management Corporation ("ZMC"), as Managing Agent for Seller, has received documentation from D & T advising of certain charges that D & T considers to not be allowable as operating expenses under the Lease (the "Challenged Items"). ZMC has reviewed and responded to D & T's letter and agrees to one adjustment but otherwise has advised D & T that it has been properly charged for all remaining Challenged Items under the Lease. As of the date of this disclosure, ZMC has not received a response from D & T.

(b) Seller shall use commercially reasonable efforts to resolve the dispute with D & T as soon as practicable and shall be responsible for the payment of any refund or settlement amount becoming payable to D & T as a result of the Operating Expense Audit. Seller shall keep Purchaser informed of Seller's progress in resolving D & T's claims and shall consult with Purchaser on any proposed resolution of such claims. Upon request of Purchaser, Seller will provide Purchaser with copies of correspondence in Seller's possession pertaining to the Operating Expense Audit and other documents in Seller's possession relating to such audit.

(c) Seller shall bear all liability for, and hereby agrees to pay, protect, defend (at trial and appellate levels) and save Purchaser and its successors, assigns, agents, employees, contractors, partners and affiliates (collectively, the "Indemnified Parties") harmless from and against, and hereby indemnifies the Indemnified Parties from and against any and all damages, losses, liabilities, obligations, settlement payments, claims, litigation, costs, disbursements and expenses of any kind or of any nature whatsoever (including, without limitation, reasonable attorneys', consultants' and experts' fees and disbursements) (collectively, "Costs") which may at any time be imposed upon, incurred by or asserted or awarded against any of the Indemnified Parties arising directly or indirectly from or out of the Operating Expense Audit with respect to any period of time prior to the Closing Date.

(d) In the event that Seller shall fail, within ten (10) days after written demand, to either discharge or undertake to defend any of the Indemnified Parties against any claim, loss or liability for which such Indemnified Party is indemnified hereunder, such Indemnified Party may, at its sole option and election, defend or settle such claim, loss or liability. The liability of Seller to such Indemnified Party hereunder shall be conclusively established by such settlement, provided such settlement is made in good faith. In such


                               Schedule 2 Page 1
        event, such settlement consideration, together with costs and expenses related thereto, shall be included in Costs and Seller shall be liable for same. All Costs shall be immediately reimbursable to such Indemnified Party when and as incurred and, in the event of any litigation, claim or other proceedings without any requirement of waiting for the ultimate outcome of such litigation, claim or other proceedings.

(e) The indemnities and other obligations of Seller in this Schedule 2 shall survive Closing until the Operating Expense Audit has been fully resolved.

(f) Notwithstanding the provisions of Section 1.2(b)(1) and Section 2.2 of the Agreement, if Purchaser elects to terminate the Agreement on or before the last day of the Contingency Period and certifies to Seller that it would have proceeded with purchasing the Property but for the existence of the Operating Expense Audit, then the Deposit (except for one-half of the Initial Portion) shall be refunded to Buyer.



                               Schedule 2 Page 2

                                   SCHEDULE 3

                           APPROVED LEASE TRANSACTIONS

                                      NONE

                                   SCHEDULE 4

                           PERMITTED TITLE EXCEPTIONS

1. Agreement dated May 1, 1968, filed June 5, 1986, as Document Number 1729064, Office of Registrar of Titles, and filed November 2, 1984, as Document Number 4939997, Office of County Recorder; as supplemented and amended by that certain Declaration dated October 31, 1984, filed November 2, 1984, as Document Number 1609908, Office of Registrar of Titles, and the terms, conditions, restrictions, easements and obligations, including obligations regarding payment of expenses, set forth therein.

2. Dain Tower Agreement, and the terms, conditions, restrictions, obligations and easements, including freight easements and use of truck ramp and loading dock, set forth therein, dated October 31, 1984, filed November 2, 1984, as Document Number 1609904, Office of Registrar of Titles, and filed May 2, 1988, as Document Number 5402487, Office of County Recorder.

3. Thorpe Building Agreement, and the terms, conditions, restrictions, obligations, and easements, including freight easements and use of truck ramp and loading dock, set forth therein, dated October 31, 1984, filed November 2, 1984, as Document Number 1609905, Office of Registrar of Titles.

4. 517 Marquette Building Declaration of Easement, and the terms, conditions, restrictions, obligations and easements, including freight easements and use of truck ramp and loading dock, set forth therein, dated October 31, 1984, filed November 2, 1984, as Document Number 1609906, Office of Registrar of Titles.

5. Concourse Building Declaration of Easement, and the terms, conditions, restrictions, obligations and easements, including freight easements and use of truck ramp and loading dock, set forth therein, dated October 31, 1984, filed November 2, 1984, as Document Number 1609907, Office of Registrar of Titles, and filed July 8, 1996, as Document Number 6603183, Office of County Recorder.

6. Skyway Agreement (Second Avenue Skyway), and the terms, conditions, restrictions, easements and obligations, including obligations regarding payment of expenses, set forth therein, dated January 11, 1979, filed January 19, 1982, as Document Number 1455465, Office of Registrar of Titles, and filed January 20, 1982, as Document Number 4696711, Office of County Recorder.

7. Agreement, and the terms, conditions, restrictions, easements, rights and obligations set forth therein, dated August 22, 1958, filed September 15, 1960, as Document Number 637109, Office of Registrar of Titles.

8. Agreement, and the terms, conditions, restrictions, easements, rights and obligations set forth therein, dated March 1, 1960, filed July 7, 1960, as Document Number 630829, Office of Registrar of Titles, and filed July 5, 1960, in Book 2261 of Deeds on page 85, as Document Number 3240558, Office of County Recorder; and Supplement to Agreement, and the terms, rights, easements, conditions, restrictions, and obligations set forth therein, dated April 29, 1999, filed May 18, 1999, as Document Number 3159057, Office of Registrar of Titles, and filed June 24, 1999, as Document Number 7134650, Office of County Recorder.

9. 517 Marquette Garage/One Financial Plaza Easement Agreement, and the easements, obligations, terms, conditions and restrictions set forth therein, dated April 29, 1999, filed May 18, 1999, as Document Number 3159058, Office of Registrar of Titles, and filed June 24, 1999, as Document Number 7134651, Office of County Recorder, as amended by Amendment to 517 Marquette Garage/One Financial Plaza

                                Schedule 4 Page 1

        Easement Agreement dated August 27, 1999, filed August 31, 1999, as Document Number 3199129, Office of Registrar of Titles, and as Document Number 7174302, Office of County Recorder.

10. Easement Agreement, and the easements, terms, conditions and obligations set forth therein, between Dain Corporation, a Minnesota corporation, and Energy Center Partners, a Limited Partnership, a Minnesota limited partnership, dated December 24, 1987, filed April 20, 1988, as Document Number 1922447, Office of Registrar of Titles, and filed April 21, 1988, as Document Number 5399600, Office of County Recorder. (as to Parcel 3 only)

11. Easement Agreements, and the easements, terms, conditions and obligations set forth therein, between First National Bank of Minneapolis, a national banking association, and Energy Center Partners, a Limited Partnership, a Minnesota limited partnership, dated December 18, 1987, filed April 21, 1988, as Document Numbers 5399598 and 5399599,
        Office of County Recorder. (as to Parcel 3 only)

12. Easement Agreement for Skyway Opening by and between BF-Minnesota, Inc., a Minnesota corporation, as fee owner of the Southwesterly or front 92.5 feet of Lots 1 and 2, Block 88, Township of Minneapolis, and One Twenty South Sixth Street Partners, a Minnesota general partnership, as fee owner of the land, dated August 18, 1993, filed January 3, 1994, as Document Number 6211078, Office of County Recorder, and filed August 13, 1999, as Document Number 3192824, Office of Registrar of Titles, and the easements, rights, obligations, terms and conditions set forth therein.



                                Schedule 4 Page 2

                                   SCHEDULE 5

                                  LEASING COSTS

        1. BUSINESS JOURNAL LEASE. Seller shall credit Buyer $367,360 at Closing for Tenant Finish Improvements required to be constructed (9,184 square feet at $40 per square foot) and a to be determined amount required to construct a building standard corridor. In addition, Seller shall credit Buyer $39,032 at Closing for the second one-half of the leasing commission which shall be paid upon occupancy of the tenant ($27,552 to Nelson, Tietz & Hoye and $11,480 to Zeller Realty Corporation).

        2. CHIROPRACTIC USA LEASE. Buyer shall pay Seller $23,880 at Closing for additional Tenant Finish Improvements.

        3. DELOITTE & TOUCHE LEASE. Buyer shall pay Seller $23,475.75 at Closing for the portion of additional Tenant Finish Improvements paid for by Seller as required by tenant's lease (Buyer assumes the balance of $68,284.25 additional improvements obligation in the lease).